Exhibit 4.79(a)

Comet Ridge Project Facilities Agreement

Dated                                                                                                                                                          9 June, 2004

Tipperary Oil & Gas (Australia) Pty Limited (ABN 46 077 536 871) (“Company”)

Tipperary CSG, Inc. (ABN 84 108 566 052)

Tipperary Corporation (ABN 66 337 311 073)

Slough Estates USA Inc.

Tipperary Oil & Gas Corporation (ABN 18 595 169 951)

Tipperary Pastoral Company Pty Ltd (ABN 66 107 141 980)

(“LR Guarantor”)

Slough Estates plc (“Recourse Guarantor”)

Slough Estates USA Inc.

Tipperary Oil & Gas Corporation

(“Security Providers”)

Australia and New Zealand Banking Group Limited (“Agent”)

ANZ Fiduciary Services Pty Ltd (“Security Trustee”)

BOS Australia (International) Limited (“Technical Bank”)

Each of the financial institutions listed as Financiers in the Details (each a “Financier”)

Australia and New Zealand Banking Group Limited (“Working Capital Provider”)

Mallesons Stephen Jaques

Level 60

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.mallesons.com

Contents

Details

General terms

Part 1 The Facilities

1	The Facilities and Facility Limits

1.1	Financiers to fund
1.2	Maximum accommodation

2	Facility Limit - Limited Recourse Facility

2.1	When Facility Limit will be recalculated
2.2	How Facility Limits will be recalculated
2.3	Decrease of Facility Limit of Limited Recourse Facility
2.4	Satisfaction of recalculation and Switch conditions
2.5	Notice of change in Facility Limits
2.6	When Agent will give notice
2.7	When change in Facility Limits becomes effective
2.8	Conditions to first recalculation
2.9	Benefit of conditions

3	Using the Facilities

3.1	Drawing down
3.2	Requesting a drawdown
3.3	Effect of a Drawdown Notice
3.4	Conditions to first drawdown under Recourse Facility
3.5	Conditions to all drawdowns
3.6	Benefit of conditions
3.7	Number of Drawings

4	Switching

4.1	When Company may request a Switch
4.2	Requesting a Switch
4.3	Effect of a Switch Notice
4.4	Conditions of Switch to Limited Recourse Facility
4.5	Conditions of Switch to Recourse Facility
4.6	Switch Certificate
4.7	When Switch becomes effective

Part 2 Facilities

5	Interest

5.1	Interest charges
5.2	Notification of Interest Period
5.3	Selection of Interest Period
5.4	When Interest Periods begin and end
5.5	Capitalisation of interest
5.6	Notice taken to be given

i

6	Amortisation of Limited Recourse Facility

6.1	Repayment of fixed amounts
6.2	Reduction of Financiers’ Commitments

7	Repaying and prepaying

7.1	Repayment
7.2	Voluntary prepayment
7.3	Mandatory prepayments - Distributions
7.4	Mandatory prepayment - Review Event
7.5	Prepayment and the Facility Limits
7.6	Effect of prepayment under Limited Recourse Facility

8	Reliquifying Bills

8.1	Obligation to draw Bills
8.2	Financier as attorney
8.3	Termination
8.4	Indemnity by Financier

Part 4 Standard terms - all Facilities

9	Payments

9.1	Manner of payment
9.2	Direction to pay
9.3	Currency of payment
9.4	Total Amount Owing

10	Cancellation

11	Fees

11.1	Commitment fee
11.2	Agent fees
11.3	Security Trustee fees
11.4	Arranging fee
11.5	Underwriting fee
11.6	Technical Bank fees
11.7	Recalculation Fee
11.8	Warranty Notice fee

12	Withholding tax

12.1	Payments by Obligor
12.2	Payments by Agent to Financier
12.3	Payments by Security Trustee to Agent or Finance Party

13	Increased costs

13.1	Compensation
13.2	Substantiating costs
13.3	Possible minimisation

14	Illegality or impossibility

14.1	Financier’s right to suspend or cancel
14.2	Extent and duration
14.3	Notice requiring prepayment under Facilities
14.4	Financier to seek alternative funding method

15	Base Case Financial Model

15.1	Calculations
15.2	Cash Available for Debt Service calculations
15.3	Currency for calculations
15.4	Updating of Base Case Financial Model
15.5	Assumptions and calculations
15.6	Matters to take into account
15.7	Agent to advise whether it agrees with Assumptions and other matters
15.8	Agent may be taken to have agreed
15.9	Dispute resolution
15.10	Assumption or calculation dispute
15.11	Independent party to determine dispute
15.12	Decision
15.13	Modification of Assumptions
15.14	Costs and expenses
15.15	Failure to resolve by Repayment Date

16	Project Accounts

16.1	Establishment and operation of Project Accounts
16.2	No moneys may be withdrawn
16.3	Proceeds Account and Operating Account- Deposits
16.4	Operating Account - Withdrawals
16.5	Proceeds Account - Withdrawals
16.6	Proceeds Account - Distributions
16.7	Debt Service Reserve Account
16.8	Funding of Debt Service Reserve Account by Recourse Guarantor
16.9	Alternative to cash funding Debt Service Reserve Account
16.10	Capex Reserve Account - deposits
16.11	Capex Reserve Account - withdrawals
16.12	Insurance Account - deposits
16.13	Insurance Account - withdrawals
16.14	Authorised Investments
16.15	Authorised Investments - conditions
16.16	Finance Parties’ liability

17	Representations and warranties

17.1	Initial general representations and warranties - Project Party
17.2	Other general representations and warranties - Project Party
17.3	General representations and warranties - Title
17.4	Initial Project representations and warranties

17.5	Other representations and warranties
17.6	Recourse Guarantor borrowing limit
17.7	Warranty Notice
17.8	Repetition of representations and warranties
17.9	Reliance

18	Undertakings

18.1	General undertakings - Obligors and Tipperary Pastoral
18.2	General undertakings - Slough USA and TOGC
18.3	General undertakings - Recourse Guarantor
18.4	Reporting, information and access - Obligors and Tipperary Pastoral
18.5	Reporting, information and access - Recourse Guarantor
18.6	Reporting, information and access - Slough USA and TOGC
18.7	Purpose undertaking
18.8	Negative pledge
18.9	Project undertakings
18.10	Recourse Guarantor Financial Undertakings
18.11	Change of Control
18.12	Secured Property
18.13	Disclosure limitation

19	Insurances

19.1	General insurance obligations
19.2	Form and content of Insurance Policies
19.3	Undertakings in relation to Insurance Policies
19.4	Default by Obligor
19.5	Notice of claim
19.6	Waiver
19.7	Assumption of risk and indemnity
19.8	Environmental laws
19.9	Continuing indemnity

20	Review Event

20.1	Review Event
20.2	Consequences of Review Event

21	Default

21.1	Events of Default
21.2	Consequences of default
21.3	Investigation of default
21.4	Administrator appointed to Obligor
21.5	Restrictions on Hedge Providers
21.6	Discretion to close out
21.7	Obligation to close out
21.8	Obligation to demand
21.9	Exercise of power of sale

22	Costs and indemnities

22.1	What the Company agrees to pay
22.2	Indemnity
22.3	Items included in loss, liability and Costs
22.4	Payment of third party losses
22.5	Currency conversion on judgment debt
22.6	GST gross up
22.7	Exclusion

23	Interest on overdue amounts

23.1	Obligation to pay
23.2	Compounding
23.3	Interest following judgment

Part 6 Guarantees

24	Guarantee and indemnity

24.1	Consideration
24.2	Guarantees - LR Guarantee and Recourse Guarantee
24.3	Nature of guarantees
24.4	Indemnity - LR Guarantee
24.5	Indemnity - Recourse Guarantee
24.6	LR Guarantee - Slough USA, Tipperary and TOGC limited recourse
24.7	When the Slough USA, Tipperary or TOGC limit does not apply
24.8	Reinstatement of rights
24.9	Rights of the Finance Parties are protected
24.10	No merger
24.11	Extent of LR Guarantor’s and Recourse Guarantor’s obligations
24.12	LR Guarantor’s and Recourse Guarantor’s rights are suspended
24.13	LR Guarantor’s and Recourse Guarantor’s right of proof limited
24.14	No set-off against assignees
24.15	Suspense account
24.16	Right to prove

Part 7 Syndication provisions

25	Scope of relationships

25.1	Appointment
25.2	Extent of authority and obligations
25.3	Acceptance by Agent
25.4	Directions to Security Trustee
25.5	Security Trustee may deal with Agent
25.6	Binding nature of relationship

v

25.7	Excluded roles and duties

26	How and when the Agent acts

26.1	After consultation and instructions
26.2	Matters requiring instructions from all Financiers
26.3	Matters requiring instruction from a Majority of Financiers
26.4	Overriding instructions
26.5	Without consultation or instructions
26.6	Agent’s actions
26.7	Financier’s instructions
26.8	Reasonableness obligation

27	Agent’s and Security Trustee’s obligations to give notices and copies

27.1	Security Trustee’s obligations
27.2	Agent’s obligations
27.3	Awareness of certain events
27.4	Assuming compliance
27.5	Limit on disclosure obligations
27.6	No further obligations

28	Agent’s, Technical Bank’s and Security Trustee’s relationship with Finance Parties

28.1	Individual responsibility of Financiers
28.2	Exoneration
28.3	Agent or Security Trustee in other capacity
28.4	Dealing in different capacities
28.5	Agent to act on Financier’s request
28.6	Agent to act on Security Trustee’s request
28.7	Restriction on Finance Party exercising rights
28.8	Notice of transfer

29	Funding of Agent and Security Trustee

29.1	Financiers to indemnify against non-payment
29.2	The Company’s back-to-back indemnity
29.3	Funds before acting
29.4	If a Financier does not fund
29.5	Company’s costs obligation not affected

30	Change of Agent or Security Trustee

30.1	Retirement
30.2	Removal
30.3	Permitted successors
30.4	When retirement or removal takes effect
30.5	Discharge of further obligations
30.6	Cost of appointment

31	Miscellaneous provisions relating to agency and Security Trustee

31.1	Security Trust Deed
31.2	Delegation by Agent or Security Trustee

31.3	Duties when delegating
31.4	Responsibility for delegates
31.5	Agent and Security Trustee may rely on communications and opinions
31.6	Force majeure
31.7	No responsibility for force majeure
31.8	Hedge Provider reporting obligations
31.9	Hedge Agreements and netting

32	Entitlements to payments

33	Distribution of payments

33.1	How Agent is to distribute
33.2	How Security Trustee is to distribute
33.3	Excess distributions - contingencies
33.4	Postponement of non-funding Financiers
33.5	Manner of distribution
33.6	Distributions relying on assumed receipt
33.7	Finance Party to pay over amounts received directly
33.8	Pro-rata refunds
33.9	Proceeds of litigation
33.10	Application of payments

34	Substitution of Financiers

34.1	Procedure for substitution
34.2	Agent authorised to sign Substitution Agreement
34.3	Delivery of copies
34.4	When a Substitution Agreement may not be given

Part 8 General

35	Relationships between parties

35.1	Project Party may assume parties have complied
35.2	Agent, Technical Bank and Security Trustee are not responsible for Financier’s breach
35.3	No responsibility for other’s obligations

36	Dealing with interests

36.1	No dealing by Project Party
36.2	Dealings by Finance Party
36.3	Dealings by Security Trustee, Technical Bank or Agent

37	Notices

37.1	Form
37.2	Delivery
37.3	When effective
37.4	Deemed receipt - postal
37.5	Deemed receipt - fax

37.6	Deemed receipt - general
37.7	Waiver of notice period
37.8	Copy notices
37.9	Electronic delivery

38	General

38.1	Application to Finance Documents
38.2	Prompt performance
38.3	Consents
38.4	Certificates
38.5	Set-off
38.6	Discretion in exercising rights
38.7	Partial exercising of rights
38.8	No liability for loss
38.9	Conflict of interest
38.10	Remedies cumulative
38.11	Indemnities
38.12	Rights and obligations are unaffected
38.13	Inconsistent law
38.14	Supervening legislation
38.15	Time of the essence
38.16	Variation and waiver
38.17	Confidentiality
38.18	Further steps
38.19	Counterparts
38.20	Governing law
38.21	Serving documents
38.22	Appointment of Process Agent
38.23	Code of Banking Practice
38.24	Preservation
38.25	No liability

39	Interpretation

39.1	Definitions
39.2	References to certain general terms
39.3	Number
39.4	Headings
39.5	Meaning of subsists
39.6	Interpretation of clause 18.10
39.7	Calculation of Revenue
39.8	Operating Costs
39.9	Amendment to Consumer Price Index formula
39.10	Expedition National Park
39.11	Termination of Project Documents

Schedule 1 - Conditions Precedent (clauses 2.8 and 3.5)

Schedule 2 - Form of verification certificate

Schedule 3 - Drawdown Notice (clause 3)

Schedule 4 - Interest Period Selection Notice (clause 5)

Comet Ridge Project Facilities Agreement

Details

Interpretation – Definitions are at the end of this agreement before the schedules.

Parties	Company, LR Guarantor, Recourse Guarantor, Security Provider, Security Trustee, Agent, Technical Bank, Financiers, Hedge Providers and Working Capital Provider, each as described below.

Company	Name	Tipperary Oil & Gas (Australia) Pty Limited

	ABN	46 077 536 871

	Incorporated in	Australia

	Address	Level 20, 307 Queen Street, Brisbane, Queensland

	Fax	+61 7 3229 5772

	Telephone	+61 7 3229 5774

	Attention	Richard A Barber

LR Guarantor

Tipperary CSG	Name	Tipperary CSG, Inc.

	ABN	84 108 566 052

	Incorporated in	Colorado

	Address	633 17th Street, Suite 1550, Denver, Colorado 80202

	Fax	+1 303 292 3428

	Telephone	+1 303 293 9379

	Attention	David L Bradshaw

Tipperary	Name	Tipperary Corporation

	ABN	66 337 311 073

	Incorporated in	Texas

	Address	633 17th Street, Suite 1550, Denver, Colorado 80202

	Fax	+1 303 292 3428

	Telephone	+1 303 293 9379

	Attention	David L Bradshaw

Slough USA	Name	Slough Estates USA Inc.

	Incorporated in	Delaware

	Address	444 North Michigan Avenue, Suite 3230, Chicago, Illinois 60611

	Fax	+1 312 755 0717

	Telephone	+1 312 755 0700

	Attention	Marshall D Lees

TOGC	Name	Tipperary Oil & Gas Corporation

	ABN	18 595 169 951

	Incorporated in	Texas

	Address	633 17th Street, Suite 1550, Denver, Colorado 80202

	Fax	+1 303 292 3428

	Telephone	+1 303 293 9379

	Attention	David L Bradshaw

Tipperary Pastoral	Name	Tipperary Pastoral Company Pty Ltd

	ABN	66 107 141 980

	Incorporated in	Australia

	Address	Level 20, 307 Queen Street, Brisbane, Queensland

	Fax	+61 7 3229 5772

	Telephone	+61 7 3229 5774

	Attention	Richard A Barber

Recourse Guarantor	Name	Slough Estates plc

	Registered Number	00167591

	Incorporated in	England and Wales

	Address	234 Bath Road, Trading Estate, Slough, England SL1 4EE

	Fax	+44 1753 820 585

	Telephone	+44 1753 537 171

	Attention	Richard D Kingston

Security Provider	Tipperary Pastoral, Slough USA and TOGC

Security Trustee	Name	ANZ Fiduciary Services Pty Ltd

	ABN	91 100 709 493

	Address	Level 17, 530 Collins Street, Melbourne, Victoria

	Fax	+61 3 9273 2604

	Telephone	+61 3 9273 3670

	Attention	Security Trustee - Tipperary Project

Agent	Name	Australia and New Zealand Banking Group Limited

	ABN	11 005 357 522

	Address	Level 17, 530 Collins Street, Melbourne, Victoria

	Fax	+61 3 9273 2111

	Telephone	+61 3 9273 1522

	Attention	Stephen Close, Manager, Agency

Technical Bank	Name	BOS International (Australia) Limited

	ABN	23 066 601 250

	Address	Level 11, 50 Carrington Street, Sydney, New South Wales

	Fax	+61 2 9248 2199

	Telephone	+61 2 9248 2104

	Attention	Senior Manager, Portfolio Control

Working Capital Facility Provider	Name	Australia and New Zealand Banking Group Limited

	ABN	11 005 357 522

	Address	Level 17, 530 Collins Street, Melbourne, Victoria

	Fax	+61 3 9273 3670

	Telephone	+61 3 9273 2117

	Attention	Senior Manager, Transaction Management Unit

Financiers and Hedge Providers	See last page of these Details

Obligor	Each of the Company, Tipperary CSG and Tipperary

Total of Facility Limits

A$145,000,000 (plus, if the Working Capital Facility has been cancelled in full prior to the Maturity Date of the Recourse Facility, A$5,000,000), as reduced by the total of all cancellations, prepayments (other than of Drawings under the Recourse Facility under clause 7.2 (“Voluntary prepayment”)) and repayments (other than repayments prior to the Recourse Facility Maturity Date under clause 6.1 (“Repayment of fixed amounts”)) in respect of a Facility

Facilities

Recourse Facility	Description	5 year revolving, non-amortising cash advance facility

Facility Limit

Prior to when a new Facility Limit for this Facility first becomes effective in accordance with clause 2.7 (“When change in Facility Limits becomes effective) or 4.7 (“When Switch becomes effective”), it is the Total of Facility Limits (see above) plus, if the Working Capital Facility has been cancelled in full prior to the Maturity Date of the Recourse Facility, A$5,000,000, as reduced by the total of all cancellations, prepayments (other than under clause 7.2 (“Voluntary prepayment”)) and repayments in respect of this Facility.

After the first new Facility Limit for this Facility becomes effective in accordance with clause 2.7 (“When change in Facility Limits becomes effective) or 4.7 (“When Switch becomes effective”), it is, from time to time, each new Facility Limit for this Facility from when it becomes effective as:

• reduced by the total of all cancellations, prepayments (other than under clause 7.2 (“Voluntary prepayment”)) and repayments in respect of this Facility after that new limit becomes effective; and

• increased by the total of all repayments of the Limited Recourse Facility under clause 6.1 (“Repayment of fixed amounts”) after that new limit becomes effective,

until the next new limit for this Facility becomes effective.

Availability period	The period from the date of this agreement to the Maturity Date for this Facility.

Maturity Date	The 5th anniversary of the date of this agreement.

Interest Rate	Bank Bill Rate plus a margin of 0.85% per annum.

Interest Periods (clause 5)	30, 60, 90 or 180 days or such other period as the Agent may agree.

Purpose	To fund:

(a) on the first Drawdown Date, repayment of the Slough Loans in a total amount of up to A$100,000,000;

(b) a loan in a total amount of up to A$6,000,000 by the Company to Tipperary Pastoral to fund the acquisition of the Shelton Land;

(c) Corporate Costs, Project Costs and Operating Costs, but only up to the amounts and in the periods contemplated in the Agreed Development Plan and the Base Case Financial Model; and

(d) establishment fees, interest, legal fees

and costs, charges and expenses payable or reimbursable to the Finance Parties under the Finance Documents.

	Drawdowns	Minimum A$1,000,000 and, if more, a whole multiple of A$1,000,000.

	Prepayment (clause 7)	Prepayments are permitted under clause 7.2 (“Voluntary prepayment”).

Limited Recourse Facility	Description	Non-revolving, amortising, cash advance facility.

Facility Limit

Prior to when a new Facility Limit for this Facility first becomes effective in accordance with clause 2.7 (“When change in Facility Limits becomes effective) or 4.7 (“When Switch becomes effective”), it is zero.

After the first new Facility Limit for this Facility becomes effective in accordance with clause 2.7 (“When change in Facility Limits becomes effective) or 4.7 (“When Switch becomes effective”), it is, from time to time, each new Facility Limit for this Facility from when it becomes effective as reduced by the total of all cancellations, prepayments and repayments in respect of this Facility after that new limit becomes effective until the next new limit for this Facility becomes effective.

	Availability period	The period from the date of this agreement to the Maturity Date of the Recourse Facility.

Repayment Dates and Instalment Amounts

On each Repayment Date (14 February and 14 August in each year, commencing with 14 August 2007 or such earlier 14 February or 14 August as may be requested by the Company prior to the First Recalculation Date and agreed by the Agent), the applicable Instalment Amount must be repaid.

	Maturity Date	31 March 2014

	Interest Rate	Bank Bill Rate plus the margin in the following table which corresponds to the LLCR as at the most recent Calculation Date:

		LLCR	Margin

		LLCR >2.30:1	1.70	% per annum

		2.30:1> LLCR > 2.00:1	2.10	% per annum

		LLCR < 2.00:1	2.50	% per annum

	Interest Periods (clause 5)	30, 60, 90 or 180 days or such other period as the Agent may agree.

	Purpose	For the same purpose as in paragraphs (c) and (d) of the Recourse Facility (see above).

	Drawdown	Minimum A$1,000,000 and a whole multiple of A$1,000,000.

	Prepayment (clause 7)	Prepayments are permitted under clause 7.2 (“Voluntary prepayment”).

Fees (also see clause 11)	Commitment fee	0.425% per annum, calculated from the date of this agreement on the daily balance of the total of the Undrawn Facility Limits of the Recourse Facility and Limited Recourse Facility.

	Agency fee	As set out and payable in accordance with a letter from the Agent to the Company dated on or about the date of this agreement.

	Arranging fee	As set out and payable in accordance with the JLA Fee Letter.

	Underwriting fee	As set out and payable in accordance with the JLA Fee Letter.

	Security Trustee fee	As set out and payable in accordance with a letter from the Security Trustee to the Company dated on or about the date of this agreement.

	Technical Bank fee	As set out and payable in accordance with a letter from the Technical Bank to the Company dated on or about the date of this agreement.

	Substitution fee	A$3,000

Security	includes:

• the Guarantee;

• the Slough Indemnity;

• the Deeds of Security;

• the US Security;

• the Land Mortgage;

• any Collateral Security (as defined in any other Security).

Transaction Documents	include:
• the Finance Documents;

• the Project Documents;

• the Mortgaged Documents.

Business Day place(s)	Sydney, Melbourne and Brisbane

Governing law	New South Wales

Date of agreement	See Signing page

Financiers and Hedge Providers

Name and details	Initial Commitment - Recourse Facility	Initial Commitment - Limited Recourse Facility	Total
	A$	A$	A$

Australia and New Zealand Banking Group Limited (ABN 11 005 357 522) Level 17, 530 Collins Street, Melbourne, Victoria Fax: +61 3 9273 3670 Telephone: +61 3 9273 2117 Attention: Senior Manager, Transaction Management Unit	72,500,000	Nil	72,500,000

Name and details	Initial Commitment - Recourse Facility	Initial Commitment - Limited Recourse Facility	Total
	A$	A$	A$

BOS International (Australia) Limited (ABN 23 066 601 250) Level 11, 50 Carrington Street, Sydney, New South Wales Fax: +61 2 9248 2199 Telephone: +61 2 9248 2104 Attention: Senior Manager, Portfolio Control	72,500,000	Nil	72,500,000

Total A$	145,000,000	Nil	145,000,000

Comet Ridge Project Facilities Agreement

General terms

Interpretation – Definitions are at the end of this agreement before the schedules.

Part 1 The Facilities

1                                          The Facilities and Facility Limits

1.1                                Financiers to fund

Each Financier agrees to provide its Proportion of financial accommodation requested by the Company under this agreement.

1.2                                Maximum accommodation

The maximum total amount of financial accommodation available to the Company under this agreement is the total of the Facility Limits.

2                                          Facility Limit - Limited Recourse Facility

2.1                                When Facility Limit will be recalculated

Subject to clause 2.8, if the Recalculation Condition has been satisfied, the Facility Limit of the Limited Recourse Facility will be recalculated by the Agent (after consultation with the Independent Reserves Engineer) in accordance with clause 2.2 (“How Facility Limits will be recalculated”) as at:

(a)                                   each subsequent Calculation Date occurring prior to the Maturity Date of the Recourse Facility; and

(b)                                  each other date prior to the Maturity Date of the Recourse Facility requested by the Company and agreed by the Agent.  The Agent will agree to recalculate as at a requested date if:

(i)                                      the requested recalculation date is after the date of the request and at least 5 Business Days prior to the next Interest Payment Date for Drawings under the Recourse Facility; and

(ii)                                   it is satisfied that since the most recent Calculation Date referred to in clause 2.1(a):

(A)                                sufficient Accepted Gas Sale Agreements have been put in place; and

(B)                                  GSA Completion has occurred with respect to those agreements,

to enable the Facility Limit for the Limited Recourse Facility to increase (as a result of a recalculation under this clause 2) by at least A$5,000,000.

2.2                                How Facility Limits will be recalculated

The Facility Limit of the Limited Recourse Facility is to be recalculated as at each Calculation Date referred to in clause 2.1(a) (“When Facility Limit will be recalculated”) and each recalculation date agreed under clause 2.1(b) (“When Facility Limit will be recalculated”) to be the greater of:

(a)                                   the Facility Limit of the Limited Recourse Facility immediately prior to recalculation under this clause; and

(b)                                  the Facility Limit equal to the largest possible total Drawings under the Limited Recourse Facility (as at the applicable dates below) which the Agent determines would give rise to:

(i)                                      all of:

(A)                                a Project Life Cover Ratio of at least 2.0:1;

(B)                                  a Loan Life Cover Ratio of at least 1.7:1; and

(C)                                  a Debt Service Cover Ratio of at least 1.5:1,

as at that Calculation Date (if being recalculated under clause 2.1(a) (“When Facility Limit will be recalculated”)) or as at the next Calculation Date (if being recalculated under clause 2.1(b) (“When Facility Limit will be recalculated”)); and

(ii)                                   a Debt Service Cover Ratio of at least 1.5:1 as at each subsequent Calculation Date (whether being recalculated under clause 2.1(a) or (b) (“When Facility Limit will be recalculated”)), rounded down to the closest integral multiple of A$1,000,000.

2.3                                Decrease of Facility Limit of Limited Recourse Facility

(a)                                   The Company and the Recourse Guarantor may at any time request a decrease in the Facility Limit of the Limited Recourse Facility.

(b)                                  However, if following the decrease in the Facility Limit of the Limited Recourse Facility, the total Drawings under the Limited Recourse Facility at that time will be greater than the Facility Limit of the Limited Recourse Facility at that time (the difference between the two being the “Mandatory LR Switch Amount”), the Company must also give the Agent a Switch Notice (at the same time as it requests the decrease) requesting the Switch of an amount equal to the Mandatory LR Switch Amount from Drawings under the Limited Recourse Facility to Drawings under the Recourse Facility, with effect from when the decrease is to take effect.

(c)                                   The Agent will agree to a request made under clause 2.3(a) if it is satisfied that:

(i)                                      (date of request) the request is made at least 5 Business Days prior to the next Interest Payment Date for Drawings under the Recourse Facility; and

(ii)                                   (Switch Notice given) a correct Switch Notice has been given under clause 2.3(b) (if applicable) and clauses 4.2 (“Requesting a Switch”) and 4.3 (“Effect of a Switch Notice”); and

(iii)                                (Lock up ratios maintained)  following the decrease, each Financial Ratio will be greater than its corresponding Lock Up Ratio as at each Calculation Date after the date of the request.

2.4                                Satisfaction of recalculation and Switch conditions

The Agent will only give a notification under clause 2.5 (“Notice of change in Facility Limits”) for a Calculation Date referred to in clause 2.1(a) (“When Facility Limits will be recalculated”) or other recalculation date agreed under clause 2.1(b) (“When Facility Limits will be recalculated”) and its contents will only take effect in accordance with clause 2.7 (“When change in Facility Limit becomes effective”) if the Agent is satisfied that on the date it is to give the notice and on the date its contents are to take effect that:

(a)                                   the Maturity Date for the Recourse Facility will not have occurred;

(b)                                  the total Drawings under the Limited Recourse Facility after the Switch takes effect will not be greater than the Facility Limit for the Limited Recourse Facility at that time;

(c)                                   the representations and warranties in clause 17 (“Representations and warranties”) are correct and not misleading at the date of the notice and at the date the Switch is to take effect; and

(d)                                  no Event of Default, Potential Event of Default or Review Event subsists, or would result from the Switch taking effect; and

(e)                                   there has been no material adverse change in any of the following since the date of the most recent drawdown:

(i)                                      the business, assets (in the case of Tipperary, Project Assets only), operations, financial condition or projected cashflows of an Obligor, Tipperary Pastoral, the Recourse Guarantor or the Project; or

(ii)                                   the ability of a Project Party to comply with its obligations under any Transaction Document; or

(iii)                                the rights of a Finance Party under a Finance Document; or

(iv)                               the value of the property secured by a Security; or

(v)                                  the enforceability of a Transaction Document; and

(f)                                     the Agent has received all other documents and other information it reasonably requests.

2.5                                Notice of change in Facility Limits

If:

(a)                                   following a recalculation referred to in clause 2.1 (“When Facility Limit will be recalculated”) a Facility will have a new Facility Limit then, subject to clause 2.4 (“Satisfaction of recalculation and automatic Switch conditions”); or

(b)                                  the Agent agrees to a request made under clause 2.3 (“Decrease of Facility Limit of Limited Recourse Facility”),

then the Agent will notify the Financiers, the Company and the Recourse Guarantor of:

(c)                                   (new Facility Limit of Limited Recourse Facility) the new Facility Limit (if any) of the Limited Recourse Facility calculated in accordance with clause 2.2 (“How Facility Limits will be recalculated”) or clause 2.3 (“Decrease of Facility Limit of Limited Recourse Facility”);

(d)                                  (new Facility Limit of Recourse Facility) the new Facility Limit (if any) of the Recourse Facility, which will be equal to the difference between:

(i)                                      the Total of Facility Limits (as set out in the Details); and

(ii)                                   the revised Facility Limit of the Limited Recourse Facility notified under clause 2.5(c);

(e)                                   (Switch from Recourse Facility to Limited Recourse Facility) if:

(i)                                      the revised Facility Limit of the Recourse Facility notified under clause 2.5(d) is less than the total Drawings under the Recourse Facility as at the time of the notice (the difference between the two being the “Mandatory Recourse Minimum Switch Amount”); or

(ii)                                   the recalculation occurs under:

(A)                                clause 2.1(a) and as at the relevant Calculation Date an Accepted Gas Sale Agreement is to be taken into account for the first time; or

(B)                                  clause 2.1(b),

and the revised Facility Limit of the Limited Recourse Facility notified under clause 2.5(c) is greater than the total Drawings under the Limited Recourse Facility as at the time of the notice (the difference between the two being the “Mandatory Limited Recourse Switch Amount”), the amount of the Mandatory Recourse Switch Amount (being the lesser of (i) the greater of the Mandatory Recourse Minimum Switch Amount (if any) and the Mandatory Limited Recourse Switch Amount (if any), and (ii) the total Drawings under the Recourse Facility as at the time of the notice) to be Switched from Drawings under the Recourse Facility to Drawings under the Limited Recourse Facility;

(f)                                     (new Commitments etc) the new:

(i)                                      Commitments of each Financier;

(ii)                                   Drawn Commitments of each Financier; and

(iii)                                total Drawings,

for each Facility (if any) (including, if applicable, after the Switch of any Mandatory LR Switch Amount or Mandatory Recourse Switch Amount); and

(g)                                  (new Fixed Repayment Schedule) if the new Facility Limit notified for the Limited Recourse Facility is higher than its Facility Limit immediately prior to notification, the revised Fixed Repayment Schedule determined by the Base Case Financial Model.

The new limits, commitments, drawn commitments and drawings advised in any notice under this clause will take into account any prior cancellations, prepayments and repayments of each Facility under this agreement since the later of:

(h)                                  the last change that became effective under clause 2.7 (“When change in Facility Limits becomes effective”); and

(i)                                      the last Switch that became effective under clause 4.7 (“Switch becomes effective”).

2.6                                When Agent will give notice

Subject to timely receipt of all information and documents necessary to do so, the Agent agrees to give any notice it is to give under clause 2.5 (“Notice of change in Facility Limits”) at least 5 Business Days prior to when its contents will take effect in accordance with clause 2.7 (“When change in Facility Limits becomes effective”).

2.7                                When change in Facility Limits becomes effective

Subject to clause 2.4 (“Satisfaction of recalculation and automatic Switch conditions”), any:

(a)                                   new Facility Limit of the Limited Recourse Facility;

(b)                                  new Facility Limit of the Recourse Facility;

(c)                                   Switching of a Mandatory LR Switch Amount the subject of a Switch Notice;

(d)                                  Switching of a Mandatory Recourse Switch Amount;

(e)                                   new Commitments and Drawn Commitments of each Financier for each Facility and the new total Drawings for each Facility; and

(f)                                     new Fixed Repayment Schedule,

in or attached to any notice under clause 2.5 (“Notice of change in Facility Limits”) take effect (and are binding on the parties) on and from:

(g)                                  for a calculation under clause 2.1(a) (“When Facility Limit will be recalculated”), the next Repayment Date; and

(h)                                  for a calculation under clause 2.1(b) (“When Facility Limit will be recalculated”) and for a request made under clause 2.3 (“Decrease of Facility Limit of Limited Recourse Facility”), the next Interest Payment Date for Drawings under the Recourse Facility or such other date as may be requested by the Company and agreed by the Agent.

2.8                                Conditions to first recalculation

(a)                                   The first recalculation of the Facility Limit of the Limited Recourse Facility will not take place until:

(i)                                      the Agent has received:

(A)                                every item listed in part 2 of schedule 1 (“Conditions precedent”) in form and substance satisfactory to the Agent; and

(B)                                  all other documents and other information it reasonably requests; and

(ii)                                   if so required by the Agent, the Base Case Financial Model has been amended in a manner satisfactory to the Agent; and

(iii)                                the Finance Documents have been amended (other than a change to a Facility Limit, the margin payable on the Recourse Facility and the Limited Recourse Facility and a change to a Maturity Dates) in a manner satisfactory to the Agent; and

(iv)                               the Agent has, at or about the time as at which clause 2.8(a)(i)(A) is satisfied, approved the making available of the Limited Recourse Facility.

(b)                                  Any item required to be certified must be certified by a secretary or a director or other officer of the relevant Obligor, Security Provider or Recourse Guarantor (as applicable) as being true and complete as at a date no earlier than the date of this agreement.

(c)                                   The Agent agrees to notify the Company as soon as practicable after the Agent receives the final item in part 2 of schedule 1 (“Conditions precedent”) in form and substance satisfactory to it.

2.9                                Benefit of conditions

Each condition to recalculation is for the sole benefit of the Financiers and may be waived by the Agent.

3                                          Using the Facilities

3.1                                Drawing down

The Company need not use any Facility.  However, if the Company wants to use a Facility, it may do so by one or more drawdowns.

3.2                                Requesting a drawdown

If the Company wants a drawdown, it agrees to give a Drawdown Notice to the Agent by 11am on the third Business Day before the day it wants the drawdown.

3.3                                Effect of a Drawdown Notice

A Drawdown Notice is effective when the Agent actually receives it in legible form.  An effective Drawdown Notice is irrevocable.

3.4                                Conditions to first drawdown under Recourse Facility

(a)                                   The Company agrees not to request the first drawdown under the Recourse Facility and the Financiers are not obliged to provide it until the Agent has received every item listed in part 1 of schedule 1 (“Conditions precedent”) in form and substance satisfactory to the Agent.

(b)                                  Any item required to be certified must be certified by a secretary or a director or other officer of the relevant Obligor, Security Provider or Recourse Guarantor (as applicable) as being true and complete as at a date no earlier than the date of this agreement.

(c)                                   The Agent agrees to notify the Company as soon as practicable after the Agent receives the final item in part 1 of schedule 1 (“Conditions precedent”) in form and substance satisfactory to it.

3.5                                Conditions to all drawdowns

A Financier need not provide any financial accommodation unless:

(a)                                   it is to be provided during the availability period set out in the Details for the relevant Facility; and

(b)                                  the Financier’s Drawn Commitment for a Facility after providing the accommodation would not be greater than its Commitment for the Facility.

If a notice has been given under clause 2.5 (“Notice of change in Facility Limits”) and/or a Switch Certificate has been given under clause 4.6 (“Switch Certificate”), the contents of which are yet to take effect at the time of the Drawdown Notice or at the date the accommodation is to be provided, then this condition must also be satisfied (as at the time of the Drawdown Notice and the date the accommodation is to be provided) on the assumption that the contents of the notice or notices have in fact taken effect as at the time of the Drawdown Notice and as at the date the accommodation is to be provided; and

(c)                                   the Agent has received a Drawdown Notice in respect of it; and

(d)                                  the Agent is satisfied that the representations and warranties in clause 17 (“Representations and warranties”) and in the Drawdown Notice and the statements in the Drawdown Notice are correct and not misleading at the date of the Drawdown Notice and at the date the accommodation is provided; and

(e)                                   the Agent is satisfied that no Event of Default, Potential Event of Default or Review Event subsists, or would result from the accommodation being provided; and

(f)                                     the Agent is satisfied that there has been no material adverse change in any of the following since the date of the most recent drawdown:

(i)                                      the business, assets (in the case of Tipperary, Project Assets only), operations, financial condition or projected cashflows of an Obligor, Tipperary Pastoral, the Recourse Guarantor or the Project; or

(ii)                                   the ability of a Project Party to comply with its obligations under any Transaction Document; or

(iii)                                the rights of a Finance Party under a Finance Document; or

(iv)                               the value of the property secured by a Security; or

(v)                                  the enforceability of a Transaction Document; and

(g)                                  the Agent has received all other documents and other information it reasonably requests.

3.6                                Benefit of conditions

Each condition to drawdown is for the sole benefit of the Financiers and may be waived by the Agent.

3.7                                Number of Drawings

The Company must ensure that there are no more than six Drawings under a Facility outstanding at any one time.

4                                          Switching

4.1                                When Company may request a Switch

The Company may request at any time prior to the Maturity Date of the Recourse Facility:

(a)                                   (Switch from Recourse Facility to Limited Recourse Facility) a Drawing under the Recourse Facility to be Switched from a Drawing under the Recourse Facility to a Drawing under the Limited Recourse Facility; and

(b)                                  (Switch from Limited Recourse Facility to Recourse Facility)  a Drawing under the Limited Recourse Facility to be switched from a

Drawing under the Limited Recourse Facility to a Drawing under the Recourse Facility.

4.2                                Requesting a Switch

If the Company wants a Switch, it agrees to give a Switch Notice to the Agent by 11am on the third Business Day before the day it wants the Switch.

4.3                                Effect of a Switch Notice

A Switch Notice is effective when the Agent actually receives it in legible form.  An effective Switch Notice is irrevocable.

4.4                                Conditions of Switch to Limited Recourse Facility

For a Switch requested in accordance with clause 4.1(a) (“When Company can request a Switch”), a Switch Certificate will only be issued under clause 4.6 (“Switch Certificate”) and its contents will only take effect in accordance with clause 4.7 (“When Switch becomes effective”) if the Agent is satisfied that on the date the Switch Certificate is to be given and on the date the Switch is to take effect that:

(a)                                   the Maturity Date of the Recourse Facility has not occurred;

(b)                                  the total Drawings under the Limited Recourse Facility after the Switch takes effect will not be greater than the Facility Limit for the Limited Recourse Facility at that time;

(c)                                   the Agent has received a Switch Notice in respect of it;

(d)                                  the representations and warranties in clause 17 (“Representations and warranties”) and in the Switch Notice and the statements in the Switch Notice are correct and not misleading at the date of the Switch Notice and at the date the Switch is to take effect; and

(e)                                   no Event of Default, Potential Event of Default or Review Event subsists, or would result from the Switch taking effect; and

(f)                                     there has been no material adverse change in any of the following since the date of the most recent drawdown:

(i)                                      the business, assets (in the case of Tipperary, Project Assets only), operations, financial condition or projected cashflows of an Obligor, Tipperary Pastoral, the Recourse Guarantor or the Project; or

(ii)                                   the ability of a Project Party to comply with its obligations under any Transaction Document; or

(iii)                                the rights of a Finance Party under a Finance Document; or

(iv)                               the value of the property secured by a Security; or

(v)                                  the enforceability of a Transaction Document; and

(g)                                  the Agent has received all other documents and other information it reasonably requests.

4.5                                Conditions of Switch to Recourse Facility

For a Switch requested in accordance with clause 4.1(b) (“When Company may request a Switch”), a Switch Certificate will only be issued under clause 4.6 (“Switch Certificate”) and its contents will only take effect in accordance with clause 4.7 (“When Switch becomes effective”) if the Agent is satisfied that on the date the Switch Certificate is to be given and on the date the Switch is to take effect that:

(a)                                   the Maturity Date of the Recourse Facility has not occurred; and

(b)                                  where the request is made pursuant to clause 2.3(b) (“Decrease of Facility Limit of Limited Recourse Facility”), the Agent has agreed to the corresponding request under clause 2.3(a) (“Decrease of Facility Limit of Limited Recourse Facility”) in accordance with clause 2.3(c) (“Decrease of Facility Limit of Limited Recourse Facility”); and

(c)                                   the total Drawings under the Recourse Facility after the Switch takes effect will not be greater than the Facility Limit for the Recourse Facility at that time; and

(d)                                  the Agent has received a Switch Notice in respect of it.

4.6                                Switch Certificate

Subject to clause 4.4 (“Conditions of Switch to Limited Recourse Facility”) and clause 4.5 (“Conditions of Switch to Recourse Facility”), within 5 Business Days of receipt of a Switch Notice in accordance with clause 4.1 (“When Company may request a Switch”), the Agent will (subject to clause 4.7(b) (“When Switch becomes effective”)) issue a Switch Certificate to the Financiers, the Company and the Recourse Guarantor which sets out the new:

(a)                                   Drawn Commitments of each Financier; and

(b)                                  total Drawings,

for each Facility after the Switch.

The new Drawn Commitments and Drawings advised in any notice under this clause will take into account any cancellations, prepayments and repayments of each Facility under this agreement since the later of:

(a)                                 the date the last Switch became effective under clause 4.7; and

(b)                                  the date the last change became effective under clause 2.7 (“When change in Facility Limits becomes effective”).

4.7                                When Switch becomes effective

(a)                                   Save when clause 4.7(b) applies, the Switch and the new Drawn Commitments and Drawings notified in a Switch Certificate take effect (and are binding on the parties) on and from the first Interest Payment

Date under the Facility from which the Switch is to occur occurring after the date 2 Business Days after the date of the Switch Certificate.

(b)                                  For Switch Notices given in accordance with clause 2.3(b) (“Decrease of Facility Limit of Limited Recourse Facility”), the corresponding notice (if any) given under clause 2.5 (“Notice of change in Facility Limits”) is taken to constitute a Switch Certificate given under clause 4.6 (“Switch Certificate”), which takes effect in accordance with clause 2.7 (“When change in Facility Limits becomes effective”).  Switch Certificates cannot be issued under this clause for Switch Notices given in accordance with clause 2.3(b) (“Decrease of Facility Limit of Limited Recourse Facility”).

Part 2 Facilities

If there is more than one Facility, this Part applies to each of them unless otherwise indicated.

5                                          Interest

5.1                                Interest charges

Subject to clause 5.5, the Company agrees to pay interest on each Drawing for each of its Interest Periods at the applicable Interest Rate.  Interest:

(a)                                   accrues daily from (and including) the first day of an Interest Period to (but excluding) the last day of the Interest Period, taking into account on each such day whether that Drawing is outstanding under the Recourse Facility or the Limited Recourse Facility on that day; and

(b)                                  is payable on each Interest Payment Date; and

(c)                                   is calculated on actual days elapsed and a year of 365 days.

5.2                                Notification of Interest Period

An Interest Period for a Drawing is:

(a)                                   for the first Interest Period, the period specified in the Drawdown Notice; and

(b)                                  for each subsequent Interest Period, the period specified in an Interest Period Selection Notice given by the Company to the Agent by 11am on the third Business Day before the last day of the current Interest Period.  (Once given, it is irrevocable.)

However, in each case, the specified period must be one that is set out in the Details.

If the Company does not give the Agent an Interest Period Selection Notice by the required time, the subsequent Interest Period is the same length as the Interest Period which immediately precedes it (or it is the period until the applicable Maturity Date, if that is shorter than the preceding Interest Period).

5.3                                Selection of Interest Period

The Company must select Interest Periods so that repayments and prepayments may be made on the last day of Interest Periods which are sufficient to satisfy its obligations under clauses 6 and 7.

5.4                                When Interest Periods begin and end

An Interest Period for a Drawing begins:

(a)                                   for the first Interest Period, on its Drawdown Date; and

(b)                                  for each subsequent Interest Period, on the day when the preceding Interest Period for the Drawing ends.

An Interest Period which would otherwise end on a day which is not a Business Day ends on the next Business Day (unless that day falls in the following month, in which case the Interest Period ends on the previous Business Day).  However, an Interest Period which would otherwise end after the Maturity Date ends on the Maturity Date.

5.5                                Capitalisation of interest

The Company may by notice to the Agent not later than 11am on the third Business Day prior to an Interest Payment Date for a Drawing under the Recourse Facility request that the interest due on that date be capitalised.  If on the date of that notice and on the Interest Payment Date the Company is entitled to make a Drawing under the Recourse Facility in an amount equal to the interest so due, the Company is taken:

(a)                                   to have made a Drawing in an amount equal to the interest so due with an Interest Period the same length as the Interest Period of the relevant Drawing on which the interest has accrued; and

(b)                                  to have applied that Drawing in paying the interest so due.

Once given, a notice under this clause 5.5 is irrevocable.

5.6                                Notice taken to be given

Prior to the First Repayment Date, the Company is taken to have given a notice under clause 5.5 in respect of each Drawing under the Recourse Facility unless:

(a)                                   the Company notifies the Agent not later than 11am on the third Business Day prior to the applicable Interest Payment Date for that Drawing that interest is not to be capitalised for that Drawing; or

(b)                                  on that Interest Payment Date the Company is not entitled to make a Drawing under the Recourse Facility in an amount equal to the interest so due.

6                                          Amortisation of Limited Recourse Facility

6.1                                Repayment of fixed amounts

The Company agrees to repay the Limited Recourse Facility on each Repayment Date by the applicable Instalment Amount.

6.2                                Reduction of Financiers’ Commitments

The Facility Limit for the Limited Recourse Facility is reduced by amounts repaid under clause 6.1 (“Repayment of fixed amounts”) or obliged to be repaid (on the date they are obliged to be repaid).  Each Financier’s Commitment also reduces by the Financier’s Proportion of the amount repaid or obliged to be repaid (on the date it is obliged to be repaid) after that date.

7                                          Repaying and prepaying

7.1                                Repayment

The Company agrees to repay the total of the Drawings for each Facility on its Maturity Date.

7.2                                Voluntary prepayment

The Company may:

(a)                                   prepay a Drawing under the Recourse Facility at any time; or

(b)                                  prepay a Drawing under the Limited Recourse Facility on a Repayment Date,

as follows:

(c)                                   except in the case of prepayments under clauses 7.3 and 7.4, the prepayment amount must be at least A$1,000,000 and a whole multiple of A$1,000,000; and

(d)                                  the Company must also pay all accrued interest on the Drawing; and

(e)                                   the Company must notify the proposed prepayment to the Agent by 11am on the fifth Business Day before the prepayment.  (Once given, a notice of prepayment is irrevocable and the Company is obliged to prepay in accordance with the notice.)

If prepayment is made on the last day of the Interest Period for the Drawing, no break costs are payable. However, if the Company prepays on a day other than the last day of the Interest Period for the Drawing, it may be liable for break costs - see clause 22.2 (“Indemnity”).

7.3                                Mandatory prepayments - Distributions

The Company must, on each Repayment Date on which the Company applies any amount in accordance with clause 16.6 (“Proceeds Account - Distributions”), prepay Drawings under the Limited Recourse Facility from the amount to be so applied in an amount equal to at least 25% of the total amount to be applied under that clause on that date.

7.4                                Mandatory prepayment - Review Event

If a Financier gives a notice to the Company under clause 20.2 (“Consequences of a Review Event”), the Company must prepay the Amount Owing to that Financier on the date specified in that notice.  On and from that date the Facility Limits for each Facility reduces by that Financier’s Proportion of the Drawings under each of them immediately before payment of the Amount Owing and that Financier’s Commitment in respect of the Recourse Facility and the Limited Recourse Facility is reduced to zero.

7.5                                Prepayment and the Facility Limits

(a)                                   The Facility Limit of the Limited Recourse Facility is reduced by amounts of Drawings under it which are prepaid in addition to the amortisation under clause 6 (“Amortisation of Limited Recourse Facility”)).

(b)                                  The Facility Limit of the Recourse Facility is not reduced by amounts prepaid.

7.6                                Effect of prepayment under Limited Recourse Facility

An amount prepaid under the Limited Recourse Facility (including any amount prepaid in accordance with clauses 7.2 (“Voluntary prepayment”), clause 7.3 (“Mandatory prepayments - Distributions”) and clause 7.4 (“Mandatory Prepayment - Review Event”)) is to be applied first against the then final Instalment Amount due under clause 6 (“Amortisation of Limited Recourse Facility”) and then successively against the remaining Instalment Amounts in reverse order to the order in which the Instalment Amounts are due to be paid.

8                                          Reliquifying Bills

8.1                                Obligation to draw Bills

The Company agrees to draw Bills when and in the form required by the Agent on behalf of a Financier.  However:

(a)                                   the discounted value of those Bills, when added to the total of the discounted value of all other Bills drawn as required by the Agent on behalf of the Financier under this clause 8 and which are unmatured or unpresented, may not exceed the Financier’s Proportion of the Drawing to which the Bills relate; and

(b)                                  no Bill is to be drawn which would mature after the Maturity Date for the Facility in respect of which the Bill is to be drawn.

In addition, the total discounted value of Bills which a Substitute Financier is entitled to have drawn with recourse to the Company for the purpose of this clause 8 is reduced by the total discounted value of all unmatured or unpresented Bills drawn in respect of the relevant Retiring Financier which relate to the obligations assumed by the Substitute Financier and which are drawn with recourse to the Company.  Any other Bill drawn in respect of the Substitute Financier must expressly state that it is drawn without recourse to the Company.

8.2                                Financier as attorney

The Company irrevocably appoints each Financier and each Authorised Officer of each Financier individually as its attorney to draw the Bills in accordance with clause 8.1 and agrees to ratify all action taken by an attorney under this clause 8.2.

8.3                                Termination

The Company’s obligation to draw Bills ceases, and the appointment of a Financier and its Authorised Officers as attorney for this purpose is revoked, on payment by the Company of all amounts owing to that Financier under this agreement.

8.4                                Indemnity by Financier

Each Financier unconditionally and irrevocably indemnifies the Company against liability or loss arising from, and any Costs and Taxes incurred in connection with, any Bill having recourse to the Company drawn at the Financier’s request under this clause 8.  Each Financier agrees to pay amounts due under this indemnity to the Company on demand.

Part 4 Standard terms - all Facilities

9                                          Payments

9.1                                Manner of payment

Despite any other provision of a Finance Document, the Obligor agrees to make payments (including by way of reimbursement) under each Finance Document:

(a)                                   on the due date (or, if that is not a Business Day, on the next Business Day unless that day falls in the following month or after the Maturity Date, in which case, on the previous Business Day);and

(b)                                  not later than 10am in the place for payment; and

(c)                                   in Australian dollars in immediately available funds; and

(d)                                  in full without set-off or counterclaim, and without any deduction in respect of Taxes unless prohibited by law; and

(e)                                   to the Security Trustee by payment into the account nominated by the Security Trustee, or by payment as the Security Trustee otherwise directs.

If the Security Trustee directs the Obligor to pay a particular party or in a particular manner, the Obligor is taken to have satisfied its obligation to the Security Trustee by paying in accordance with the direction.

The Obligor satisfies a payment obligation only when the Security Trustee or the person to whom it has directed payment receives the amount (even if the Obligor pays the amount directly to a Financier or a Financier receives the amount by way of set-off in circumstances where the Financier is not the person to whom the Security Trustee has directed payment).

9.2                                Direction to pay

The Security Trustee directs that until further notice or until the Enforcement Date (whichever occurs first), each Obligor makes all payments due:

(a)                                   to the Security Trustee under this agreement, to the Agent; and

(b)                                  under any other Finance Document, in the manner set out in that other document.

9.3                                Currency of payment

Each Obligor waives any right it has in any jurisdiction to pay an amount other than in the currency in which it is due.  However, if the Security Trustee, Agent or a Financier receives an amount in a currency other than that in which it is due:

(a)                                   it may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate.  It may deduct its usual Costs in connection with the conversion; and

(b)                                  the Obligor satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the Costs of the conversion.

9.4                                Total Amount Owing

Subject to the provisions of any Finance Document, the Company agrees to pay the Total Amount Owing on the last Maturity Date under this agreement.

10                                   Cancellation

The Company may cancel the Undrawn Facility Limit of a Facility in whole or in part by notifying the Agent on or before the fifth Business Day before the cancellation is to take effect.  A partial cancellation must be at least A$1,000,000 and a whole multiple of A$1,000,000. Once given, the notice is irrevocable.  The Facility Limit for the Facility reduces by the amount of any cancellation.  Each Financier’s Commitment for the Facility also reduces by its Proportion of the cancelled amount.

11                                   Fees

11.1                         Commitment fee

The Company agrees to pay on 30 June 2004 and thereafter semi-annually in arrears, on the date all or part of the Undrawn Facility Limit of a Facility is cancelled and on the last day of each availability period for the Facilities (as set out in the Details), a commitment fee or fees as set out in the Details.

If the Company cancels any of the Undrawn Facility Limits, it agrees to pay the commitment fee in respect of the cancelled amount up to and including the cancellation date.

The commitment fee is calculated on actual days elapsed using a 365 day year.

11.2                         Agent fees

The Company agrees to pay the agency fee set out in the letter referred to in the Details (next to “Agency fee”) in accordance with and otherwise comply with the terms of that letter.

11.3                         Security Trustee fees

The Company agrees to pay the Security Trustee fee set out in the letter referred to in the Details (next to “Security Trustee fee”) in accordance with and otherwise comply with the terms of that letter.

11.4                         Arranging fee

The Company agrees to pay the arranging fee set out in the letter referred to in the Details (next to “Arranging fee”) in accordance with and otherwise comply with the terms of that letter.

11.5                         Underwriting fee

The Company agrees to pay the underwriting fee set out in the letter referred to in the Details (next to “Underwriting fee”) in accordance with and otherwise comply with the terms of that letter.

11.6                         Technical Bank fees

The Company agrees to pay the Technical Bank fees set out in the letter referred to in the Details (next to “Technical Bank fee”) in accordance with and otherwise comply with the terms of that letter.

11.7                         Recalculation Fee

The Company agrees to pay a recalculation fee of A$30,000 on or before each date agreed by the Agent and the Company under clause 2.1(b).

11.8                         Warranty Notice fee

The Company agrees to pay a fee of A$20,000 on 30 June 2005 if it has not given a Warranty Notice on or by that date.

12                                   Withholding tax

12.1                         Payments by Obligor

Without limiting the provisions of a Hedge Agreement, if a law requires a Project Party to deduct an amount in respect of Taxes from a payment under any Finance Document (other than a Hedge Agreement) such that the relevant Finance Party would not actually receive on the due date the full amount provided for under the Finance Document, then:

(a)                                   the Project Party agrees to deduct the amount for the Taxes (and any further deduction applicable to any further payment due under paragraph (c) below); and

(b)                                  the Project Party agrees to pay an amount equal to the amount deducted to the relevant authority in accordance with applicable law and give the original receipts to the Agent; and

(c)                                   if the amount deducted is in respect of Accountable Taxes, the amount payable is increased so that, after making the deduction and further deductions applicable to additional amounts payable under this clause, the Finance Party is entitled to receive (at the time the payment is due) the amount it would have received if no deductions had been required.

12.2                         Payments by Agent to Financier

If a law requires the Agent to deduct an amount in respect of Taxes from a payment by the Agent to a Financier under any Finance Document such that the Financier would not actually receive on the due date the full amount provided for under the Finance Document, then:

(a)                                   the Agent agrees to deduct the amount for the Taxes (and any further deduction applicable to any further payment due under paragraph (c) below); and

(b)                                  the Agent agrees to pay an amount equal to the amount deducted to the relevant authority in accordance with applicable law and give the original receipts to the relevant Financier; and

(c)                                   if the amount deducted is in respect of Accountable Taxes, the amount payable is increased so that, after making the deduction and further deductions applicable to additional amounts payable under this clause, the Financier is entitled to receive (at the time the payment is due) the amount it would have received if no deductions had been required; and

(d)                                  the Company agrees to pay to the Agent an amount equal to any deduction which the Agent is required to make under this clause 12.2.

12.3                         Payments by Security Trustee to Agent or Finance Party

If a law requires the Security Trustee to deduct an amount in respect of Taxes from a payment by the Security Trustee to the Agent (for its own account or for the account of a Financier) or to another Finance Party, in each case under any Finance Document, so that the Agent or other Finance Party, as the case may be, would not actually receive on the due date the full amount provided for under the Finance Document, then:

(a)                                   the Security Trustee agrees to deduct the amount for the Taxes (and any further deduction applicable to any further payment due under paragraph (c) below); and

(b)                                  the Security Trustee agrees to pay an amount equal to the amount deducted to the relevant authority in accordance with applicable law and give the original receipts to the Agent or the relevant Finance Party, as the case may be; and

(c)                                   if the amount deducted is in respect of Accountable Taxes, the amount payable is increased so that, after making the deduction and further deductions applicable to additional amounts payable under this clause, the Agent or Finance Party, as the case may be, is entitled to receive (at the time the payment is due) the amount it would have received if no deductions had been required; and

(d)                                  the Company agrees to pay to the Security Trustee an amount equal to any deduction which the Security Trustee is required to make under this clause 12.3.

13                                   Increased costs

13.1                         Compensation

The Company agrees to compensate a Financier within 10 Business Days of demand if the Financier determines that:

(a)                                   a Directive, or change in Directive, in either case applying for the first time after the date of this agreement; or

(b)                                  a change in a Directive’s interpretation or administration by an authority after the date of this agreement; or

(c)                                   compliance by the Financier or any of its Related Entities with any such Directive, changed Directive or changed interpretation or administration directly or indirectly:

(i)                                      increases the cost of a Facility to the Financier or any of its Related Entities; or

(ii)                                   reduces any amount received or receivable by, or the effective return to, the Financier or any of its Related Entities, in connection with a Facility; or

(iii)                                reduces the return on capital allocated to a Facility, or the overall return on capital of the Financier (or any of its Related Entities) in connection with a Facility.

In this clause 13.1, a reference to a Directive does not include a Directive imposing or changing the basis of a tax on the overall net income of the Financier.

Compensation need not be in the form of a lump sum and may be demanded as a series of payments.

Any demand under this clause 13.1 is to be made by the Agent.

13.2                         Substantiating costs

If a Financier makes a demand under clause 13.1 (“Compensation”), it agrees to provide the Company with reasonably detailed calculations showing how the amount demanded has been ascertained.  However, nothing in this clause 13.2 obliges the Financier to provide details of its business or tax affairs which it considers in good faith to be confidential.

13.3                         Possible minimisation

The Company agrees to compensate the Financier whether or not the increase or reduction could have been avoided.  However, if the Company asks, the Financier agrees to consult with the Company as to how that increase or reduction may be avoided or minimised and to use reasonable endeavours to avoid or minimise any increase or reduction.

14                                   Illegality or impossibility

14.1                         Financier’s right to suspend or cancel

This clause 14 applies if a Financier determines that:

(a)                                   a change in a Directive; or

(b)                                  a change in the interpretation or administration of a Directive by an authority; or

(c)                                   a Directive

applying for the first time after the date of this agreement, makes it (or will make it) illegal or impossible in practice for the Financier to fund, provide, or continue to fund or provide, financial accommodation under the Finance Documents.  In these circumstances, the Agent, by giving a notice to the Company, may suspend or cancel some or all of the Financiers’ obligations under this agreement as indicated in the notice.

14.2                         Extent and duration

The suspension or cancellation:

(a)                                   must apply only to the extent necessary to avoid the illegality or impossibility; and

(b)                                  in the case of suspension, may continue only for so long as the illegality or impossibility continues.

14.3                         Notice requiring prepayment under Facilities

If the illegality or impossibility relates to a Drawing, the Agent, by giving a notice to the Company, may require prepayment of all or part of the affected Financier’s Proportion of that Drawing and interest accrued on that part.  The Company agrees to repay the amount specified within 30 Business Days after receiving the notice (or, if earlier, on the date the illegality or impossibility arises).

14.4                         Financier to seek alternative funding method

If a notice is given under clause 14.3 (“Notice requiring prepayment under Facilities”), then the relevant Financier agrees to use reasonable endeavours for a period of 30 Business Days to make the relevant financial accommodation available by some alternative means (including changing its lending office to another then existing lending office or making the financial accommodation available through a Related Entity of the Financier).

15                                   Base Case Financial Model

15.1                         Calculations

(a)                                   Any amount or figure to be calculated or estimated under or for the purposes of the definition of “Cash Available for Debt Service”, “Corporate Costs”, “Project Costs”, “Operating Costs”, “Debt Service Obligations” or “Revenue” is to be calculated on the basis of the most recent Base Case Financial Model and accounts and other financial information provided under clause 18.4 or, if the Company is at any relevant time in default in delivering accounts and other financial information under clause 18.4, as reasonably estimated by the Agent on the basis of the most recent Base Case Financial Model and such other accounts and information as is available to the Agent.

(b)                                  Interest capitalised under clause 5.5 is taken to have been paid in cash.

15.2                         Cash Available for Debt Service calculations

Calculations under or for the purposes of the definition of “Cash Available for Debt Service” in relation to a past Calculation Period must:

(a)                                   subject to clause 15.2(b), be done on the basis of actual amounts for that Calculation Period; and

(b)                                  be done on the basis that netting of payments between Interest Transactions and FX Transactions does not occur.

15.3                         Currency for calculations

All calculations under this agreement will be made in Australian Dollars.  For the purposes of determining Project Costs, Operating Costs, Debt Service Obligations, Revenue and any other cashflow figure, and any Financial Ratio, any amount paid or received (or to be paid or received) by the Company in a currency other than Australian Dollars will:

(a)                                   to the extent the amount paid or received has been converted from or to Australian Dollars by the Company, be taken into account as that Australian Dollar amount; and

(b)                                  to the extent that no such conversion or payment has taken place, be taken into account as:

(i)                                      the anticipated Australian Dollar amount, in the case of payments or receipts that are hedged under Hedge Agreements; and

(ii)                                   otherwise, the Current Australian Dollar Amount which is quoted to the Agent for value on the date of the calculation.

15.4                         Updating of Base Case Financial Model

The Agent agrees:

(a)                                   to update the Base Case Financial Model to reflect the adoption of, and any changes to, the Agreed Development Plan effected in accordance with this agreement;

(b)                                  following a request under clause 2.1(b), to update the Base Case Financial Model for the purpose of recalculating the Facility Limit of the Limited Recourse Facility and a revised Fixed Repayment Schedule; and

(c)                                   following a request under clause 2.3, to update the Base Case Financial Model for the purpose of recalculating the Financial Ratios; and

(d)                                  no later than five Business Days after each Calculation Date occurring after the First Recalculation Date or two Business Days after receipt of the information required under clause 15.5 as at that Calculation Date, whichever is the later, to update the Base Case Financial Model for the purpose of:

(i)                                      calculating the Financial Ratios in respect of that Calculation Date; and

(ii)                                   where applicable under clause 2.1(a), recalculating the Facility Limit of the Limited Recourse Facility and a revised Fixed Repayment Schedule.

A copy of:

(A)                               the updated Base Case Financial Model (in hard copy and in electronic format);

(B)                                 the Assumptions used in that updated Base Case Financial Model,

as applicable, is to be delivered to the Company as soon as practicable upon updating or determination, as the case may be.

15.5                         Assumptions and calculations

The Company agrees not later than five Business Days after each Calculation Date, to

(a)                                   in the case of each Calculation Date after the First Recalculation Date, calculate the Cash Available for Debt Service for the period ending on that Calculation Date; and

(b)                                  propose for the Agent’s consideration such Assumptions to be used in the update of the Base Case Financial Model as the Company wishes.

A copy of:

(A)                               those Assumptions;

(B)                                 the Company’s calculation of the Cash Available for Debt Service,

as applicable, must be delivered to the Agent immediately upon determination, together with all information relevant to facilitate the Agent’s review of the same.

15.6                         Matters to take into account

Any updating of the Base Case Financial Model under clause 15.4 must take into account:

(a)                                   actual Revenue, Operating Costs, Project Costs, Corporate Costs and other relevant cashflows;

(b)                                  actual performance of the Project; and

(c)                                   the forecast performance, based on Assumptions determined by the Agent after consideration of the Assumptions proposed by the Company, of the Project for the remainder of the period to the Exhaustion Date.

The Agent’s determination of those of the Assumptions upon which it has received advice from an Independent Technical Expert, is final and binding.

15.7                         Agent to advise whether it agrees with Assumptions and other matters

The Agent agrees, as soon as reasonably practicable (and in any event no later than 15 Business Days) after receipt of the Cash Available for Debt Service calculations and such other information as the Agent reasonably requests in relation thereto, to advise the Company whether it agrees with:

(a)                                   any Assumptions proposed by the Company (whether or not the Agent has received advice thereon from an Independent Technical Expert), and giving details of the differences; and

(b)                                  the Company’s determination of the Cash Available for Debt Service, and giving details of the differences,

as applicable.

The Agent will advise the Company of the technical, financial and economic Assumptions proposed by the Company upon which it has received advice from an Independent Technical Expert and provide the Company with extracts of any relevant advice.

15.8                         Agent may be taken to have agreed

If the Agent fails to respond within the 15 Business Day period referred to in clause 15.7 indicating that it disagrees with:

(a)                                   any Assumptions proposed by the Company; or

(b)                                  the Company’s determination of the Cash Available for Debt Service,

it will be taken that the Agent agrees with those Assumptions and that determination.

15.9                         Dispute resolution

The Agent and the Company agree to consult in good faith as to any dispute between them arising out of clauses 15.4 to 15.8 inclusive, including any dispute as to the Assumptions proposed by the Company, other than in relation to matters upon which the Agent’s determination is final and binding under clause 15.6.

15.10                  Assumption or calculation dispute

During any period in which any dispute in relation to any Assumption proposed by the Company or determination by the Company remains unresolved, the relevant Assumption or determination proposed by the Agent will be taken to apply until final determination of that dispute under this clause 15.

15.11                  Independent party to determine dispute

Any dispute between the Company and the Agent arising out of clauses 15.4 to 15.8 inclusive which is not resolved by consultation under clause 15.9 within two Business Days, will be referred for a decision to an independent chartered accountant experienced in determining disputes of a similar nature agreed between the Company and the Agent or, failing agreement within two Business Days of a party first giving notice requiring a referral to an independent expert under this clause, nominated by the President (or person acting in that position) of The Institute of Chartered Accountants in Australia.

15.12                  Decision

Any chartered accountant appointed to resolve a dispute must be requested to give a decision within five Business Days (or such longer period as the Agent and the Company agree) of the chartered accountant receiving notification of appointment.  The chartered accountant must act as an expert and not an arbitrator and the decision will be final and binding on the parties.  The parties to the dispute must ensure that a chartered accountant appointed under clause 15.11 is promptly provided with all documents, information and submissions necessary for the expeditious determination of the matters in dispute.  The chartered accountant is to be requested to provide a written report to the Agent and the Company setting out detailed reasons for the decision.

15.13                  Modification of Assumptions

If as a result of any resolution of a dispute referred to in clause 15.9 any Assumption or other aspect of the Base Case Financial Model is modified, the Agent must update the Base Case Financial Model to take into account the modified Assumption or other aspect of the Base Case Financial Model and deliver a copy to the Company, together with revised determinations of the relevant Financial Ratio, if applicable.

15.14                  Costs and expenses

Costs and expenses of the independent expert must be borne and paid by the Company.

15.15                  Failure to resolve by Repayment Date

If any dispute relating to any updating of the Base Case Financial Model or calculation under clause 15.4(d) is not resolved prior to the date being two Business Days prior to the Repayment Date first occurring after the relevant Calculation Date, the Cash Available for Debt Service for the period ending on, and the Financial Ratios as at, that Calculation Date will, for the purpose of determining the Company’s rights and obligations under the Finance Documents on that Repayment Date, be as determined by the Agent in its absolute discretion.

16                                   Project Accounts

16.1                         Establishment and operation of Project Accounts

The Company undertakes:

(a)                                   (establishment of new Project Accounts) to establish prior to Financial Close (and, in the case of the Proceeds Account, prior to the first recalculation of the Facility Limit for the Limited Recourse Facility and, in the case of the Capex Reserve Account, prior to the Maturity Date of the Recourse Facility) and maintain in such place as approved by the Agent from time to time four Australian Dollar interest bearing accounts with the Account Bank, to be styled:

(i)                                      “Tipperary Oil & Gas (Australia) Pty Limited - A$ Proceeds Account”; and

(ii)                                   “Tipperary Oil & Gas (Australia) Pty Limited - A$ Debt Service Reserve Account”; and

(iii)                                “Tipperary Oil & Gas (Australia) Pty Limited - A$ Capex Reserve Account”; and

(iv)                               “Tipperary Oil & Gas (Australia) Pty Limited - A$ Insurance Account”; and

(b)                                  (maintenance of existing Operating Account) to maintain in such place as approved by the Agent from time to time the following interest bearing accounts with the Account Bank, styled:

(i)                                      “Tipperary Oil & Gas (Australia) Pty Ltd Comet Ridge Project Account”, account number 8372 48761; and

(ii)                                   “Tipperary Oil & Gas (Australia) Pty Ltd Account”, account number 7754 72425; and

(iii)                                “Tipperary Oil & Gas (Australia) Pty Ltd USD Working Account”, account number 838516-00001; and

(c)                                   (Agent as signatory) to ensure that an Authorised Officer of the Agent is a signatory to the Project Accounts at all times; and

(d)                                  (operation of Operating Account and Proceeds Account) after the Agent has served on the Company a notice in respect of a Potential

Event of Default or an Event of Default that has occurred, and while it is subsisting, the Proceeds Account and the Operating Account may only be operated by an Authorised Officer of the Agent; and

(e)                                   (operation of other Project Accounts) the Debt Service Reserve Account, the Capex Reserve Account and the Insurance Account may only be operated by an Authorised Officer of the Agent at all times; and

(f)                                     (maintain Project Accounts) to maintain the Project Accounts with the Account Bank and not change those accounts to another bank without the prior consent of the Agent; and

(g)                                  (operating procedures) not to cause or allow the operating procedures of a Project Account to be varied, repudiated, rescinded, terminated or rendered void, voidable or unenforceable; and

(h)                                  (interest credited to Project Accounts) to cause all interest and other earnings on each Project Account to be credited to that Project Account; and

(i)                                      (dealing with Project Accounts) to deal with the moneys standing to the credit of the Project Accounts in accordance with this clause 16 (“Project Accounts”) and not otherwise.

16.2                         No moneys may be withdrawn

No moneys may be withdrawn by the Company or another Obligor from a Project Account while an Event of Default or Potential Event of Default subsists.

16.3                         Proceeds Account and Operating Account- Deposits

The Obligors undertake to pay or cause to be paid:

(a)                                   into the Operating Account:

(i)                                      all Drawings made under the Recourse Facility;

(ii)                                   all cash drawings made under the Working Capital Facility;

(iii)                                until the First Recalculation Date:

(A)                                all Revenues;

(B)                                  Insurance Proceeds not required to be deposited to the credit of the Insurance Proceeds Account or paid directly to third parties under the terms of applicable Liability Insurance Policies; and

(C)                                  all moneys received from a Party other than an Obligor, whether by way of a reimbursement of payments made by the Company (in its capacity as Operator or otherwise) or otherwise;

(b)                                  into the Proceeds Account, as and from the First Recalculation Date:

(i)                                      all Drawings made under the Limited Recourse Facility;

(ii)                                   all amounts transferred from:

(A)                                the Debt Service Reserve Account in accordance with clause 16.7(b) (“Debt Service Reserve Account”);

(B)                                  the Capex Reserve Account in accordance with 16.11(b) (“Capex Reserve Account - withdrawals”); and

(iii)                                all Revenues;

(iv)                               all moneys received from a Party, whether by way of a reimbursement of payments made by the Company (in its capacity as Operator or otherwise) or otherwise;

(v)                                  Insurance Proceeds not required to be deposited to the credit of the Insurance Proceeds Account or paid directly to third parties under the terms of applicable Liability Insurance Policies;

(vi)                               all moneys drawn under the TOGA Subordinated Loan to fund Corporate Costs.

16.4                         Operating Account - Withdrawals

Subject to clause 16.2 (“No moneys may be withdrawn”), withdrawals from the Operating Account may only be made for the following purposes, on the following terms and in the following order of priority (and not otherwise):

(a)                                   first, in or towards repayment of any amounts then due and payable in respect of the Slough Loan;

(b)                                  secondly, in or towards payment of Project Costs and Operating Costs properly incurred, as and when those amounts fall due for payment;

(c)                                   thirdly, in or towards payment of Corporate Costs properly incurred, as and when those amounts fall due for payment; and

(d)                                  fourthly, in or towards paying or meeting:

(i)                                      any liability for replacement or reinstatement of Project Assets, to the extent the same is funded by Insurance Proceeds deposited into the Operating Account;

(ii)                                   any liability to a third party to the extent the same is funded by Insurance Proceeds under a Liability Insurance Policy deposited in the Operating Account, as and when that liability arises;

(e)                                   fifthly, on the date for payment by it of fees, Taxes and royalties in connection with the Project assessed and payable by an Obligor, in payment of those fees, Taxes and royalties;

(f)                                     sixthly, on each:

(i)                                      date for payment by it of fees under clause 11.1 (“Commitment fee”) in respect of the Recourse Facility, in payment of those fees; and

(ii)                                   Interest Payment Date for Drawings made by it under the Recourse Facility, in payment of the interest on those Drawings; and

(iii)                                date for payment to the Agent or a Financier of any other amount (not being an amount due under clause 6 (“Amortisation of Limited Recourse Facility”) or clause 7 (“Repaying and prepaying”)) under this agreement, in payment of that amount,

(g)                                  seventhly, if the Company so elects, in paying interest and fees on the Working Capital Facility and repayments and voluntary prepayments of the Working Capital Facility;

(h)                                  eighthly, on the Maturity Date of the Recourse Facility, in satisfaction of its obligations under clause 7 (“Repaying and prepaying”) on that date;

(i)                                      ninthly, in or towards voluntary prepayments of the Recourse Facility or the Limited Recourse Facility (or both) in accordance with clause 7 (“Repaying and prepaying”).

16.5                         Proceeds Account - Withdrawals

Subject to clause 16.2 (“No moneys may be withdrawn”), withdrawals from the Proceeds Account may only be made for the following purposes, on the following terms and in the following order of priority (and not otherwise):

(a)                                   first, in or towards payment of Project Costs and Operating Costs properly incurred, as and when those amounts fall due for payment, and during the periods and up to 110% of the amounts provided in the Base Case Financial Model;

(b)                                  secondly, in or towards paying or meeting:

(i)                                      any liability for replacement or reinstatement of Project Assets, to the extent the same is funded by Insurance Proceeds deposited into the Proceeds Account;

(ii)                                   any liability to a third party to the extent the same is funded by Insurance Proceeds under a Liability Insurance Policy deposited in the Proceeds Account, as and when that liability arises; and

(iii)                                Corporate Costs properly incurred, up to the amounts provided in the Agreed Development Plan and the Base Case Financial Model, to the extent the same is funded by moneys advanced to the Company under the TOGA Subordinated Loan;

(c)                                   thirdly, on the date for payment by it of fees, Taxes and royalties in connection with the Project assessed and payable by an Obligor, in payment of those fees, Taxes and royalties, during the periods and up to the amounts provided in the Base Case Financial Model (adjusted for increases in Revenue during that period from that assumed in the Base Case Financial Model);

(d)                                  fourthly, on each Repayment Date, by causing any amount required to be paid in the Capex Reserve Account on that date in accordance with clause 16.10 (“Capex Reserve Account - deposits”) to be paid into that account;

(e)                                   fifthly, on each:

(i)                                      date for payment by it of fees under clause 11.1 (“Commitment fee”) in respect of the Limited Recourse Facility, in payment of those fees; and

(ii)                                   Interest Payment Date for Drawings made by it under the Limited Recourse Facility, in payment of the interest on those Drawings; and

(iii)                                date for payment by it under any Interest Transaction, in or towards paying or meeting the amount due to be paid by it under that Interest Transaction; and

(iv)                               date for payment to the Agent or a Financier of any other amount (not being an amount due under clause 6 (“Amortisation of Limited Recourse Facility”) or clause 7 (“Repaying and prepaying”) or an amount due with respect to the Recourse Facility and Drawings thereunder) under this agreement, in payment of that amount;

(f)                                     sixthly, on each Repayment Date and on the Maturity Date of the Limited Recourse Facility, in satisfaction of its obligations under clauses 6 (“Amortisation of Limited Recourse Facility”) and 7 (“Repaying and prepaying”) on that date;

(g)                                  seventhly, on each Repayment Date, by causing any amount required to be paid into the Debt Service Reserve Account on that date in accordance with clause 16.6 (“Debt Service Reserve Account”) to be paid into that account;

(h)                                  eighthly, on each Repayment Date, in or towards payment of any fees, Taxes and royalties or fines, penalties or interest assessed and payable by it in respect of those Taxes but not paid under clause 16.5 (c);

(i)                                      ninthly, on each Repayment Date after the Maturity Date of the Recourse Facility, in or towards repayment to the Recourse Guarantor of any moneys that the Recourse Guarantor has paid in accordance with clause 16.8 (“Funding of Debt Service Reserve Account by Recourse Guarantor”); and

(j)                                      tenthly, on each Repayment Date, in or towards voluntary prepayments of the Recourse Facility or the Limited Recourse Facility (or both) in accordance with clause 7 (“Repaying and prepaying”); and

(k)                                   lastly, on each Repayment Date, if moneys could then be paid or applied by the Company under clause 16.6, in or towards:

(i)                                      payment of Corporate Costs properly incurred, up to the amounts provided in the Agreed Development Plan and the Base Case Financial Model; or

(ii)                                   repayment of any moneys borrowed under the TOGA Subordinated Loan to fund Corporate Costs that the Company would otherwise be entitled to pay in compliance with clause 16.5(b)(iii), and interest on those moneys.

16.6                         Proceeds Account - Distributions

Subject to clauses 16.2 (“No moneys may be withdrawn”) and 16.7 (“Debt Service Reserve Account”), the balance (if any) standing to the credit of the Proceeds Account on any Repayment Date, after compliance with the provisions of clauses 16.3 (“Proceeds Account and Operating Account - Deposits”) and 16.5 (“Proceeds Account - Withdrawals”), may be paid or applied as the Company directs at its discretion in writing on that Repayment Date, subject to:

(a)                                   (maximum amount of withdrawal) the maximum amount to be so paid or applied is less than the aggregate of the Cash Available for Debt Service in respect of each Calculation Period ending prior to that Repayment Date, less the aggregate of:

(i)                                      the amounts paid under clauses 16.5(d) during each such Calculation Period; and

(ii)                                   the amounts paid under clause 16.5(e) to 16.5(k) on each Repayment Date prior to that Repayment Date;

(iii)                                the amounts previously so applied under this clause 16.6 on each Repayment Date prior to that Repayment Date in accordance with this clause 16.6;

(b)                                  (Financial Ratio tests) each Financial Ratio as calculated as at the immediately preceding Calculation Date was greater than the level of its corresponding Lock Up Ratio;

(c)                                   (Debt Service Reserve) the Debt Service Reserve Amount (as calculated as at the immediately preceding Calculation Date) is standing to the credit of the Debt Service Reserve Account on that Repayment Date;

(d)                                  (no Event of Default, Potential Event of Default, Review Event or Price Event) no Event of Default, Potential Event of Default, Review Event or Price Event subsists as at that date;

(e)                                   (sufficient funds) after such payment or application, the Company will still have sufficient funds in the Proceeds Account to meet its ongoing obligations including, on a Repayment Date prior to the Recourse Facility Maturity Date, obligations to pay future Operating Costs and Project Costs to the extent that those future costs are not as at that Repayment Date fully funded to the satisfaction of the Agent; and

(f)                                     (mandatory prepayment) an amount equal to 25% of the total amount paid or applied on that date being applied on that Repayment Date by way of prepayment of Drawings under the Limited Recourse Facility in accordance with clause 7.3 (“Mandatory prepayment - Distributions”).

16.7                         Debt Service Reserve Account

(a)                                   Subject to clause 16.9, if, as at any Calculation Date, the balance standing to the credit of the Debt Service Reserve Account is less than the Debt Service Reserve Amount for that Calculation Date (the difference being the “DSRA Shortfall”), and money is available for withdrawal on the Repayment Date immediately after that Calculation Date under clause 16.5(g), then the lesser of the amount of money available to be withdrawn under clause 16.5(g) on that date and the DSRA Shortfall must be withdrawn from the Proceeds Account and deposited into the Debt Service Reserve Account under clause 16.5(5) (“Proceeds Account - withdrawals”) on that date.

(b)                                  Subject to clause 16.2, if on a Repayment Date the amount standing to the credit of the Debt Service Reserve Account is in excess of the Debt Service Reserve Amount for the immediately preceding Calculation Date, then the amount of the difference may be transferred to the Proceeds Account.

16.8                         Funding of Debt Service Reserve Account by Recourse Guarantor

Subject to clause 16.9, if, on the last Repayment Date prior to the Maturity Date for the Recourse Facility, the balance of the Proceeds Account (after payment of the amounts referred to in clauses 16.5(e) to 16.5(g) (“Proceeds Account - withdrawals”) inclusive on that date) is not sufficient to fund in full on that date the DSRA Shortfall for the immediately preceding Calculation Date, the Recourse Guarantor must, on that Maturity Date, pay into the Debt Service Reserve Account an amount equal to the difference between the applicable DSRA Shortfall and the amount actually paid into the Debt Service Reserve Account under clause 16.7 (“Debt Service Reserve Account”) on that date.

The Recourse Guarantor and the Company acknowledge and agree that any amount paid by the Recourse Guarantor in accordance with this clause 16.8:

(a)                                   constitutes a loan by the Recourse Guarantor to the Company which is subject to the terms of the Subordination Deed;

(b)                                  is only repayable by the Company on any subsequent Repayment Date to the extent that there is a sufficient balance standing to the credit of the Proceeds Account on that Repayment Date, after payment of the amounts referred to in clause 16.5(a) to (j) (“Proceeds Account - Withdrawals”) inclusive on that Repayment Date.

16.9                         Alternative to cash funding Debt Service Reserve Account

The Company or the Recourse Guarantor may:

(a)                                   at any time, substitute for any credit balance in the Debt Service Reserve Account; or

(b)                                  on any Repayment Date, substitute for any amount obliged to be paid into the Debt Service Reserve Account under clause 16.7 (“Debt Service Reserve Account”) on that Repayment Date; or

(c)                                   on the Maturity Date of the Recourse Facility, substitute for any amount obliged to be paid into the Debt Service Reserve Account under clause

16.8 (“Funding of Debt Service Reserve Account by Recourse Guarantor”) on that Repayment Date; or

(d)                                  replace any letter of credit previously provided under this clause with,

a letter of credit which expires no earlier than 12 months after its date of issue from an OECD bank (with a branch in Sydney) with a long term credit rating of A+ or higher by S&P or A1 or higher by Moody’s, in form and substance satisfactory to the Agent, including:

(e)                                   being for face value not less than:

(i)                                      in the case of a substitution for any credit balance in the Debt Service Reserve Account, the amount of the credit balance in the Debt Service Reserve Account being substituted for at that time; and

(ii)                                   in the case of a substitution for any amount obliged to be put into the Debt Service Reserve Account, the amount obliged to be paid into the Debt Service Reserve Account at that time; and

(iii)                                in the case of replacement of a letter of credit previously provided under this clause, an amount equal to the face value of that letter of credit; and

(f)                                     the Agent having the ability to immediately draw on the letter of credit if it is not replaced at least seven Business Days prior to its maturity or expiry date, to the extent that the relevant Debt Service Reserve Account was not fully cash funded in accordance with clause 16.7 (“Debt Service Reserve Account”) as at the most recent Calculation Date.

If, at any time, the long term credit rating of a financial institution which has issued a letter of credit provided in accordance with this clause 16.8 falls below A+ by S&P or A1 by Moody’s, the Company must:

(g)                                  immediately notify the Agent of that fact; and

(h)                                  procure that a replacement letter of credit from a financial institution rated A+ or higher by S&P or A1 or higher by Moody’s is provided to the Agent in accordance with this clause for an amount equal to the amount of the letter of credit being replaced within seven days of the earlier of notice under clause 16.9(g) or when notice should have been given under clause 16.9(g).

16.10                  Capex Reserve Account - deposits

(a)                                   Subject to clauses 16.10(b) and 16.10(c):

(i)                                      on each of the four Repayment Dates occurring immediately prior to the commencement of a Major Expenditure Year, the Company must pay or cause to be paid into the Capex Reserve Account one quarter of the amount of the Required Capital Retention for that Major Expenditure Year; and

(ii)                                   without limiting clause 16.10(a)(i), if any Excess Capital Expenditure is identified in respect of any Major Expenditure

Year, on those of the four Repayment Dates prior to the commencement of that Major Expenditure Year which are still to occur at the time the Excess Capital Expenditure is identified, the Company must pay or cause to be paid into the Capex Reserve Account an amount equal to two thirds of the amount of that Excess Capital Expenditure divided by the number of the Repayment Dates which are still to occur.

(b)                                  The Company must pay or cause to be paid into the Capex Reserve Account prior to the Maturity Date of the Recourse Facility an amount equal to the Required Capital Retention for the Major Expenditure Year commencing immediately after the Maturity Date of the Recourse Facility.

(c)                                   If there will be a Required Capital Retention for each of the last two financial years out of any three future consecutive financial years, the Company must pay or cause to be paid into the Capex Account by the last Repayment Date prior to the commencement of the first of those two years, the Required Capital Retention for the first of those two years plus two thirds of the Required Capital retention for the second of those two years.

16.11                  Capex Reserve Account - withdrawals

Subject to clause 16.2 (“No moneys may be withdrawn”), the Company may apply money deposited in the Capex Reserve Account in accordance with clause 16.10 (“Capex Reserve Account - deposits”) for the following purposes and not otherwise:

(a)                                   a particular Major Expenditure Year, in or towards meeting or paying Project Costs and Operating Costs, properly incurred, as and when those amount fall due for payment in that Major Expenditure Year; and

(b)                                  with the approval of the Agent, in making a payment to the credit of the Proceeds Account.

16.12                  Insurance Account - deposits

Each Obligor must:

(a)                                   ensure that any proceeds of any third party liability claim under an Insurance Policy are paid to the claimant against a discharge of that Obligor; and

(b)                                  ensure that all other Insurance Proceeds received or paid by or for the account of an Obligor are:

(i)                                      in the case of total amounts per claim of less than A$2,000,000 (or its equivalent), deposited in the Operating Account or the Proceeds Account in accordance with clause 16.3; and

(ii)                                   in the case of total amounts per claim greater than or equal to A$2,000,000 (or its equivalent), deposited in the Insurance Account,

and applied in accordance with clause 16.13 (“Insurance Account - withdrawals”).

16.13                  Insurance Account - withdrawals

The Obligors must ensure that Insurance Proceeds deposited to the credit of:

(a)                                   the Operating Account, the Proceeds Account or the Insurance Account in accordance with clause 16.12(b) are dealt with as follows:

(i)                                      if the Agent is satisfied that:

(A)                                the Insurance Proceeds (and any other moneys available to the Obligors for the purpose) are sufficient to enable the Project to be reinstated to its condition prior to the occurrence of the damage giving rise to the relevant insurance claim; and

(B)                                  it is economically viable to reinstate the Project and that, after the Project is reinstated, each Obligor will thereafter comply with all of its obligations under the Finance Documents, then the Insurance Proceeds must be applied in that reinstatement; and

(b)                                  Insurance Proceeds deposited to the credit of the Operating Account or the Proceeds Account in accordance with clause 16.12(b) and not applied in reinstatement under paragraph (a) and the remaining balance of the Insurance Account, must be applied as directed by the Agent and not otherwise.

16.14                  Authorised Investments

Subject to clause 16.15, so long as no Potential Event of Default or Event of Default subsists the Company may invest, or direct the Agent to invest, moneys standing to the credit of a Project Account other than the Proceeds Account, in Authorised Investments.

16.15                  Authorised Investments - conditions

In relation to each Authorised Investment:

(a)                                   (separate) it must be kept separate from, and not be co-mingled with, moneys in any other account; and

(b)                                  (documents of title) the Company must:

(i)                                      promptly deliver to the Security Trustee all documents of title to the Authorised Investment; or

(ii)                                   if the Authorised Investment is made through Austraclear, RITS or some other securities system whose rules require that documents of title be lodged, pledge or otherwise grant security over all documents of title to the Security Trustee in compliance with those rules; and

(c)                                   (proceeds and income) proceeds and income in respect thereof and accretions thereto must be credited to the applicable Project Account promptly after they are realised or received (and before they are used for any other purpose), and the Company must give appropriate directions for this to occur; and

(d)                                  (ceasing to be Authorised Investment) if, after the time an Authorised Investment is made, that investment ceases to be an Authorised Investment, the Company must promptly cause that investment to be redeemed, realised, terminated or changed so as to become an Authorised Investment; and

(e)                                   (liquidity) the maturity and amount thereof must be selected by the Company so that the Company at all times holds sufficient liquid funds to meet its obligations under the Finance Documents; and

(f)                                     (schedule) the Company must provide the Agent with, each time an Authorised Investment is made, a schedule (or an updated schedule) setting out the nature, amount and maturity of all Authorised Investments; and

(g)                                  (re-investment on maturity) upon the maturity or expiration of the term thereof, the Company must cause the proceeds to be immediately and directly (and before they are used for any other purpose):

(i)                                      re-invested in accordance with clause 16.14 (“Authorised Investments”) and this clause 16.15; or

(ii)                                   credited to the applicable Project Account; and

(h)                                  (risk of loss) the Obligors bear the entire risk of any loss or depletion in value.

16.16                  Finance Parties’ liability

No Finance Party is responsible for or liable in respect of:

(a)                                   the performance by the Obligors of their respective obligations nor the exercise by the Obligors of their respective rights in respect of any Project Account or any Authorised Investment; or

(b)                                  any error of judgment or any mistake (whether by a Finance Party, an Obligor or any other person) or any market movements in connection with Authorised Investments.

No Finance Party has any duties or responsibilities in respect of any Project Accounts or Authorised Investments other than those expressly set out in this agreement.

17                                   Representations and warranties

17.1                         Initial general representations and warranties - Project Party

Each Project Party represents and warrants (except in relation to matters disclosed to the Agent by the relevant party and accepted by the Agent in writing, or disclosed and accepted in some other manner that the Agent agrees) that:

(a)                                   (incorporation and existence) it has been duly incorporated as a company limited by shares in accordance with the laws of its place of incorporation set out in the Details and is validly existing under those laws;

(b)                                  (power) it has corporate power to enter into the Finance Documents to which it is a party and comply with its obligations under them and to carry on its business as it is now being conducted or contemplated;

(c)                                   (corporate authorisations) it has taken all necessary corporate action to authorise the entry into and performance of the Finance Documents to which it is a party;

(d)                                  (validity of obligations) its obligations under each Finance Document to which it is a party are valid and binding and are enforceable against it in accordance with their terms subject to any necessary stamping, registration and equitable principles;

(e)                                   (no contravention or exceeding power) the ownership and intended use of the Secured Property by a Project Party, the execution and performance by it of the Finance Documents to which it is a party and the transactions under them which involve it, and the exercise by a Finance Party of its rights or remedies under a Finance Document:

(i)                                      do not (and will not) contravene its constituent documents, articles, certificate of incorporation, charter or by-laws (if any) or any law, obligation or other document or agreement affecting it or its assets, or cause a limitation on its powers or the powers of its directors to be exceeded;

(ii)                                   do not (and will not) create or impose, or require or result in the creation of, an Encumbrance on any of its assets except a Permitted Encumbrance; and

(iii)                                do not (and will not) result in an Event of Default described in clause 21.1(b) occurring;

(f)                                     (accounts) its most recent Financial Statements last given to the Agent:

(i)                                      are a true and fair statement of its financial position; and

(ii)                                   disclose or reflect all its material actual and contingent liabilities,

as at the date to which they are prepared;

(g)                                  (consolidated accounts) if it is required to prepare consolidated Financial Statements, the most recent consolidated Financial Statements of it and of the economic entity constituted by it and the entities which it controls last given to the Agent:

(i)                                      are a true and fair statement of the economic entity’s financial position; and

(ii)                                   disclose or reflect all the economic entity’s material actual and contingent liabilities,

as at the date to which they are prepared;

(h)                                  (litigation) there is no current, pending or threatened litigation (in the case of the Recourse Guarantor, material litigation) or proceeding affecting it or, other than in the case of Slough USA, any of its Subsidiaries or any of its or their assets (in the case of the Security Provider, those of its assets as comprise Secured Property) before a court, authority, Governmental Agency, commission or arbitrator other than the Tri-Star Litigation;

(i)                                      (Authorisations) it has in full force and effect the Authorisations and other consents necessary for it to enter into the Finance Documents to which it is a party, to comply with its obligations and exercise its rights under them and to allow them to be enforced in accordance with their terms;

(j)                                      (full disclosure) it has fully disclosed in writing to the Agent:

(i)                                      all documents and agreements to which it is a party; and

(ii)                                   all facts and all information (in the case of the Recourse Guarantor and the Security Provider, being facts and information known to it or within its possession and control) relating to it and its Subsidiaries, the Finance Documents and all things in connection with them, which are material to the assessment of the nature and amount of the risk undertaken by the Finance Parties in entering into the Finance Documents and doing anything in connection with them;

(k)                                   (default under law) neither it nor, in the case of the Company and the Recourse Guarantor, any of its Subsidiaries is in breach of a law or obligation affecting it or their Secured Property;

(l)                                      (not a trustee)

(i)                                      in the case of the Company, it does not hold any Secured Property or enter into any Transaction Document as trustee save insofar as it holds any Joint Property or Project Petroleum Interest as trustee under the terms of the Operating Agreement or a Deed of Confirmation; and

(ii)                                   in the case of each other Project Party, it does not hold any Secured Property or enter into any Finance Document as trustee;

(m)                                (benefit) it benefits by entering into the Transaction Documents to which it is a party;

(n)                                  (solvency) there are no reasonable grounds to suspect that it or, in the case of the Company, any of its Subsidiaries is unable to pay its debts as and when they become due and payable or is otherwise Insolvent;

(o)                                  (no benefit to related party)

(i)                                      no person has contravened or will contravene section 208 or section 209 of the Corporations Act by entering into any Finance Document or participating in any transaction in connection with a Finance Document;

(ii)                                   in the case of the Recourse Guarantor, no person associated with the Recourse Guarantor has contravened or will contravene section 330 of the Companies Act by entering into any Finance Document or participating in any transaction in connection with a Finance Document;

(p)                                  (copies, information, etc.)

(i)                                      all copies of documents provided by it or expressly on its behalf to the Finance Parties were true, complete and correct copies when provided (and included everything that has the effect of varying or replacing a document);

(ii)                                   all information, data and documents (including the Information Memorandum) provided by it or expressly on its behalf to the Joint Lead Arrangers, a Finance Party and their respective consultants and advisors is true and accurate and was not misleading (by omission or otherwise) at the date of this agreement, or if later, when such information was provided;

(iii)                                each opinion, projection and forecast in any information provided by it or expressly on its behalf to the Joint Lead Arrangers, a Finance Party and their respective consultants and advisors has been prepared in good faith and based on assumptions the discloser considered reasonable;

(q)                                  (ownership structure):

(i)                                      TOGC is a Wholly Owned Subsidiary of Tipperary;

(ii)                                   Tipperary CSG is a Wholly Owned Subsidiary of TOGC;

(iii)                                Tipperary Pastoral is a Wholly Owned Subsidiary of the Company;

(iv)                               the Company is legally and beneficially owned by TOGC and by Slough USA as to 90% and 10% respectively; and

(v)                                  other than Tipperary Pastoral, the Company has no Subsidiaries;

(r)                                     (no immunity) it does not have immunity from the jurisdiction of a court or from legal process;

(s)                                   (Taxes) it has complied with all laws in respect of Taxes in all jurisdictions in which it is subject to taxation and has paid all Taxes (other than Contested Taxes) due and payable by it;

(t)                                     (interest and fees) interest and fees to be charged by each Finance Party are fair and reasonable;

(u)                                  (no material change) in the case of a Project Party other than Slough USA and TOGC, there has been no change in its financial position since the date to which its Financial Statements last given to the Agent were prepared which is, or is likely to have, a Material Adverse Effect;

(v)                                  (no material change to economic entity) in the case of a Project Party other than Slough USA and TOGC, if it is required to prepare consolidated Financial Statements, there has been no change in the consolidated financial position of the economic entity constituted by it and the entities which it controls since the date to which the consolidated Financial Statements of the economic entity last given to the Agent were prepared which is, or is likely to have, a Material Adverse Effect;

(w)                                (priority of obligations) its obligations under each Security to which it is a party rank ahead of, and its obligations under each other Finance Document to which it is a party rank at least equally with, all its unsecured and unsubordinated indebtedness except liabilities mandatorily preferred by law and as otherwise provided in the Security or a priority arrangement in respect of the Security;

(x)                                    (Event of Default, Potential Event of Default or Review Event)

(i)                                      in the case of the Recourse Guarantor, Slough USA and TOGC, no Event of Default or Potential Event of Default in relation to it subsists; and

(ii)                                   in the case of each other Project Party, no Event of Default, Potential Event of Default or Review Event subsists;

(y)                                  (Encumbrances) none of its Secured Property is subject to an Encumbrance which is not a Permitted Encumbrance; and

(z)                                    (all interests in Issuer) it has disclosed to the Security Trustee all of its interest in Shares in the Issuer.

17.2                         Other general representations and warranties - Project Party

On and with effect from the date being the earlier of the First Recalculation Date and the date nominated by the Company in a Warranty Notice, each Project Party represents and warrants (except in relation to matters disclosed to the Agent by the relevant party and accepted by the Agent in writing, or disclosed and accepted in some other manner that the Agent agrees) that:

(a)                                   (power) it has power to enter into the Project Documents and the Mortgaged Documents to which it is a party and comply with its obligations under them and to carry on its business as it is now being conducted or contemplated;

(b)                                  (corporate authorisations) it has taken all necessary corporate action to authorise the entry into and performance of the Project Documents and the Mortgaged Documents to which it is a party;

(c)                                   (validity of obligations) its obligations under each Project Document and Mortgaged Document to which it is a party are valid and binding and are enforceable against it in accordance with their terms subject to any necessary stamping, registration and equitable principles;

(d)                                  (no contravention or exceeding power) the execution and performance by it of the Project Documents and the Mortgaged Documents to which it is a party and the transactions under them which involve it:

(i)                                      do not (and will not) contravene its constituent documents (if any) or any law, obligation or other document or agreement affecting it or its assets, or cause a limitation on its powers or the powers of its directors to be exceeded;

(ii)                                   do not (and will not) create or impose an Encumbrance on any of its assets except a Permitted Encumbrance; and

(iii)                                do not (and will not) result in an Event of Default described in clause 21.1(b) occurring;

(e)                                   (full disclosure) it has fully disclosed in writing to the Agent:

(i)                                      all documents and agreements to which it is a party; and

(ii)                                   all facts and all information (in the case of the Recourse Guarantor and the Security Provider, being facts and information known to it or within its possession and control) relating to it and its Subsidiaries, the Transaction Documents, the Project and all things in connection with them, which are material to the assessment of the nature and amount of the risk undertaken by the Finance Parties in entering into the Finance Documents and doing anything in connection with them.

17.3                         General representations and warranties - Title

With effect from the First Recalculation Date, each Project Party other than the Recourse Guarantor represents and warrants (except in relation to matters disclosed to the Agent by the relevant party and accepted by the Agent in writing, or disclosed and accepted in some other manner that the Agent agrees) that:

(a)                                   subject to each Permitted Encumbrance, and, in the case of the Company, save insofar as it holds any Joint Property or Project Petroleum Interest as trustee under the terms of the Operating Agreement or a Deed of Confirmation, it is the sole legal and beneficial owner of and has good title to the Secured Property purported to be charged or mortgaged by it to the Security Trustee; and

(b)                                  in the case of the Company and Tipperary CSG:

(i)                                      it is the beneficial owner of and has good title to all property held by it or on its behalf and all undertakings carried on by it free from Encumbrances, other than any Permitted Encumbrance or, in the case of the Company, save insofar as it holds any Joint Property or Project Petroleum Interest as trustee under the terms of the Operating Agreement or a Deed of Confirmation; and

(ii)                                   all of its assets (including all choses in action) are validly charged and mortgaged under and on the terms of the Security to which it is a party; and

(c)                                   in the case of Tipperary, all of its Project Assets (including all choses in action) are validly charged and mortgaged under and on the terms of the Security to which it is a party.

17.4                         Initial Project representations and warranties

Each Obligor represents and warrants (except in relation to matters disclosed to the Agent by the relevant party and accepted by the Agent in writing, or disclosed and accepted in some other manner that the Agent agrees) that:

(a)                                   (Project Authorisations)

(i)                                      each Authorisation which is required for the conduct of:

(A)                                in the case of the Company and Tipperary CSG, its business; and

(B)                                  in the case of Tipperary, its business with respect to the Project; and

(C)                                  the timely development, operation and conduct of the Project,

has been obtained and is in full force and effect, except for any which as a matter of law or generally applicable administrative practice or Good Operating Practice cannot or should not be obtained until shortly before the events to which they relate occur where such events are not imminent;

(ii)                                   there has been no default in the performance of any of the terms or conditions of those Authorisations held by or granted to it or otherwise relating to the Project which has, or is likely to have, a Material Adverse Effect; and

(iii)                                it is not aware of any litigation or administrative proceeding, current or pending or threatened in writing, in which the validity or effectiveness of any of those Authorisations held by or granted to it or otherwise relating to the Project is being challenged, other than the Tri-Star Litigation;

(b)                                  (entire agreement) the Project Documents contain the entire agreement of the parties to them as to the Project and supersede all previous agreements and understandings between them in relation to the Project;

(c)                                   (cancellation, termination of Project Documents and Mortgaged Documents) no event has occurred or condition exists which would, or upon the giving of notice or with the passage of time or both would, permit the cancellation, termination, rescission, forfeiture or suspension of any Project Document or Mortgaged Document to which it is a party;

(d)                                  (no default under Project Documents and Mortgaged Documents) neither it nor, to the best of its knowledge, information and belief,

having made due enquiry, any other party to any Project Document or Mortgaged Document to which it is a party is in default under any term or has breached any representation or warranty thereof, and it is not aware of any notice in respect of a default or breach having been given under any such Project Document or Mortgaged Document a copy of which notice has not been provided to the Agent;

(e)                                   (Agreed Development Plan) the Agreed Development Plan is the current committed plan of the Company in its capacity as Operator, and the Obligors in their capacity as Parties, for the development and operation of the Project; and

(f)                                     (Project Area) the occupation, use and development of the Project Area complies with all Environmental Laws and Environmental Approvals and the Project as contemplated by the Agreed Development Plan complies with all applicable laws (including Environmental Laws) and existing Authorisations (including Environmental Approvals) for the Project;

(g)                                  (Environmental Approvals) all Environmental Approvals (including in relation to the transportation, delivery, creation, storage or discharge to the Environment of any Contaminant in connection with the Project) required under any Environmental Law to occupy, use, develop or carry out the Project are in full force and effect;

(h)                                  (caveats, land claims etc) no caveats, land claims, native title claims, sacred site applications, heritage claims or claims of any other nature whatsoever in respect of title to or use of land, have been lodged or made under applicable law (including the common law) in respect of the Project Area other than the Tri-Star Litigation;

(i)                                      (requisite access) at any time, the Project Area, together with any other rights of access and other appurtenant rights at that time granted or to be granted to the Parties or the Operator under any Project Document, comprise all the land, licences and other such rights which are required and which are necessary for the effective and lawful operation and development of the Project in accordance with the Agreed Development Plan at that time;

(j)                                      (Project viability) to the best of its knowledge, information and belief, having made due enquiry, there is no existing act, matter, thing or circumstance which would or could reasonably be expected to have a material adverse effect on the scope or commercial viability of the Project or the Secured Property;

(k)                                   (no contravention notices)  to the best of its knowledge, information and belief (having made due enquiry as and from the First Recalculation Date), no contravention notices have been received from the Minister under the Petroleum Act in relation to the Project Petroleum Interests held by Tri-Star;

(l)                                      (no unregistered dealings)  to the best of its knowledge, information and belief, there are no unregistered dealings in the Project Petroleum Interests held by Tri-Star that will or are reasonably likely to prevent the Company satisfying the conditions in part 2 of schedule 1;

(m)                                (development and production)  to the best of its knowledge, information and belief (having made due enquiry as and from the First Recalculation Date), there are no breaches of the programs for the development and production of petroleum from the Project lodged with the Minister under the Petroleum Act;

(n)                                  (GSA Completion) as and from the date upon which a Gas Sale Agreement is entered into which falls within paragraph (a) of the definition of Accepted Gas Sale Agreement, it is not aware of any matter, thing or circumstance which would or could reasonably be expected to prevent GSA Completion occurring with respect to that agreement; and

(o)                                  (royalties)  no royalty or similar payment is due with respect to gas produced from the Project Area or the proceeds of sale thereof other than to the State of Queensland or under the Royalty Agreements.

17.5                         Other representations and warranties

On and with effect from the date being the earlier of the First Recalculation Date and the date nominated by the Company in a Warranty Notice, each Obligor represents and warrants (except in relation to matters disclosed to the Agent by the relevant party and accepted by the Agent in writing, or disclosed and accepted in some other manner that the Agent agrees) that:

(a)                                   (validity of obligations)

(i)                                      its obligations under each Project Document and Mortgaged Document to which it is a party are valid and binding and are enforceable against it in accordance with their terms subject to any necessary stamping, registration and equitable principles; and

(ii)                                   to the best of its knowledge, information and belief (in the case of each Material Project Document, having made due enquiry), each Project Document and Mortgaged Document to which it is a party is valid and binding on the other parties to it and enforceable against them in accordance with its terms, subject to any necessary stamping, registration and equitable principles;

(b)                                  (Project Document and Mortgaged Document Authorisations) it has in full force and effect the Authorisations necessary for it to enter into the Project Documents and the Mortgaged Documents to which it is a party, to comply with its obligations and exercise its rights under them and to allow them to be enforced in accordance with their terms;

(c)                                   (participation in wells) each Party to the 1992 Operating Agreement as at the date of this agreement (or a predecessor in title to that party) was a Drilling Party (as defined in the 1992 Operating Agreement) in respect of the drilling of each well under the 1992 Operating Agreement prior to the date of this agreement;

(d)                                  (participation in Project) the Company in its capacity as Operator, and the Obligors and the Other Parties as Parties, hold all of the interests in, and rights over, the Project and the Project Assets;

(e)                                   (appointment as Operator)

(i)                                      the Company has been validly appointed as the Operator under the Operating Agreements;

(ii)                                   the Company is acting as Operator under the Operating Agreements; and

(f)                                     (Agreed Development Plan) the Agreed Development Plan may be implemented by the Operator without any consent, approval or instruction of any Party or any restriction under any Operating Agreement.

17.6                         Recourse Guarantor borrowing limit

The Recourse Guarantor represents and warrants that the making of each Drawing does not contravene any limit on borrowing contained in its articles of association.

17.7                         Warranty Notice

(a)                                   Each Project Party (in the case of clause 17.2) and each Obligor (in the case of clause 17.5) will use all reasonable endeavours to do such acts, matters and things as may be necessary to enable the Company to give a Warranty Notice as soon as practicable and in any event not later than 30 June 2005.

(b)                                  A failure of the Company to give a Warranty Notice by 30 June 2005 or by the First Recalculation Date does not affect the representations and warranties of each Project Party under this clause 17.

17.8                         Repetition of representations and warranties

As and from the date upon which they are first given, the representations and warranties by each Project Party (other than the Recourse Guarantor) in this clause 17 are taken to be also made (by reference to the then current circumstances) on:

(a)                                   each Drawdown Date; and

(b)                                  each Interest Payment Date; and

(c)                                   every three months after the date of this agreement.

As and from the date upon which they are first given, the representations and warranties by the Recourse Guarantor in clauses 17.1(a), (b), (c), (d), (e), (i) and (r) are taken to be also made (by reference to the then current circumstances) on:

(d)                                  each Drawdown Date; and

(e)                                   each Interest Payment Date; and

(f)                                     every three months after the date of this agreement.

The other representations and warranties by the Recourse Guarantor in this clause 17 are taken to be also made (by reference to the then current circumstances) on each such date prior to the Recourse Guarantor Release Date.

17.9                         Reliance

Each Project Party acknowledges that each Finance Party has entered into the Finance Documents in reliance on the representations and warranties given by it in this clause 17.

18                                   Undertakings

18.1                         General undertakings - Obligors and Tipperary Pastoral

Each Obligor and Tipperary Pastoral undertakes:

(a)                                   (accounting records) to keep proper accounting records and, in the case of the Company, ensure that each of its Subsidiaries does the same; and

(b)                                  (preparation of Financial Statements) to ensure that the Financial Statements provided by it:

(i)                                      comply with current accounting practice; and

(ii)                                   give a true and fair view of its state of affairs and the results of its operations, as at that date, and for the period ending on the date, to which they are prepared;

(c)                                   (no cessation of business) not, without the Agent’s consent, to cease conducting any part of its business relating to or impacting upon the Project and its financing and not to significantly change the general character of the business it conducts; and

(d)                                  (maintain Authorisations) unless the Agent otherwise agrees, to obtain, renew on time and comply with the terms of each Authorisation:

(i)                                      necessary for it to enter into the Transaction Documents to which it is a party;

(ii)                                   which is material to the performance by a party of its obligations under a Transaction Document;

(iii)                                which is required for it to exercise its rights under each Transaction Document from time to time and

(iv)                               which is required for the validity or enforceability of a Transaction Document in accordance with its terms; and

(e)                                   (notify interests in land, etc) to give the Agent details about:

(i)                                      all land and interests in land (such as leases) each Obligor or Tipperary Pastoral acquires or agrees to acquire (other than, in the case of Tipperary, any land or interests in land acquired outside Australia); and

(ii)                                   all permits, authorities, licences or leases under any Australian law an Obligor or Tipperary Pastoral acquires or agrees to acquire or is issued or applies for; and

(f)                                     (Taxes) to:

(i)                                      pay when due all Taxes (other than Contested Taxes) and other outgoings payable by it;

(ii)                                   pay such Contested Taxes after the final determination or settlement of such contest in accordance with the terms of the determination or settlement;

(iii)                                not, without the consent of the Agent, such consent not to be unreasonably withheld or delayed, permit:

(A)                                itself to be a member of a GST group or a participant in a GST joint venture for the purposes of Divisions 48 or 51 of the GST Act unless:

(aa)                             that GST joint venture is registered only in respect of the Project and comprises the Parties (or some of them) and no other person;

(ab)                            no amount is payable to the Australian Taxation Office by or for that GST joint venture; and

(ac)                             the net amount paid by the Australian Taxation Office relating to that GST joint venture for each tax period is paid to the Company and credited to the Proceeds Account (after the First Recalculation Date) and the Operating Account otherwise;

(B)                                  or otherwise allow any rights in respect of the whole or part of any input tax credits to which it is entitled to be transferred to or otherwise used by or for the benefit of any other person; or

(C)                                  itself to be the head entity or other nominated Tax paying entity on behalf of a consolidated tax group;

(iv)                               without limiting clause 18.1(f)(iii), enter into a tax sharing agreement and a tax indemnity on terms and conditions reasonably satisfactory to the Agent if it becomes a member of a consolidated tax group;

(g)                                  (status certificates) on request from the Agent, to give the Agent a certificate signed by two of its directors which states whether an Event of Default, Potential Event of Default or Review Event subsists; and

(h)                                  (conduct of business)

(i)                                      in the case of Tipperary, to conduct its business relating to the Project and its holding of shares in TOGC (including collecting debts owed to it) in a proper, orderly and efficient manner; and

(ii)                                   in the case of the other Obligors and Tipperary Pastoral, to conduct its business (including collecting debts owed to it) in a proper, orderly and efficient manner; and

(i)                                      (not give financial accommodation) other than in the case of Tipperary, not, without the Agent’s consent, to provide financial accommodation to any person other than Finance Debt referred to in paragraph (b) of the definition of Permitted Finance Debt; and

(j)                                      (ensure no Event of Default, Potential Event of Default or Review Event) to do everything necessary to ensure that no Event of Default, Potential Event of Default or Review Event occurs; and

(k)                                   (corporate existence) to do everything necessary to maintain its corporate existence in good standing and to not, without the consent of the Agent (such consent not to be unreasonably withheld), transfer its jurisdiction of incorporation or enter into any merger or consolidation; and

(l)                                      (hedging)  that it will implement and maintain, and not enter into any hedging otherwise than in accordance with, the FX Hedging Policy and the Interest Rate Hedging Policy, and that all such hedging will comply with schedule 10; and

(m)                                (dividends) in the case of the Company, it will ensure that Tipperary Pastoral declares and pays a dividend not less than once in each financial year to the greatest extent that it may do so under the Corporations Act; and

(n)                                  (Tipperary support) in the case of Tipperary, it will provide to the Company such expertise and technical and management support and resources as may be reasonably necessary to enable the Company to carry out the Project in accordance with the Agreed Development Plan.

18.2                         General undertakings - Slough USA and TOGC

Each of Slough USA and TOGC undertakes:

(a)                                   (maintain Authorisations) to obtain, renew on time and comply with the terms of each Authorisation necessary for it to enter into the Finance Documents to which it is a party, to comply with its obligations and exercise its rights under them from time to time and to allow them to be enforced in accordance with their terms; and

(b)                                  (Taxes) to:

(i)                                      pay when due all Taxes (other than Contested Taxes) and other outgoings payable by it;

(ii)                                   pay such Contested Taxes after the final determination or settlement of such contest in accordance with the terms of the determination or settlement;

(c)                                   (status certificates) on request from the Agent, to give the Agent a certificate signed by two of its officers which states whether an Event of Default or Potential Event of Default subsists in relation to it; and

(d)                                  (ensure no Event of Default or Potential Event of Default occurs) to do everything necessary to ensure that no Event of Default or Potential Event of Default occurs in respect of it; and

(e)                                   (corporate existence) to do everything necessary to maintain its corporate existence in good standing and to not, without the consent of the Agent (such consent not to be unreasonably withheld or delayed having regard to the interests of the Finance Parties under the Security), transfer its jurisdiction of incorporation or enter into any merger or consolidation.

18.3                         General undertakings - Recourse Guarantor

The Recourse Guarantor undertakes:

(a)                                   (accounting records) until the Recourse Guarantor Release Date, to keep proper accounting records; and

(b)                                  (preparation of Financial Statements) until the Recourse Guarantor Release Date, to ensure that the Financial Statements provided by it:

(i)                                      comply with current accounting practice; and

(ii)                                   give a true and fair view of its state of affairs and the results of its operations, as at that date, and for the period ending on the date, to which they are prepared;

(c)                                   (maintain Authorisations) to obtain, renew on time and comply with the terms of each Authorisation necessary for it to enter into the Finance Documents to which it is a party, to comply with its obligations and exercise its rights under them from time to time and to allow them to be enforced in accordance with their terms; and

(d)                                  (Taxes) until the Recourse Guarantor Release Date, to:

(i)                                      pay when due all Taxes (other than Contested Taxes) and other outgoings payable by it;

(ii)                                   pay such Contested Taxes after the final determination or settlement of such contest in accordance with the terms of the determination or settlement;

(e)                                   (status certificates) on request from the Agent, to give the Agent a certificate signed by two of its directors which states whether an Event of Default or Potential Event of Default subsists in respect of it; and

(f)                                     (conduct of business) until the Recourse Guarantor Release Date, to conduct its business (including collecting debts owed to it) in a proper, orderly and efficient manner; and

(g)                                  (ensure no Event of Default or Potential Event of Default occurs) to do everything necessary to ensure that no Event of Default or Potential Event of Default in respect of it occurs; and

(h)                                  (corporate existence) to do everything necessary to maintain its corporate existence in good standing; and

(i)                                      (jurisdiction) until the Recourse Guarantor Release Date, not to transfer its jurisdiction of incorporation.

18.4                         Reporting, information and access - Obligors and Tipperary Pastoral

Each Obligor and Tipperary Pastoral undertakes to give, or to procure the giving of, the following:

(a)                                   (annual accounts) other than in the case of Tipperary CSG and Tipperary Pastoral, its audited Financial Statements for each financial year to the Agent within 120 days after the end of that year; and

(b)                                  (annual consolidated accounts) other than in the case of Tipperary CSG and Tipperary Pastoral, if it is required to prepare consolidated Financial Statements under applicable legislation in its place of incorporation, the audited consolidated Financial Statements of the economic entity constituted by it and the entities which it controls for each financial year to the Agent within 120 days after the end of that year; and

(c)                                   (half yearly accounts)

(i)                                      other than in the case of the Company, Tipperary CSG and Tipperary Pastoral, its Financial Statements (audited if required under applicable legislation in its place of incorporation) for the first half of each financial year to the Agent within 90 days after the end of that half year; and

(ii)                                   in the case of the Company, its management report to its Board of Directors for the first half of its financial year, in such form as is approved by the Agent from time to time, to the Agent within 30 days after the end of that half year; and

(d)                                  (half yearly consolidated accounts) other than in the case of Tipperary CSG and Tipperary Pastoral, if it is required to prepare consolidated Financial Statements under applicable legislation in its place of incorporation, to give the consolidated Financial Statements (audited if required under applicable legislation in its place of incorporation) of the economic entity constituted by it and the entities which it controls for the first half of each financial year to the Agent within 90 days after the end of that half year; and

(e)                                   (marketing reports) within 15 Business Days after the end of each Quarter, a marketing report for the Project for the preceding Quarter containing such information as the Agent reasonably requires;

(f)                                     (operations reports) within 10 Business Days after the end of each calendar month, an operations report for the Project for the preceding month containing such information as the Agent reasonably requires;

(g)                                  (Annual budget and operating plan) as soon as practicable (but in any event not later than 10 Business Days) prior to the end of each calendar year, an annual budget and operating plan for the next calendar year for the Project, including details of projected Operating Costs, Revenues, Project Costs, Corporate Costs, CADS and production, that budget to be in a form reasonably agreed by the Agent and to be in accordance with the Agreed Development Plan at that time;

(h)                                  (reserves report) as soon as practicable (but in any event not later than 60 Business Days after the end of each financial year of the Company), a copy of the reserves report prepared for the Obligors for the Project;

(i)                                      (cashflow reports) as soon as it is prepared, and in any event within five Business Days after the last day of a Calculation Period, a cashflow report for that Calculation Period signed by an Authorised Officer of the Company, in a form agreed between the Company and the Agent, which will enable the Agent to verify the calculations of:

(i)                                      the Project Revenue, Operating Costs, Project Costs, Corporate Costs and CADS for that Calculation Period; and

(ii)                                   the Financial Ratios as at the last day of that Calculation Period,

accompanied by a report by the Company as to the then current anticipated date for Project Payout to occur;

(j)                                      [***]

(k)                                   (Governmental Agency notices) as soon as it is given or received, a copy of any material notice, report or order given or received by or on behalf of it to or from a Governmental Agency relating to:

(i)                                      any Authorisation or Environmental Approval relating to the Project or a Transaction Document or any Secured Property or its use or the condition of it, or the Project;

(ii)                                   any approval to flare gas;

(iii)                                any requirement for the Obligors or the Operator to obtain any Environmental Approval for interests granted under the Petroleum Act prior to the commencement of the Environmental Protection Act 1994 (Qld);

(iv)                               the relinquishment of any blocks under a Project ATP;

*** Text has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested under 17 C.F.R. section 240.24b-2.

(l)                                      (other notices) as soon as it is given or received, a copy of any material notice, report or other document given, or notice, report or other document received, by or on behalf of it in connection with any Secured

(m)                                Property or under or in connection with any Project Document or Mortgaged Document, including a copy of the monthly gas balance statements furnished by the Operator under paragraph A of the Gas Balancing Agreement;

(n)                                  (assistance) reasonable assistance in the preparation of any report in respect of the Project which the Agent reasonably requires;

(o)                                  (access to Project) upon request by not less than two Business Day’s notice to the Company, access for the Agent, the Independent Technical Expert and any other consultant appointed by the Agent to the Project and the Project Area, and any other matter or thing the Agent may request;

(p)                                  (notices) as soon as it becomes aware of the same, a notice containing reasonable details of:

(i)                                      (litigation) any actual or written threat of litigation, arbitration, criminal, administrative or similar proceedings in respect it or its assets involving a claim or liability in excess of A$1,000,000 or its equivalent or which, if adversely determined, will or could, in the opinion of the Agent, reasonably be expected to have a Material Adverse Effect;

(ii)                                   (breach of representation or warranty) any representation or warranty made or taken to be made by it being incorrect or misleading when made or taken to be made; and

(iii)                                (Potential Event of Default, Event of Default, or Review Event) the occurrence of any Potential Event of Default, Event of Default or Review Event; and

(iv)                               (material agreements) its entry into any material agreement with respect to the Project;

(v)                                  (material disputes) any material dispute in relation to the Project or any Project Document or any Mortgaged Document;

(vi)                               (force majeure events) any event of force majeure under any Project Document or Mortgaged Document;

(vii)                            (casualty occurrences) any Casualty Occurrence for a total amount of A$1,000,000 (or its equivalent) or more;

(viii)                         (counterparty breach) any breach by a counterparty of its obligations under any Project Document or Mortgaged Document and the steps being taken by the counterparty to remedy that breach;

(ix)           (compulsory acquisition) any proposal by any Governmental Agency to acquire compulsorily the whole or a substantial part of the Project, any Secured Property or its assets or business; and

(x)            (Environmental non-compliance) any material non-compliance with any Environmental Law or Environmental Approval or Authorisation relating to the Project or the Transaction Documents;

(xi)           (native title claim) any native title claim, heritage claim or sacred site application covering all or any part of the Project Area;

(xii)          (reference) any reference of the Project to the Department of Environment and Natural Heritage;

(q)           (gas balancing) any notice given by an underproduced party under paragraph B of the Gas Balancing Agreement;

(r)            (annual review)  a copy of the annual review of the Project conducted by the Department of Natural Resources and Minerals for compliance with the Code of Practice and the Environmental Management Plan for the Project;

(s)            (other information) promptly, any other information, document and supporting evidence in relation to the Project Parties, the Joint Property, the Secured Property or the Project or its financial condition or business which the Agent reasonably requests from time to time;

(t)            (copies) sufficient copies of any communication or document it is required to give the Agent so as to enable the Agent to give one copy to each Financier; and

(u)           (Project Accounts) promptly after its receipt, copies of all statements issued in relation to such of its Project Accounts as are not held with the Agent.

18.5        Reporting, information and access - Recourse Guarantor

Until the Recourse Guarantor Release Date, the Recourse Guarantor undertakes to give, or to procure the giving of, the following to the Agent:

(a)            (annual accounts) its audited Financial Statements for each financial year to the Agent within 180 days after the end of that year; and

(b)           (annual consolidated accounts) if it is required to prepare consolidated Financial Statements under applicable legislation in its place of incorporation, the audited consolidated Financial Statements of the economic entity constituted by it and the entities which it controls for each financial year to the Agent within 180 days after the end of that year; and

(c)            (half yearly accounts) its Financial Statements (audited if required under applicable legislation in its place of incorporation) for the first half of each financial year to the Agent within 90 days after the end of that half year; and

(d)           (half yearly consolidated accounts) if it is required to prepare consolidated Financial Statements under applicable legislation in its place of incorporation, to give the consolidated Financial Statements (audited if required under applicable legislation in its place of incorporation) of the economic entity constituted by it and the entities which it controls for the first half of each financial year to the Agent within 90 days after the end of that half year; and

(e)            (assistance) reasonable assistance in the preparation of any report in respect of the Project which the Agent reasonably requires;

(f)            (notices) as soon as it becomes aware of the same, a notice containing reasonable details of:

(i)             (litigation) any actual or written threat of litigation, arbitration, criminal, administrative or similar proceedings in respect of it or its assets involving a claim or liability which, if adversely determined, will or could, in the opinion of the Agent, reasonably be expected to have a Material Adverse Effect;

(ii)            (breach of representation or warranty) any representation or warranty made or taken to be made by it being incorrect or misleading when made or taken to be made; and

(iii)           (Event of Default) the occurrence of any Potential Event of Default or Event of Default in respect of it; and

(g)           (other information) promptly, any other information, document and supporting evidence in relation to it or its financial condition or business which the Agent reasonably requests from time to time;

(h)           (copies) sufficient copies of any communication or document it is required to give the Agent so as to enable the Agent to give one copy to each Financier.

18.6        Reporting, information and access - Slough USA and TOGC

Each of Slough USA and TOGC undertakes to give, or to procure the giving of, the following to the Agent:

(a)            (notices) as soon as it becomes aware of the same, a notice containing reasonable details of:

(i)             (litigation) any actual or written threat of litigation, arbitration, criminal, administrative or similar proceedings in respect it or its assets involving a claim or liability which, if adversely determined, will or could, in the opinion of the Agent, reasonably be expected to have a Material Adverse Effect;

(ii)            (breach of representation or warranty) any representation or warranty made or taken to be made by it being incorrect or misleading when made or taken to be made; and

(iii)           (Event of Default) the occurrence of any Potential Event of Default or Event of Default in respect of it; and

(b)           (other information) promptly, any other information, document and supporting evidence in relation to it or its financial condition or business which the Agent reasonably requests from time to time;

(c)            (copies) sufficient copies of any communication or document it is required to give the Agent so as to enable the Agent to give one copy to each Financier.

18.7        Purpose undertaking

The Company undertakes to use each Facility only for its purpose set out in the Details and to use the Working Capital Facility only for the purpose set out in the Working Capital Facility Agreement.

18.8        Negative pledge

Each Project Party (other than the Recourse Guarantor) agrees:

(a)            (no disposal) in respect of any of its property (or any interest in any of it), without the Agent’s consent, not to:

(i)             sell or dispose of it;

(ii)            lease or licence it, or deal with any existing lease or licence (including allowing a surrender or variation);

(iii)           part with possession of it;

(iv)          allow a set-off or combination of accounts; or

(v)           change its nature;

(vi)          waive its rights or release any person from their obligations in connection with that property;

(vii)         allow any interest in any of it to arise or be varied; or

(viii)        deal in any other way with it; or

(ix)           agree to or attempt to do any of these things,

either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, except:

(x)            sales or disposals in any calendar year of assets for fair value which are not, or are no longer, required for the purposes of the Project up to an aggregate value of A$250,000 in that year; or

(xi)           the grant of a Permitted Encumbrance; or

(xii)          in the case of Slough USA, Tipperary and TOGC, any dealing with any of its property situated outside Australia which is not

Secured Property or a Project Asset or an asset related to, connected with or required for the Project; or

(xiii)         in the case of an Obligor, a disposal of, dealing with or parting with possession of Secured Property (other than Mortgaged Property) over which a charge created by a Deed of Security is for the time being a floating charge in the ordinary course of its business;

(b)           (no Encumbrances) without the Agent’s consent, not to create an Encumbrance or allow one to exist on the whole or any part of its present or future property, other than:

(i)             any Permitted Encumbrance; or

(ii)            in the case of Slough USA, Tipperary and TOGC, an Encumbrance on any of its property situated outside Australia which is not Secured Property or a Project Asset or an asset related to, connected with or required for the Project;

(c)            (Finance Debt) in the case of the Company, Tipperary Pastoral and Tipperary CSG, not to:

(i)             incur or allow to exist any Finance Debt except Permitted Finance Debt; or

(ii)            satisfy any Finance Debt the Obligor now or in the future owes to another person (other than a Finance Party) other than:

(A)           in accordance with the provisions of the Subordination Deed; or

(B)           as an Operating Cost in accordance with clause 16.4 or clause 16.5; and

(d)           (no Subsidiaries) in the case of the Company, Tipperary Pastoral and Tipperary CSG, not, without the Agent’s consent, to create or acquire any Subsidiary;

(e)            (no partnership or joint venture) in the case of the Company, Tipperary Pastoral and Tipperary CSG, not, without the Agent’s consent (such consent not to be unreasonably withheld), to enter into any partnership or joint venture;

(f)            (no more shares) in the case of the Company, Tipperary Pastoral and Tipperary CSG, not, without the Agent’s consent, to create or issue any shares (or interests in shares) other than to a Security Provider (or, in the case of Tipperary Pastoral, the Company) which is a then current holder of shares in it, or agree to do so or grant a person a right to take up any shares (or interest in shares) whether exercisable now or in the future or if a contingency occurs or acquire any shares or interest in any shares;

(g)           (constitution) in the case of the Company, Tipperary Pastoral and Tipperary CSG, ensure that its constitution is not amended other than as required to satisfy item 8 of schedule 1;

(h)           (single purpose company)

(i)             in the case of the Company and Tipperary CSG, not to carry on any business other than the Project and, in the case of the Company, in connection with the Other Interest, as contemplated by the Project Documents;

(ii)            in the case of Tipperary Pastoral, not to carry on any business other than the acquisition of the Shelton Land and such operations thereon as the Agent approves from time to time;

(i)             (not deposit money as security) in the case of an Obligor or Tipperary Pastoral, not to deposit money with a person in circumstances where the money is not repayable unless an Obligor or another person performs obligations (including to pay money) to that person, unless that deposit comprises a Permitted Encumbrance;

(j)             (not reduce capital) to ensure that the Company’s and Tipperary CSG’s capital is not reduced or made capable of being called up only in certain circumstances; or

(k)            (not abandon proceedings)  not to abandon, settle, compromise or discontinue or become nonsuited in respect of proceedings with any person (other than a Finance Party) in connection with the Secured Property, other than a settlement of the Tri-Star Litigation.

18.9        Project undertakings

Each Obligor undertakes to:

(a)            (Agreed Development Plan):

(i)             ensure that the Project is diligently designed, developed and operated in accordance with the Agreed Development Plan;

(ii)            not, without the consent of the Agent, make any material amendment, or series of amendments that in aggregate are material, to the Agreed Development Plan;

(iii)           ensure that there is no material change in the development or operation of the Project from that assumed in the Agreed Development Plan;

(iv)          ensure that not less than once in each calendar year the Agreed Development Plan is reviewed and updated and submitted to the Agent (including for consent to any material amendments thereto);

(v)           ensure that on any date the Agreed Development Plan has monthly budgets for not less than the next 12 month period; and

(vi)          ensure that the Project is operated in accordance with the Project Documents and Good Operating Practice;

(b)           (maintain Project) maintain the Project, or cause the Project to be maintained, in good and substantial working order, repair and condition

(fair wear and tear excepted) and in accordance with Good Operating Practice;

(c)            (enforce Project Documents and Mortgaged Documents)

(i)             enforce each Project Document and Mortgaged Document to which it is a party and exercise its material rights under each such document and, while an Event of Default subsists, enforce each Project Document and Mortgaged Document and exercise its rights under them in accordance with the instructions of the Agent;

(ii)            take the action that a prudent, diligent and reasonable person would take to cause any counterparty to a Project Document or a Mortgaged Document which has not complied with obligations in connection with that document to pay an amount equal to the liability or loss suffered by, either the Obligors or the Security Trustee which is caused or contributed to, by that non-compliance; and

(d)           (amendment, termination etc of Project Documents and Mortgaged Documents) not without the prior consent of the Agent (such consent not to be unreasonably withheld or delayed):

(i)             amend or vary, or consent to any material amendment or variation of, a Project Document or a Mortgaged Document;

(ii)            avoid, release, surrender, terminate, rescind, repudiate, discharge (other than by performance) or accept the termination or repudiation of, a Project Document or a Mortgaged Document;

(iii)           enter into any material agreement, document or understanding in connection with the Project;

(iv)          expressly or impliedly waive, or extend or grant any material time or indulgence in respect of, any provision of a Project Document or a Mortgaged Document; or

(v)           cause or permit a Project Document or a Mortgaged Document to be rendered void or voidable;

(e)            (consent to assignment) not consent or agree to any assignment, transfer or other similar dealing by another party to a Project Document or a Mortgaged Document with any of that party’s rights or obligations under or in connection with that document, except to the extent that it is required so to do under that document or at law;

(f)            (obtain Authorisations) ensure that each Authorisation (except for any Authorisation which in accordance with Good Operating Practice would not be obtained, or is not obtainable, until later) required for the carrying out of the Project (including in accordance with Good Operating Practice) is obtained and promptly renewed and maintained in full force and effect;

(g)           (comply with Laws) comply fully with all laws and Authorisations binding on it;

(h)           (comply with Project Documents and Mortgaged Documents) comply with its material obligations under the Project Documents and the Mortgaged Documents;

(i)             (no abandonment) not abandon, or cause or permit the abandonment of, the Project or put the Project on a care and maintenance basis;

(j)             (environmental compliance)

(i)             ensure that the Operator promptly applies for an Environmental Approval for the Pipeline Licence;

(ii)            maintain proper procedures to monitor:

(A)           its compliance with Environmental Law, Environmental Approvals and Authorisations; and

(B)           circumstances which may give rise to a claim or to a requirement of expenditure by it or of cessation or material alteration of its activity;

(iii)           do everything necessary to facilitate any audit or review conducted by the Agent of these procedures or of compliance with any Environmental Law, Environmental Approval or Authorisation; and

(iv)          as soon as it becomes aware of any material non-compliance with Environmental Law, Environmental Approval or Authorisation, promptly remedy such non-compliance;

(k)            (Gas Sale Agreements) ensure that:

(i)             no contract, agreement or arrangement for the sale or other disposal of gas produced by the Project is entered into by it; and

(ii)            no increase in the daily or annual delivery volumes which are the subject of a Gas Sale Agreement are effected, other than an increase arising as a consequence of nominations made within existing limits under the agreement, without the prior consent of the Agent (such consent not to be unreasonably withheld or delayed);

(l)             (gas marketing) ensure that all gas to which it is entitled under the Operating Agreements produced by the Project and available for transmission from the Project is marketed in a commercially reasonable manner under prevailing market conditions and that gas is delivered under Accepted Gas Sale Agreements in priority to any other gas sale agreement where necessary or prudent to do so in order to maintain the Accepted Gas Sale Agreement in good standing;

(m)           (sharing of gas proceeds) ensure that no contract, agreement or arrangement is entered into whereby the proceeds of its entitlement to sales of gas produced by the Project are shared with any person or any person obtains an interest therein;

(n)           (Tipperary Pastoral land) ensure that Tipperary Pastoral promptly grants an Encumbrance in favour of the Security Trustee over any land acquired by it in form and substance reasonably acceptable to the Agent and the Security Trustee; and

(o)           (Operator funding) ensure that as and from the Maturity Date of the Recourse Facility, the Operator will invoice Parties in such manner and by such dates so that:

(i)             any right of forfeiture under the Operating Agreement is preserved in the event that that invoice is not paid or is not paid in accordance with the Operating Agreement; and

(ii)            the lien in Article VII.B of the Operating Agreement applies to all moneys payable from time to time by a Party to the Company under the Operating Agreement.

18.10      Recourse Guarantor Financial Undertakings

Until the Recourse Guarantor Release Date, the Recourse Guarantor must ensure that:

(a)            Consolidated Total Net Borrowings do not at any time exceed 1.25 times Consolidated Tangible Net Worth at that time;

(b)           the ratio of Consolidated Rental and Utilities Income to Consolidated Net Interest Payable is not, at the end of each Measurement Period, less than 1.25 to 1;

(c)            Priority Debt does not at any time exceed 0.5 times Consolidated Tangible Net Worth; and

(d)           Secured Indebtedness does not at any time exceed 0.25 times Consolidated Tangible Net Worth.

18.11      Change of Control

(a)            The Recourse Guarantor must ensure that:

(i)             prior to the Recourse Guarantor Release Date, it does not cease to have Control of Tipperary and one or more persons acquire Control of Tipperary unless:

(A)           those persons:

(aa)          assume the obligations of the Recourse Guarantor under the Finance Documents in form and substance acceptable to the Agent; and

(ab)         are approved by the Agent as having the requisite financial standing and creditworthiness; or

(B)           those persons are acceptable to the Agent (acting reasonably); and

(ii)            on or after the Recourse Guarantor Release Date, it does not cease to have Control of Tipperary and one or more persons acquire Control of Tipperary unless those persons are acceptable to the Agent (acting reasonably).

(b)           The Recourse Guarantor may at any time provide the Agent with a short list of prospective persons to acquire Control of Tipperary and detailed financial information for any such person that is not rated by S&P or Moody’s.  Subject to receiving that financial information, the Agent will within 30 days indicate whether or not, for the purposes of clause 18.11(a), those persons are approved.  An approval so granted remains current until the later of the date being six months after the date of the approval and the date upon which any rated persons ceases to be so rated.

(c)            For the avoidance of doubt, the Recourse Guarantor may cease to have Control of Tipperary in circumstances where that cessation does not contravene clause 18.11(a) or another provision of a Finance Document or comprise an Event of Default.

18.12      Secured Property

Each Obligor and each Security Provider undertakes to:

(a)            (compliance)  comply on time with:

(i)             all its obligations in connection with the Secured Property;

(ii)            all its obligations in connection with any Encumbrance over the Secured Property; and

(b)           (good condition) keep the Secured Property in good working order and condition; and

(c)            (loss) take all reasonable measures to protect the Secured Property from theft, loss or damage; and

(d)           (rectification)  at the Security Trustee’s request, promptly rectify defects in the condition, validity or enforceability of the Secured Property; and

(e)            (serious damage)  notify the Security Trustee if the Secured Property is defective or seriously damaged; and

(f)            (receipts)  at the Security Trustee’s request, deliver to the Security Trustee receipts for payments referred to in clauses 18.1(f) and 18.2(b) and this clause 18.12; and

(g)           (deposit documents)  deposit with the Security Trustee or its nominee immediately or as soon as it receives them:

(i)             all documents comprising the Mortgaged Documents; and

(ii)            any documents of title relating to Secured Property over which a charge created by a Deed of Security is fixed; and

(iii)           any other documents the Security Trustee requests relating to the Secured Property; and

(h)           (compliance by occupiers) ensure that each person who uses or occupies the Secured Property complies with all laws and requirements of authorities in connection with the Secured Property; and

(i)             (Works) excepting those Works necessary to give effect to the Agreed Development Plan in accordance with Good Operating Practice, obtain the Security Trustee’s consent before it conducts major Works relating to land or any fixture, structure or improvement on land or fixed to it forming part of the Secured Property or enter into a contract to carry them out; and

(j)             (approved use) at the Security Trustee’s request at any time while a Potential Event of Default or Event of Default subsists, use its best endeavours to obtain permission to use the Secured Property for any purpose the Security Trustee reasonably specifies; and

(k)            (book debt)  until the Security Trustee otherwise directs, procure the prompt collection of those of its book debts that comprise Secured Property.  Each Obligor and Security Provider appoints the Security Trustee its agent for this purpose; and

(l)             (ranking) not do anything that may result in the Security Trustee’s rights under a Security ranking in priority behind any claim of an Obligor or Security Provider over the Secured Property; and

(m)           (variation in lease) not vary a lease of or licence to use or occupy the Secured Property or cause or permit the rent or licence fee payable under them to be determined without the consent of the Security Trustee; and

(n)           (information on New Rights) provide to the Security Trustee or its nominee, immediately after becoming aware of the New Rights, particulars of all New Rights and all documentary or other evidence of New Rights; and

(o)           (take up New Rights) at the Security Trustee’s request, take up New Rights if, in the Security Trustee’s opinion, failure to do so could mean that the Secured Property or a Security is or is likely to become materially lessened in value or prejudicially affected; and

(p)           (deliver notices) give promptly to the Security Trustee, or its nominee, a copy of notices and, at the Security Trustee’s request, reports given to the shareholders of an Issuer; and

(q)           (assist disposal) if the Security Trustee exercises any power of sale or disposal in respect of the Secured Property, do everything in its power to enable the sale or disposal and any registration required by the Security Trustee; and

(r)            (prejudicially affect Secured Property) not do or omit to do anything or knowingly permit or cause anything to be done or omitted which could mean in the reasonable opinion of the Security Trustee that the Secured Property or a Security is or is likely to become materially lessened in value or prejudicially affected; or

(s)            (improvements) except where necessary to give effect to the Agreed Development Plan in accordance with Good Operating Practice, not pull down or remove from its position at the date of this deed immovable property, buildings, plant, fixtures, fittings or machinery forming part of or used in connection with the Secured Property without the consent of the Security Trustee.  The Security Trustee may not withhold that consent unreasonably if the pulling down or removal is:

(i)             necessary because the immovable property, building, plant or machinery is worn out or damaged (when it must be replaced by that Project Party with property of a similar nature and of no lesser value); or

(ii)            required by law or in connection with its refurbishment.

18.13      Disclosure limitation

Despite any provision of any Finance Document, no Project Party is obliged to disclose any document, information or communication if that Project Party and its legal advisers, acting reasonably and in good faith, are of the opinion that such document, information or communication would not be discoverable or disclosable in litigation or other proceedings.

19            Insurances

19.1        General insurance obligations

Each Obligor must:

(a)            effect and maintain, or cause to be effected and maintained, the insurances set out in schedule 7;

(b)           effect and maintain all insurances required to be maintained by it under all applicable law; and

(c)            effect and maintain all other insurances required to be maintained by the Obligors under the Project Documents; and

(d)           effect and maintain such other insurances as the Agent may (in accordance with reasonable recommendations of its insurance consultant) from time to time require having regard to:

(i)             the requirements of the Project and Good Operating Practice;

(ii)            the Agreed Development Plan; and

(iii)           the Accepted Gas Sale Agreements; and

(e)            ensure that each Insurance Policy is with such reputable insurance company and underwriter authorised to do business in Queensland with a long term credit rating of A- or higher by S&P or A3 or higher by Moody’s and (where appropriate) arranged through such insurance brokers as in each case the Agent may reasonably approve from time to time.

19.2        Form and content of Insurance Policies

Each Insurance Policy must:

(a)            (terms and conditions) be in such form and contain such conditions as the Agent may (having consulted an insurance consultant) reasonably require (which, in relation to any particular Insurance Policy, it is agreed must be not less favourable than the terms and conditions of any equivalent Insurance Policies in effect at the date of the first Drawing); and

(b)           (Financiers as co-insureds) except in relation to any directors and officers insurance, motor vehicle, third party, personal injury, and worker’s compensation insurance, be taken out in the names of the Security Trustee (for and on behalf of the Security Beneficiaries) and the Obligors for their respective rights and interests; and

(c)            (contents of policies)  contain provisions which are reasonably standard in the market for insurance of the type covered by the applicable policy, including provisions which:

(i)             (continuance despite breach or sale)  provide that:

(A)           any act, omission, breach or misrepresentation by any insured under the policy will not prejudice the Insurance Policy in relation to any other named insured; and

(B)           any change of ownership of all or any part of the Project or any interest therein will not prejudice the insurance in relation to the Finance Parties;

(ii)            (interests of named insured)  vest the same rights in each named insured as if the named insured had taken out a separate policy (subject to limits on liability);

(iii)           (no set-off or counterclaim)  provide for the insurer to waive its right to set off or reduce by way of counterclaim, or make any deduction or withholding, in relation to a payment under the policy to the Finance Parties;

(iv)          (waiver of subrogation)  provide for a waiver of subrogation rights against the named insureds (and their respective officers) by the insurer;

(v)           (Finance Parties not required to pay premiums)  provide for a waiver by the insurer of its right to claim (including by way of set off or reduction by way of counterclaim) from the Finance parties any insurance premiums or commissions or the like;

(vi)          (reductions)  despite the provisions of the Insurance Contracts Act 1984, preclude any reduction in limits or coverage, or increase in deductibles, without either the prior consent of the Security Trustee or the expiry of 60 days after notification of the relevant change to the Security Trustee;

(vii)         (insurer to notify various things)  despite the provisions of the Insurance Contracts Act 1984, oblige the insurer to notify each named insured promptly of:

(A)           any proposed cancellation of the Insurance;

(B)           any material change affecting any Insurance Policy;

(C)           any act or omission or any event which might invalidate the Insurance Policy or render it unenforceable;

(D)           non-receipt of renewal instructions by the date 10 Business Days prior to the relevant due date for expiry; and

(E)            any failure to pay a premium when due;

(viii)        (30 day continuation)  provide that, despite the occurrence of any matter described in clause 19.2(c)(vii), the affected policy is to continue unaltered for the benefit of the Finance Parties for not less than 60 days after written notice is given to the Security Trustee under that clause;

(ix)           (Security Trustee may pay premium)  despite the provisions of the Insurance Contracts Act 1984, give the Security Trustee the right to pay a premium in respect of the Insurance Policy which has not been paid by an Obligor by the due date for payment (such right being exercisable within 20 Business Days after the date of receipt of notification by the named insureds of a failure to pay);

(x)            (loss payee) name the Security Trustee as loss payee on each Insurance Policy (other than a Liability Insurance Policy) so that it will be entitled to receive all money payable under the relevant policy, but unless an Event of Default is subsisting, the Security Trustee must pay any money that it so receives into the Proceeds Account or the Insurance Account, as applicable, to be applied in accordance with clauses 16.12 (“Insurance Account - withdrawals”) or 16.4 (“Proceeds Account - withdrawals”) as applicable;

(xi)           (loss survey) provide that where more than one insurer and reinsurer provides the coverage on any single Insurance Policy under which all insurers and reinsurers agree upon the engagement of a single firm to survey and investigate all losses on behalf of the insurers and reinsurers.

19.3        Undertakings in relation to Insurance Policies

Each Obligor must:

(a)            (pay premiums) ensure that all premiums, calls, commissions, contributions, stamp duty, charges or other sums of money necessary to maintain each Insurance Policy current are paid when due;

(b)           (comply with terms)comply with and observe and procure that each other named insured (other than the Finance Parties) complies with and observes the terms of each Insurance Policy and will not at any time do or suffer anything to be done to the Secured Property by reason of which any Insurance Policy may be rendered void or voidable;

(c)            (documents to the Security Trustee)  provide to the Security Trustee and the Agent:

(i)             a certified copy of each policy, promptly after receipt of the policy from the insurer;

(ii)            a certified copy of any endorsement which amends any Insurance Policy in a way which could be considered material within five Business Days of receipt from the insurer;

(iii)           a certificate evidencing the renewal or extension of any Insurance Policy within five Business Days of such renewal or extension;

(iv)          copies of any notice received by the Obligor or any other person from the insurer in respect of any Insurance Policy, the contents of which materially affect the nature or extent of the cover provided by that Insurance Policy, promptly after its receipt; and

(v)           such other details in respect of the Insurance Policies as the Security Trustee or the Agent may from time to time reasonably request, promptly after the request;

(d)           (annual report) provide to the Security Trustee and the Agent, not less than once in each 12 month period, a report of an independent broker stating that in the opinion of that broker the insurance then carried by the Obligors complies with this clause 19;

(e)            (maintain Insurances)  do all things necessary or desirable to maintain each Insurance Policy in full force and effect;

(f)            (renew Insurances)  renew each Insurance Policy no later than its due date for expiry;

(g)           (facilitate recoveries)  do all things reasonably necessary or desirable to permit or facilitate the collection or recovery of any money payable under each Insurance Policy;

(h)           (full disclosure)  fully and promptly disclose to all relevant insurers (and any persons acting on their behalf) all material information relating to each Insurance Policy (whether held solely or jointly with others) in all respects in which failure to do so will or might vitiate or invalidate the relevant policy;

(i)             (input tax credits)  if the Company is entitled to claim any input tax credit in respect of insurance premiums paid for the Insurances, notify its insurers accordingly at the time the Insurances are placed; and

(j)             (no action affecting rights)  not to do (or omit to do) anything which does or might (or the omission of which does or might) adversely affect the nature or extent of the rights of any named insured under any of the Insurances, or extinguish, qualify or limit any obligations of the insurer in respect of any Insurance Policy, or which may render the Insurance Policy void or voidable;

(k)            (no cancellation or change)  not to do, or take any steps to, cancel or materially change any Insurance Policy; or

(l)             (no settlement of claims without Security Trustee’s approval)  except with the consent of the Security Trustee, not to settle or compromise (or consent to any settlement or compromise of) any proceeding or claim arising out of a Casualty Occurrence or an insured event, other than one in relation to which the maximum amount payable, or likely to be payable, does not exceed A$250,000.

19.4        Default by Obligor

If an Obligor fails to effect or maintain any insurance required under this agreement, or if any such insurance becomes void, the Agent may effect and maintain such insurance at the cost of the Company, and the Company must promptly upon demand repay to the Agent all premiums and other money from time to time paid or payable by it in respect of such insurance.

19.5        Notice of claim

(a)            If an event occurs which gives rise to a right to compensation or to a claim under any Insurance Policy effected under this agreement (or which would have given rise to such a right or claim had such insurance been effected) for an amount in excess of A$250,000, the Obligors must give the Agent immediate notice of such event.

(b)           The Obligors must comply with all requests and instructions of the Agent in connection with any such claim and subsequent dealing with the insurer.

19.6        Waiver

Each Obligor waives any and every claim for recovery from the Finance parties for any and all loss or damage covered by any Insurance Policy to the extent that that loss or damage is recovered under that Insurance Policy.

19.7        Assumption of risk and indemnity

(a)            The Obligors assume all risks and liability for the Secured Property and the Project and for the construction, refurbishment, use, operation, maintenance, repair and storage thereof and for injuries to or deaths of persons and damage to property however arising from or incidental to such use, operation, maintenance, repair or storage.

(b)           Each Obligor must indemnify and hold the Finance Parties harmless from all losses, damages, claims, penalties, liabilities and expenses, including legal costs however arising or incurred because of or incidental to the Secured Property or the Project or the use, operation, maintenance, repair or storage or alleged use, operation, maintenance, repair or storage of them.

19.8        Environmental laws

Without limiting the generality of clause 19.7 (“Assumption of risk and indemnity”), each Obligor acknowledges that the indemnity and assumption of risk contained in clause 19.7 (“Assumption of risk and indemnity”) extends to the liabilities and obligations (if any) of the Finance Parties under all Environmental Laws.

19.9        Continuing indemnity

The assumption of risk and indemnity contained in clause 19.7 (“Assumption of risk and indemnity”) will continue in full force and effect despite the termination of this agreement or any of the other Transaction Documents whether by the passage of time or otherwise.

20            Review Event

20.1        Review Event

It is a Review Event if an event referred to in clauses 1.2(a) to 1.2(f) (inclusive) of the Slough Indemnity exists, arises or occurs, whether before or after the First Recalculation Date, provided that a Review Event will be taken not to occur in respect of an event referred to in clause 1.2(f) of the Slough Indemnity unless:

(a)            the order or arbitral award referred to in that clause 1.2(f) is for an aggregate monetary amount in excess of A$10,000,000 (or its equivalent); and

(b)           either:

(i)             the order or arbitral award referred to in that clause 1.2(f) may not, when made, be subject to further appeal or review; or

(ii)            if the order or arbitral award referred to in that clause 1.2(f) may, when made, be subject to further appeal or review:

(A)           the relevant Obligor does not, within five days of the making of the order or arbitral award, make provision, in form and substance acceptable to the Agent, for the amount of the order or arbitral award out of moneys then able to be paid or applied by the Company under clause 16.6 (“Proceeds Account - Distributions”) or moneys paid to the Company by way of equity (on terms and conditions acceptable to the Agent) or debt

(on terms and conditions, including as to subordination, acceptable to the Agent); or

(B)           the order or arbitral award is not the subject of an appeal or a request for review during the period in which it is able to be appealed or a request for review made in respect of it.

20.2        Consequences of Review Event

On becoming aware of the occurrence of a Review Event, the Financiers may:

(a)            review their participation generally in the Facilities; and

(b)           from the date when the Financiers notify the Company that they are aware of the occurrence of the Review Event, consult with the Company for a period of 30 days in relation to any possible changes to the Facilities (including their terms and conditions, pricing, fees, maturity dates and commitments) in response to the occurrence of the Review Event.

If at the end of that 30 day period any Financier decides (in its absolute discretion) that it no longer wishes to participate in the Facilities, then that Financier may (without being obliged to give any reasons) notify the Company that the Amount Owing to that Financier is payable on the date which is 30 days after the date of that notice, the Company must comply with the terms of that notice and the provisions of clause 7.4 (“Mandatory Prepayment - Review Event”) will apply.

21            Default

21.1        Events of Default

Each of the following is an Event of Default:

(a)            (non-payment - Finance Document) a Project Party does not pay on time (or within two Business Days of the amount becoming payable) any amount (other than reimbursable costs and expenses payable under clause 22.1) payable by it under any Finance Document in the manner required under it; or

(b)           (cross default) any present or future Finance Debt of an Obligor or the Recourse Guarantor (in the case of the Recourse Guarantor or Tipperary, for amounts totalling more than £1,000,000 or A$1,000,000 respectively, or their equivalent) is not satisfied on time (or by the end of its period of grace) or becomes prematurely payable or capable of being declared prematurely payable prior to its stated maturity or expiry; or

(c)            (incorrect certificate) a certificate given under clause 2.8 (“Conditions to first recalculation”) or clause 3.4 (“Conditions to first drawdown under Recourse Facility”) is incorrect or misleading; or

(d)           (incorrect representation or warranty) a representation or warranty made, or taken to be made, by or for a Project Party or a Junior Creditor in connection with a Finance Document is found to have been incorrect or misleading when made or taken to be made; or

(e)            (Insolvency of Project Party) a Project Party becomes or states that it is Insolvent; or

(f)            (ceasing business) other than as expressly permitted by this agreement, a Project Party stops payment, ceases to carry or suspends all or substantially all of its business, or threatens to do either of those things, except to reconstruct or amalgamate while solvent on terms approved by the Agent; or

(g)           (Controller appointed) a Controller (as defined in the Corporations Act) is appointed in respect of all or a material part of the Secured Property;

(h)           (appointment of manager) a person is appointed under legislation to manage any part of the affairs of an Obligor or the Recourse Guarantor or any moratorium is declared in relation to any indebtedness of an Obligor or the Recourse Guarantor;

(i)             (enforcement against assets) distress is levied or a judgment, order or Encumbrance is enforced, or becomes enforceable, against all or a material part of the property of an Obligor or the Recourse Guarantor  (in the case of the Recourse Guarantor or Tipperary, for amounts totalling more than £1,000,000 or A$1,000,000 respectively, or its equivalent); or

(j)             (reduction of capital) without the consent of the Agent, the Company or Tipperary CSG takes action to reduce its capital or buy back any of its ordinary shares or passes a resolution referred to in section 254N(1) of the Corporations Act (“Calls may be limited”) or an equivalent provision of any other law; or

(k)            (termination etc of Finance Documents) all or any material part of a Finance Document:

(i)             is terminated, rescinded, discharged (other than by performance) or repudiated; or

(ii)            a transaction in connection with it is or becomes wholly or partially void, illegal or unenforceable or does not have the priority the Financiers intended it to have,

or a party to a Finance Document (other than a Finance Party) or any of their Related Entities or anyone on behalf of any of them makes a claim to that effect; or

(l)             (termination etc of Project Documents) subject to clause 39.11, all or any part of a Project Document:

(i)             is terminated, rescinded, discharged (other than by performance) or repudiated; or

(ii)            a transaction in connection with it is or becomes wholly or partially void, illegal or unenforceable or does not have the priority the Financiers intended it to have,

or a party to a Project Document or any of their Related Entities or anyone on behalf of any of them makes a claim to that effect; or

(m)           (not obtain Authorisations) an Authorisation:

(i)             which is material to the performance by a party of its obligations under a Transaction Document;

(ii)            which is required for the validity or enforceability of a Transaction Document; or

(iii)           which is required for the development or operation of the Project,

is:

(iv)          not obtained or promptly renewed or maintained in full force and effect; or

(v)           varied, repealed, revoked, suspended, cancelled or terminated or expires or is adversely modified and is not replaced by another Authorisation acceptable to the Agent as soon as practicable (and in any event, within 10 Business Days), and, should that event occur prior to the First Recalculation Date, the event has a Material Adverse Effect;

(n)           (compulsory acquisition) all or a material part of the Secured Property or Proved Reserves are compulsorily acquired, or a Governmental Agency orders the sale, vesting or divesting of all or any material part of that property, or those Proved Reserves, other than:

(i)             a voluntary relinquishment of blocks in a Project ATP in the ordinary course of business; or

(ii)            a mandatory relinquishment of blocks under the terms of a Project Production Lease or Project ATP or otherwise initiated by a Governmental Agency where the Agent is satisfied the relinquishment will have no material impact on the Project; or

(o)           (expropriation etc) there occurs any expropriation, restraint, restriction, prohibition, intervention, law or other order of a Governmental Agency which wholly or partly prevents or hinders the performance of any Transaction Document or the development or operation of the Project; or

(p)           (revocation of Production Lease) a Project Production Lease is revoked, repudiated, discharged (other than by performance), surrendered or terminated; or

(q)           (interest is less than 51%) the total percentage entitlement of the Obligors in gas produced from the Project under the Operating

Agreement, other than in the capacity of Operator or under the lien in Article VII.B of the Operating Agreement, and prior to adjustments under the Gas Balancing Agreement, is less than 51%; or

(r)            (abandonment) the Project is abandoned; or

(s)            (breach of Financial Ratios) as at any Calculation Date, a Financial Ratio is less than its corresponding Default Ratio and the Company has not, on or before the next occurring Repayment Date:

(i)             prepaid Drawings under the Limited Recourse Facility by an amount; or

(ii)            Switched Drawings under the Limited Recourse Facility to be Drawings under the Recourse Facility in accordance with clause 4 (“Switching”),

so that no Financial Ratio re-calculated (after taking into account such prepayment or Switch) as at that Calculation Date is less than its corresponding Lock Up Ratio; or

(t)            (Material Adverse Effect) an event occurs which is, or is likely to have (or a series of events occur which, together, are, or are likely to have), a Material Adverse Effect; or

(u)           (breach of undertaking) a written or verbal undertaking given to a Finance Party or their respective solicitors by a Project Party, a Junior Creditor or another person in connection with a Finance Document is breached or not wholly performed within any period specified in the undertaking or, where no period is specified and the undertaking is not an ongoing undertaking, within five Business Days after the date of the undertaking; or

(v)           (default under other Finance Documents) an event occurs which is called an “event of default” under any Finance Document other than this agreement, or any other event occurs which renders enforceable a Finance Document that comprises an Encumbrance; or

(w)           (non-compliance with other obligations) a Project Party or a Junior Creditor does not comply with any other obligation under any Transaction Document and, if the non-compliance can be remedied, does not remedy the non-compliance within 30 days.

21.2        Consequences of default

If an Event of Default occurs, then the Agent may declare at any time by notice to the Company that:

(a)            an amount equal to the Total Amount Owing is either:

(i)             payable on demand; or

(ii)            immediately due for payment;

(b)           the Financiers’ obligations specified in the notice are terminated.

The Agent may make either or both of these declarations.  The making of either of them gives immediate effect to its provisions.

21.3        Investigation of default

If the Agent reasonably believes that there is or may be an Event of Default, the Agent may appoint a person to investigate this.  Each Project Party agrees to co-operate with the person and comply with every reasonable request they make.  The Obligors agree to pay all Costs in connection with the investigation.

21.4        Administrator appointed to Obligor

If the Security Trustee or the Agent is notified by an Obligor, a Financier, the Agent or the Security Trustee or under the Corporations Act that an administrator (other than an administrator appointed by the Security Trustee) has been appointed to an Obligor:

(a)            the Security Trustee or the Agent (as the case may be) agrees to notify each other, and the Financiers, of the appointment.  The Agent agrees to then obtain the instructions of the Financiers under clause 26 (“How and when the Agent acts”) on whether it should instruct the Security Trustee to appoint a Receiver under the Security within the Decision Period (as defined in the Corporations Act); and

(b)           if the Agent does not receive instructions from the Majority of Financiers by a time which the Agent considers is the latest time by which instructions should be received in order for it to be able to arrange the appointment of a Receiver within that period, then despite any other provision of any Finance Document but subject to clause 29 (“Funding of Agent and Security Trustee”), the Agent may instruct the Security Trustee to appoint a Receiver under the Security within that period; and

(c)            if the Majority of Financiers instruct the Security Trustee to remove any Receiver appointed under paragraph (b), the Security Trustee agrees to take the necessary steps to do so in accordance with those instructions.

21.5        Restrictions on Hedge Providers

Despite anything in a Hedge Agreement, until the date upon which the Total Amount Owing (other than moneys due to a Hedge Provider under Hedge Agreements) is fully and finally paid and repaid, a Hedge Provider may only terminate or close-out a Transaction in accordance with either clause 21.6 (“Discretion to close out”) or clause 21.7 (“Obligation to close out”) or where necessary to permit the Company to comply with its obligations under clause 18.1(l) (“General undertakings - Obligors”).

21.6        Discretion to close out

A Hedge Provider may exercise its rights under a Hedge Agreement to terminate or close-out a Transaction in accordance with the Hedge Agreement if:

(a)            the Agent has exercised its rights under clause 21.2(a) (“Consequences of default”); or

(b)           clause 14.1 (“Financier’s right to suspend or cancel”) applies to a Hedge Agreement on the basis that it is illegal or impossible for a party to the

Hedge Agreement to perform any payment obligation under it, or the Hedge Provider is otherwise entitled to terminate the Hedge Agreement as a result of any event rendering it unlawful for any party to perform any obligation under the Hedge Agreement.

21.7        Obligation to close out

Each Hedge Provider agrees to promptly terminate or close out each Transaction in accordance with the Hedge Agreement if:

(a)            an Event of Default occurs or an event of default or termination event (however described) under a Hedge Agreement entitling the Hedge Counterparty to close out the Transaction occurs, and the Agent directs the Hedge Provider to close out each Hedge Transaction; or

(b)           the Agent has exercised its rights under clause 21.2(a) (“Consequences of default”) and the Agent directs the Hedge Provider to close out each Transaction.

21.8        Obligation to demand

The Working Capital Provider agrees to promptly exercise its rights under clause 16.2 of the Working Capital Facility Agreement if the Agent has exercised its rights under clause 21.2(a) (“Consequences of default”) and the Agent directs the Working Capital Provider to do so.

21.9        Exercise of power of sale

Each of the Agent and the Security Trustee agrees with the Recourse Guarantor that it will not exercise a power of sale over the Project, or over the shares or stock issued by the Company, Tipperary CSG or Tipperary Pastoral, under the Security, or request a Controller appointed by it under the Security to exercise such a power of sale, without first giving the Recourse Guarantor 10 Business Day’s notice of its intention so to do.

22            Costs and indemnities

22.1        What the Company agrees to pay

The Company agrees to pay or reimburse:

(a)            the reasonable Costs of each Finance Party in connection with:

(i)             the negotiation, preparation, execution and registration of and payment of Taxes on, any Finance Document; and

(ii)            their being satisfied that conditions to drawdown have been met; and

(iii)           giving and considering consents, waivers, variations, discharges and releases and producing title documents; and

(b)           the Costs of each Finance Party in otherwise acting in connection with the Transaction Documents or the Project, such as exercising, enforcing or preserving rights (or considering doing so), evaluating any matter of concern or doing anything in connection with any enquiry by an authority or Governmental Agency involving an Obligor or any of its Related Entities; and

(c)            Taxes and fees (including registration fees) and fines and penalties in respect of fees paid, or that the Security Trustee or Agent reasonably believes are payable, in connection with any Finance Document or a payment or receipt or any other transaction contemplated by any Finance Document.

The Company agrees to pay amounts due under this clause within 10 Business Days of demand from the Agent or the Security Trustee or the Working Capital Provider.

The Agent may debit any of these amounts to the Company’s account if not paid on time.

22.2        Indemnity

The Company indemnifies each Finance Party against any liability or loss arising from, and any Costs incurred in connection with:

(a)            financial accommodation requested under a Finance Document not being provided in accordance with the request for any reason except default of the Agent or the relevant Financier or Working Capital Provider; or

(b)           financial accommodation under a Finance Document being repaid, discharged or made payable other than at its maturity or on an Interest Payment Date applicable to it; or

(c)            a Finance Party acting in connection with a Finance Document in good faith on fax or telephone instructions purporting to originate from the offices of a Project Party or to be given by an Authorised Officer of that Project Party; or

(d)           the Security Trustee acting in connection with a Finance Document in good faith on fax or telephone directions purporting to originate from the offices of the Agent or to be given by an Authorised Officer of the Agent; or

(e)            a breach by a party (other than a Finance Party) of a Finance Document or an Event of Default; or

(f)            a Finance Party exercising or attempting to exercise a right or remedy in connection with a Finance Document; or

(g)           any Finance Document; or

(h)           any indemnity a Finance Party gives a Controller or administrator of the Obligor or a Security Provider.

The Company agrees to pay amounts due under this indemnity within 10 Business Days of demand from the Agent or the Security Trustee or the Working Capital Provider.

22.3        Items included in loss, liability and Costs

The Company agrees that:

(a)            the Costs referred to in clause 21.3 (“Investigation of default”) and in clause 22.1 (“What the Company agrees to pay”), and the liability, loss or Costs referred to in clause 22.2 (“Indemnity”), include legal Costs in accordance with any written agreement as to legal costs (whether or not the Company is a party to that agreement) or, if no agreement, on whichever is the higher of a full indemnity basis or solicitor and own client basis; and

(b)           the Costs referred to in clause 22.1(a) and (b) (“What the Company agrees to pay”) include those paid, or that the Finance Party reasonably believes are payable, to persons engaged by the Finance Party in connection with the Finance Documents or the Project (such as consultants); and

(c)            loss or liability and any Costs in any indemnity under the Finance Documents may include an amount called “break costs”.  These may be calculated by any method the Financier reasonably chooses including by reference to any loss it incurs because the Financier terminates arrangements it has made with others to fund (or to maintain its funding of) financial accommodation under the Finance Documents.

22.4        Payment of third party losses

The Company agrees to pay an amount equal to any liability or loss and any Costs of the kind referred to in clause 22.2 (“Indemnity”) suffered or incurred by:

(a)            any attorney appointed by the Company or another Project Party under this agreement; or

(b)           any employee, officer, agent or contractor of a Finance Party.

22.5        Currency conversion on judgment debt

If a judgment, order or proof of debt for an amount in connection with a Finance Document is expressed in a currency other than that in which the amount is due under the Finance Document, then the Company indemnifies the each Finance Party against:

(a)            any difference arising from converting the other currency if the rate of exchange used by the Finance Party under clause 9.3 (“Currency of payment”) for converting currency when it receives a payment in the other currency is less favourable to the Finance Party than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

(b)           the Costs of conversion.

The Company agrees to pay amounts due under this indemnity on demand from the Agent or the Security Trustee or the Working Capital Provider.

22.6        GST gross up

In this clause 22.6, GST means a goods and services or similar tax imposed in Australia.

If any party:

(a)            reasonably decides that it is liable to pay GST on a supply made in connection with a Finance Document; and

(b)           certifies to the recipient of the supply that it has not priced the supply to include GST,

then the recipient of the supply agrees to pay that party an additional amount equal to the consideration payable for the supply multiplied by the prevailing GST rate.

22.7        Exclusion

The amounts referred to in clause 22.1 (“What the Company agrees to pay”) are not payable to a Finance Party to the extent they are due to the wilful default or gross negligence of the applicable Finance Party.  It is not gross negligence or wilful default of a Finance Party if duty is not paid in connection with a Finance Document unless the Company instructs that Finance Party to pay the duty, places the Finance Party in cleared funds to make the payment and the Finance Party then fails to make the payment.

23            Interest on overdue amounts

23.1        Obligation to pay

If a Project Party does not pay any amount under this agreement on the due date for payment, the Project Party agrees to pay interest on that amount at the Default Rate.  The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 365 days.

Each Project Party agrees to pay interest under this clause on demand from the Agent.

23.2        Compounding

Interest payable under clause 23.1 (“Obligation to pay”) which is not paid when due for payment may be added to the overdue amount by the Agent at intervals which the Agent determines from time to time or, if no determination is made, every 30 days.  Interest is payable on the increased overdue amount at the Default Rate in the manner set out in clause 23.1 (“Obligation to pay”).

23.3        Interest following judgment

If a liability becomes merged in a judgment, the Project Party agrees to pay interest on the amount of that liability as an independent obligation.  This interest:

(a)            accrues daily from (and including) the date the liability becomes due for payment both before and after the judgment up to (but excluding) the date the liability is paid; and

(b)           is calculated at the judgment rate or the Default Rate (whichever is higher).

The Project Party agrees to pay interest under this clause on demand from the Agent.

Part 6 Guarantees

24            Guarantee and indemnity

24.1        Consideration

Each Guarantor acknowledges that each Finance Party is acting in reliance on the Guarantors incurring obligations and giving rights under this Guarantee.

24.2        Guarantees - LR Guarantee and Recourse Guarantee

(a)            (LR Guarantee) The LR Guarantor unconditionally and irrevocably guarantees payment to each Finance Party of the LR Guaranteed Money.  If the Company does not pay the LR Guaranteed Money on time and in accordance with the Finance Documents, then the LR Guarantor agrees to pay the LR Guaranteed Money within two Business Days of demand from the Agent, the Working Capital Provider or Hedge Provider.  A demand may be made at any time and from time to time and whether or not a Finance Party has made demand on the Company, another Guarantor or any other person.

(b)           (Recourse Guarantee) The Recourse Guarantor unconditionally and irrevocably guarantees payment to each Finance Party of the Recourse Guaranteed Money.  If the Company does not pay the Recourse Guaranteed Money on time and in accordance with the Finance Documents, then the Recourse Guarantor agrees to pay the Recourse Guaranteed Money within two Business Days of demand from the Agent or the Working Capital Provider.  A demand may be made at any time and from time to time and whether or not a Finance Party has made demand on the Company, another Guarantor or any other person.

24.3        Nature of guarantees

The guarantees in clause 24.2 (“Guarantees - LR Guarantee and Recourse Guarantee”) are a continuing obligation despite any intervening payment, settlement or other thing and extends to all of the:

(a)            in the case of the LR Guarantee, the LR Guaranteed Money; and

(b)           in the case of the Recourse Guarantee, the Recourse Guaranteed Money.

24.4        Indemnity - LR Guarantee

The LR Guarantor indemnifies each Finance Party against any liability or loss arising, and any Costs they suffer or incur:

(a)            if the Company does not, or is unable to, pay the LR Guaranteed Money in accordance with the Finance Documents; or

(b)           if an obligation the Company would otherwise have to pay the LR Guaranteed Money is found to be unenforceable; or

(c)            if an obligation the LR Guarantor would otherwise have under clause 24.2 (“Guarantees - LR Guarantee and Recourse Guarantee”) is found to be unenforceable; or

(d)           if a Finance Party is obliged, or agrees, to pay an amount to a trustee in bankruptcy or liquidator (of an Insolvent person) in connection with a payment by the LR Guarantor or the Company.  (For example, a Finance Party may have to, or may agree to, pay interest on the amount.); or

(e)            if the LR Guarantor defaults under this Guarantee; or

(f)            in connection with any person exercising, or not exercising, rights under the LR Guarantee.

The LR Guarantor agrees to pay amounts due under this indemnity within two Business Days of demand from the Agent, the Working Capital Provider or the Hedge Provider.

24.5        Indemnity - Recourse Guarantee

The Recourse Guarantor indemnifies each Finance Party against any liability or loss arising, and any Costs they suffer or incur:

(a)            if the Company does not, or is unable to, pay the Recourse Guaranteed Money in accordance with the Finance Documents; or

(b)           if an obligation the Company would otherwise have to pay the Recourse Guaranteed Money is found to be unenforceable; or

(c)            if an obligation the Recourse Guarantor would otherwise have under clause 24.2 (“Guarantees - LR Guarantee and Recourse Guarantee”) is found to be unenforceable; or

(d)           if a Finance Party is obliged, or agrees, to pay an amount to a trustee in bankruptcy or liquidator (of an Insolvent person) in connection with a payment by the Recourse Guarantor or the Company.  (For example, a Finance Party may have to, or may agree to, pay interest on the amount.); or

(e)            if the Recourse Guarantor defaults under this Guarantee; or

(f)            in connection with any person exercising, or not exercising, rights under the Recourse Guarantee.

The Recourse Guarantor agrees to pay amounts due under this indemnity within two Business Days of demand from the Agent or the Working Capital Provider.

24.6        LR Guarantee - Slough USA, Tipperary and TOGC limited recourse

Slough USA’s, Tipperary’s and TOGC’s liability as an LR Guarantor to pay any amount under the LR Guarantee may be discharged from, and the recourse of the Financier in respect of the LR Guarantee is limited to, only the Secured Property of Slough USA, Tipperary and TOGC respectively which is the subject of the Security.

This applies despite anything else in this Guarantee but subject to the rest of this clause 24.6 and clause 24.7 (“When the Slough USA, Tipperary or TOGC limit does not apply”).

Each Finance Party may:

(a)            do anything necessary to enforce its rights in connection with the Secured Property of Slough USA, Tipperary and TOGC which is the subject of the Security; and

(b)           take proceedings to obtain:

(i)             an injunction or other order to restrain any breach of this Guarantee or the Security by Slough USA, Tipperary or TOGC; or

(ii)            declaratory relief or other similar judgment or order as to the obligations of Slough USA, Tipperary or TOGC under this Guarantee or the Security.

However, a Finance Party may not seek to recover any shortfall in the amounts owing to it under the LR Guarantee by bringing proceedings against Slough USA, Tipperary or TOGC or applying to have Slough USA, Tipperary or TOGC wound up.

24.7        When the Slough USA, Tipperary or TOGC limit does not apply

(a)            Each Finance Party may take action against Slough USA or TOGC personally for all loss, damage and expense suffered or incurred by it as a consequence of:

(i)             that Project Party’s fraud, gross negligence or wilful misconduct in connection with Finance Documents;

or

(ii)            a representation or warranty by or on behalf of that Project Party under the Finance Documents being found to have been incorrect or misleading when made or taken to be made; or

(iii)           that Project Party’s failure to comply with an obligation (other than an obligation to pay money) under the Finance Documents.

(b)           Each Finance Party may take action against Tipperary personally for all amounts payable by it under this Guarantee in the event of:

(i)             Tipperary’s fraud, gross negligence or wilful misconduct in connection with Finance Documents; or

(ii)

(A)           a representation or warranty by or on behalf of Tipperary under the Finance Documents being found to have been incorrect or misleading when made or taken to be made; or

(B)           Tipperary’s failure to comply with an obligation (other than an obligation to pay money) under the Finance Documents,

where a Financier determines that that circumstance was a material factor in the determination by it to give an instruction to the Agent to act under clause 21.2.

24.8        Reinstatement of rights

Under law relating to Insolvency, a person may claim that a transaction (including a payment) in connection with the LR Guarantee or the LR Guaranteed Money, or the Recourse Guarantee or the Recourse Guaranteed Money, is void or voidable.  If a claim is made and upheld, conceded or comprised, then:

(a)            each Finance Party is immediately entitled as against:

(i)             the LR Guarantor to the rights in respect of the LR Guaranteed Money; and

(ii)            the Recourse Guarantor to the rights in respect of the Recourse Guaranteed Money,

as applicable, to which they were entitled immediately before the transaction; and

(b)           on request from the Agent:

(i)             the LR Guarantor agrees to do anything to restore to each Finance Party any Security (including the LR Guarantee) held by them from the LR Guarantor immediately before the transaction; and

(ii)            the Recourse Guarantor agrees to do anything to restore to each Finance Party any Security (including the Recourse Guarantee) held by them from the Recourse Guarantor immediately before the transaction, including signing any document.

24.9        Rights of the Finance Parties are protected

Rights given to each Finance Party under this Guarantee, and the LR Guarantor’s and Recourse Guarantors liabilities under it, are not affected by any act or omission of a Finance Party or any other person.  For example, those rights and liabilities are not affected by:

(a)            any act or omission:

(i)             varying or replacing any arrangement under which the LR Guaranteed Money or Recourse Guaranteed Money is expressed to be owing, such as by increasing a Facility Limit or extending the term, changing the Security Trustee or Agent or substituting a Financier or Working Capital Provider;

(ii)            releasing the Company or giving the Company a concession (such as more time to pay);

(iii)           releasing any person who gives a guarantee or indemnity in connection with any of the Company’s obligations;

(iv)          releasing, losing the benefit of, or not obtaining any Encumbrance or negotiable instrument;

(v)           by which a person becomes a Guarantor after the date of this guarantee and indemnity;

(vi)          by which the obligations of any person who guarantees any of the Company’s obligations (including under this Guarantee) may not be enforceable;

(vii)         by which any person who was intended to guarantee any of the Company’s obligations does not do so, or does not do so effectively;

(viii)        by which a person who is a co-surety or co-indemnifier for payment of the LR Guaranteed Money or Recourse Guaranteed Money is discharged under an agreement or by operation of law;

(ix)           by which any Encumbrance which could be registered is not registered;

(b)           a person dealing in any way with an Encumbrance, guarantee, indemnity, judgment or negotiable instrument;

(c)            the death, mental or physical disability or Insolvency of any person including the LR Guarantor, the Recourse Guarantor or the Company;

(d)           changes in the membership, name or business of any person;

(e)            the Company opening an account with them;

(f)            acquiescence or delay by a Finance Party or any other person;

(g)           an assignment of rights in connection with the LR Guaranteed Money or the Recourse Guaranteed Money.

24.10      No merger

Neither the LR Guarantee nor the Recourse Guarantee merges with or adversely affects, and is not adversely affected by, any of the following:

(a)            any other guarantee, indemnity, or Encumbrance, or other right or remedy to which any Finance Party is entitled; or

(b)                                  a judgment which any Finance Party obtains against the LR Guarantor, the Recourse Guarantor, the Company or any other person in connection with the LR Guaranteed Money or the Recourse Guaranteed Money.

A Finance Party may still exercise its rights under the LR Guarantee and the Recourse Guarantee as well as under the judgment, Encumbrance or right or remedy.

24.11                  Extent of LR Guarantor’s and Recourse Guarantor’s obligations

If more than one person is named as “LR Guarantor” or “Recourse Guarantor”, each of them is liable for all the obligations under the LR Guarantee and the Recourse Guarantee (respectively) both individually and jointly with any one or more other persons named as “LR Guarantor” and “Recourse Guarantor” (respectively).

24.12                  LR Guarantor’s and Recourse Guarantor’s rights are suspended

As long as any of the LR Guaranteed Money or Recourse Guaranteed Money remains unpaid, the LR Guarantor and/or the Recourse Guarantor (as applicable) may not, without the Agent’s consent:

(a)                                   reduce its liability under this Guarantee by claiming that it or the Company or any other person has a right of set-off or counterclaim against any Finance Party; or

(b)                                  exercise any legal right to claim to be entitled to the benefit of another guarantee, indemnity, or Encumbrance given in connection with the LR Guaranteed Money or Recourse Guaranteed Money (as applicable) or any other amount payable under LR Guarantee or the Recourse Guarantee (as applicable).  (For example, the LR Guarantor or the Recourse Guarantor may not try to enforce or require the enforcement of any Encumbrance any Finance Party has taken to ensure repayment of the LR Guaranteed Money or the Recourse Guaranteed Money (as applicable).); or

(c)                                   claim an amount from the Company, or another guarantor of the LR Guaranteed Money or Recourse Guaranteed Money (as applicable) (including a person who has signed this agreement as an) “LR Guarantor” or a “Recourse Guarantor”), under a right of indemnity; or

(d)                                  claim an amount in the Insolvency of the Company or of another guarantor of the LR Guaranteed Money or Recourse Guaranteed Money (as applicable) (including a person who has signed this agreement as an “LR Guarantor” or a “Recourse Guarantor”).

24.13                  LR Guarantor’s and Recourse Guarantor’s right of proof limited

The LR Guarantor and the Recourse Guarantor agree not to exercise a right of proof after an event occurs relating to the Insolvency of the Company or another guarantor of the LR Guaranteed Money or Recourse Guaranteed Money (including a person who has signed this agreement as an “LR Guarantor” or a “Recourse Guarantor”) independently of an attorney appointed under clause 24.16 (“Right to prove”).

24.14                  No set-off against assignees

If a Finance Party assigns or otherwise deals with its rights under the LR Guarantee or the Recourse Guarantee, neither the LR Guarantor nor the Recourse Guarantor may claim against any assignee (or any other person who has an interest in the LR Guarantee or the Recourse Guarantee) any right of set-off or other right the LR Guarantor or the Recourse Guarantor (as applicable) has against the Finance Party.

24.15                  Suspense account

Each Finance Party may place in an interest bearing suspense account any payment they receive from the LR Guarantor and the Recourse Guarantor for as long as they think prudent and need not apply it towards satisfying the LR Guaranteed Money or the Recourse Guaranteed Money.

24.16                  Right to prove

Each of the LR Guarantor and the Recourse Guarantor irrevocably appoints the Agent and each of its Authorised Officers individually as its attorney and agrees to formally approve all action taken by an attorney under this clause.

Each attorney may:

(a)                                   do anything which that Guarantor may lawfully do to exercise their right of proof after an event relating to Insolvency occurs in respect of the Company or any other guarantor of the Company’s obligations in connection with a matter not connected with that Guarantor’s rights as “Guarantor” under this agreement.  (These things may be done in that Guarantor’s name or the attorney’s name and they include signing and delivering documents, taking part in legal proceedings and receiving any dividend arising out of the right of proof); and

(b)                                  delegate its powers (including this power) and may revoke a delegation; and

(c)                                   exercise its powers even if this involves a conflict of duty and even if it has a personal interest in doing so.

The attorney need not account to a Guarantor for any dividend received on exercising the right of proof under paragraph (a) except to the extent that any dividend remains after the Security Trustee has received:

(d)                                  in the case of the LR Guarantor, all of the LR Guaranteed Money and all other amounts payable under the LR Guarantee; and

(e)                                   in the case of the Recourse Guarantor, all the Recourse Guaranteed Money and all other amounts payable under the Recourse Guarantee.

Part 7 Syndication provisions

25                                   Scope of relationships

25.1                         Appointment

Each Financier, the Working Capital Provider and each Hedge Provider:

(a)                                   (other than the Working Capital Provider in respect of the Working Capital Facility and each Hedge Provider) appoints the Agent to act as its agent;

(b)                                  appoints the Technical Bank to act as technical bank; and

(c)                                   appoints the Security Trustee to act as security trustee,

in connection with the Finance Documents.

25.2                         Extent of authority and obligations

Each Financier, the Working Capital Provider and each Hedge Provider irrevocably authorises each of the Agent, the Technical Bank and the Security Trustee to:

(a)                                   enter into the Finance Documents (other than this agreement, but including any deed of retirement and appointment contemplated by clause 30.4 (“When retirement or removal takes effect”) or the Working Capital Facility Agreement); and

(b)                                  take action on the Financier’s behalf in accordance with this agreement; and

(c)                                   exercise their respective rights expressly set out in the Finance Documents and rights, powers and discretions reasonably incidental to them and carry out their respective obligations expressly set out in the Finance Documents.

Each Finance Party and each Project Party acknowledges and agrees that the Security Trustee, the Technical Bank and the Agent have no obligations except those expressly set out in the Finance Documents.

25.3                         Acceptance by Agent

The Agent agrees to act as the agent of the Financiers in connection with the Finance Documents in accordance with this agreement.

25.4                         Directions to Security Trustee

The Agent may direct the Security Trustee to act or not to act in connection with a Finance Document [(except clause 2.3(e) of the Security Trust Deed)] as the Agent determines.  The Security Trustee agrees to act or not act in its capacity as security trustee under the Finance Documents only as directed by the Agent.  In the absence of instructions, the Security Trustee need not act, but the Security Trustee may act as it considers to be in the best interests of the Security Beneficiaries.  However, for the avoidance of doubt, the Security Trustee may distribute amounts under clause 2.3(e) of the Security Trust Deed in its absolute discretion and without regard to any direction by the Agent.

25.5                         Security Trustee may deal with Agent

Except as expressly provided in a Finance Document:

(a)                                   in respect of the Security Beneficiaries, the Security Trustee is entitled to deal with, seek instructions from and give notices to the Agent only and is not required to deal with, seek instructions from or give notices to the Security Beneficiaries directly; and

(b)                                  on the Security Trustee giving any notice to or seeking any instruction from the Agent, the Security Trustee is deemed to have given such notice to or sought such instructions from each of the Financiers.

25.6                         Binding nature of relationship

Each Finance Party agrees:

(a)                                   to be bound by anything properly done or properly not done by the Security Trustee, the Technical Bank or the Agent in accordance with the Finance Documents, whether or not on instructions, and whether or not the Finance Party gave an instruction or approved of the thing done or not done; and

(b)                                  at the Company’s request, to ratify anything properly done or properly not done by the Security Trustee or Agent in accordance with this agreement.

The Security Trustee agrees to be bound by anything properly done or properly not done by the Agent in accordance with the Finance Documents.

25.7                         Excluded roles and duties

The appointment as agent, technical bank or security trustee does not mean that the Agent, the Technical Bank or the Security Trustee, as the case may be:

(a)                                   is a trustee for the benefit of; or

(b)                                  is a partner of; or

(c)                                   has a fiduciary duty to, or other fiduciary relationship with,

any Financier, the Working Capital Provider, any Hedge Provider, the Company or any other person, except as expressly set out in any Finance Document.

26                                   How and when the Agent acts

26.1                         After consultation and instructions

If the Agent proposes to act on any of the following matters, it agrees to:

(a)                                   consult the Financiers on the proposal; and

(b)                                  take action if, and only if, it receives instructions to do so from:

(i)                                      all the Financiers - on matters listed in clause 26.2 (“Matters requiring instructions from all Financiers”);

(ii)                                   a Majority of Financiers - on matters listed in clause 26.3 (“Matters requiring instructions from a Majority of Financiers”).

26.2                         Matters requiring instructions from all Financiers

The following matters require instructions from all Financiers:

(a)                                   a waiver under clause 2.9 (“Benefit of conditions”) or clause 3.6 (“Benefit of conditions”) of a condition referred to in clause 2.8 (“Conditions to first recalculation”) or clause 3.5 (“Conditions to first drawdown under Recourse Facility”);

(b)                                  a change to a Facility Limit or a Commitment or to the facility limit under the Working Capital Facility Agreement;

(c)                                   a change to an availability period set out in the Details;

(d)                                  a change to the definition of “Interest Rate” (including the Bank Bill Rate or any margin), or a change to the definition of “Default Rate”;

(e)                                   a change to the due currency of any payment under a Finance Document;

(f)                                     a change to a Maturity Date or the extension of a previously determined payment date;

(g)                                  a change to the amount of any fee payable to the Financiers;

(h)                                  a change to the definition of Majority of Financiers;

(i)                                      the exercise of any discretion in distributing amounts under clause 33.1 (“How Agent is to distribute”) and clause 33.2 (“How Security Trustee is to distribute”);

(j)                                      a change to clauses 26.1 to 26.4 (“How and when the Agent acts”);

(k)                                   any direction to the Security Trustee to exercise its discretion under the last line of clause 2.3 of the Security Trust Deed;

(l)                                      the giving of a direction to the Security Trustee to release (either in whole or in part) any Security (except where such release is required under the Finance Documents);

(m)                                a consent under clause 24.12 (“LR Guarantor’s and Recourse Guarantors rights are suspended”) or any action under clause 24.15 (“Suspense account”);

(n)                                   an amendment to clause 19 or schedule 7 or a waiver of those provisions;

(o)                                   the approval of an Accepted Gas Sale Agreement and the Agreed Development Plan from time to time;

(p)                                  the approval of resources comprising Proved Reserves or Allowable Reserves;

(q)                                   an approval under clause 18.11;

(r)                                     an amendment under clause 2.8(a)(iii) and an approval under clause 2.8(a)(iv); and

(s)                                   the exercise of any right, power or discretion under a Finance Document that expressly requires the approval or instructions of all Financiers.

26.3                         Matters requiring instruction from a Majority of Financiers

The following matters require instructions from a Majority of Financiers:

(a)                                   the exercise of the Agent’s rights in its capacity as agent for the Financiers in connection with clause 20 (“Review Event”), clause 21 (“Default”), clause 30.2 (“Removal”) or clause 36.1 (“No dealing by Project Party”);

(b)                                  subject to clause 26.2(l), the giving of a direction to the Security Trustee to exercise its rights in its capacity as security trustee in connection with any Security;

(c)                                   the giving of a direction to the Security Trustee not to place an amount in a suspense account as permitted under any Finance Document or to remove an amount from an existing suspense account;

(d)                                  subject to clause 26.2(n), the waiver of any breach or other non-performance of obligations by a Project Party in connection with any Transaction Document, or the giving of a direction to the Security Trustee in its capacity as security trustee to waive any breach or other non-performance of obligations by a Project Party in connection with any Transaction Document;

(e)                                   a variation of a Transaction Document other than a variation listed in clause 26.2 (“Matters requiring instructions from all Financiers”) or the giving of a direction to the Security Trustee in its capacity as security trustee to agree to a variation of a Transaction Document other than a variation listed in clause 26.2 (“Matters requiring instructions from all Financiers”);

(f)                                     the exercise of any right, power or discretion under a Transaction Document that expressly requires the approval or instructions of a Majority of Financiers; and

(g)                                  the exercise of a discretion under clause 21.6 or clause 21.7.

26.4                         Overriding instructions

In relation to all matters other than those under clause 26.2 (“Matters requiring instructions from all Financiers”) and clause 28.5 (“Agent to act on Financier’s request”), a Majority of Financiers may instruct the Agent and, if they do, the Agent agrees to act in accordance with the instructions.

26.5                         Without consultation or instructions

In any case where the Agent does not require instructions under clause 26.1 (“After consultation and instructions”) or does not receive instructions or requests under clause 26.4 (“Overriding instructions”) or clause 28.5 (“Agent to act on Financier’s request”), the Agent may exercise its rights in its capacity as agent for the Financiers and comply with its obligations in that capacity as it sees fit.  It need not consult any Financiers before doing so.

26.6                         Agent’s actions

Whenever the Agent:

(a)                                   consults Financiers to seek instructions, it agrees to specify a reasonable period within which those instructions are to be given; and

(b)                                  receives instructions from a Majority of Financiers or all of them, it agrees to follow them but only in so far as they are in accordance with this agreement; and

(c)                                   exercises its rights in its capacity as agent of the Financiers or takes any other action, it agrees to take into account the interests of the Financiers.

26.7                         Financier’s instructions

Whenever a Financier gives instructions:

(a)                                   it must do so in accordance with this agreement and within any time period specified by the Agent for giving instructions; and

(b)                                  it authorises the Agent to give any consent or do any other thing appropriate to carry out the instructions.

Whenever a Financier gives instructions which are inconsistent with the instructions of the Majority of Financiers, the Financier consents to the Agent acting in accordance with the instructions of the Majority of Financiers despite the Financier’s instructions.

If the Agent specifies in its notice seeking instructions that a failure to respond will be taken to be a consent to the proposed action and a Financier does not give instructions in relation to the proposed action within any time period specified by the Agent, the Financier is taken to have instructed the Agent to take the proposed action.

26.8                         Reasonableness obligation

Each Finance Party acknowledges and agrees that it will not unreasonably withhold or delay its agreement, approval or consent in respect of the exercise of any discretion or right of approval or consent conferred on the Agent by a Finance Document where it expressly provides that the Agent will not unreasonably withhold or delay its agreement, approval or consent in relation to the exercise of that discretion or right of approval or consent.

27                                   Agent’s and Security Trustee’s obligations to give notices and copies

27.1                         Security Trustee’s obligations

The Security Trustee agrees:

(a)                                   (default and review) to notify the Agent of an Event of Default, Potential Event of Default or Review Event promptly after the Security Trustee becomes aware of it; and

(b)                                  (material notices received) to give the Agent promptly after receiving it a copy of each notice or other communication or document which the Security Trustee receives in connection with a Finance Document and which the Security Trustee considers material; and

(c)                                   (action taken) to give the Agent promptly a report on anything done following directions from the Agent.

27.2                         Agent’s obligations

The Agent agrees:

(a)                                   (conditions satisfied) to notify each Financier as soon as practicable after:

(i)                                      it has received the last of the items in part 1 of schedule 1 (“Conditions precedent”); and

(ii)                                   it has received the last of the items part 2 of schedule 1 (“Conditions precedent”),

in each case in form and substance satisfactory to it; and

(b)                                  (drawdown requirements) to notify each Financier of the contents of a Drawdown Notice and the Financier’s Proportion of the requested drawdown as soon as practicable after it receives the Drawdown Notice; and

(c)                                   (switch requirements) to notify each Financier of the contents of a Switch Notice as soon as practicable after it receives the Switch Notice; and

(d)                                  (default and review) to notify each Financier, the Working Capital Provider and each Hedge Provider of an Event of Default, Potential Event of Default or Review Event promptly after the Agent becomes aware of it; and

(e)                                   (material notices received) to give each Financier, the Working Capital Provider and each Hedge Provider promptly after receiving it a copy of each notice or other communication or document which is received from a Project Party in connection with a Finance Document and which the Agent considers material; and

(f)                                     (material notices given) to give each Financier, the Working Capital Provider, each Hedge Provider and the Security Trustee promptly a copy of any notice or other communication or document which the Agent gives a Project Party in connection with the Finance Documents and which the Agent considers material; and

(g)                                  (notices and information under clause 15 (“Base Case Financial Model”)) to give each Financier promptly a copy of any notice or other communication or document which the Agent receives under clause 15 (“Base Case Financial Model”); and

(h)                                  (action taken) to give each Financier promptly a report on anything done after instructions from the Financiers under clause 26 (“How and when the Agent acts”).

27.3                         Awareness of certain events

The Agent or Security Trustee is taken not to be aware of an Event of Default, Potential Event of Default or Review Event until either:

(a)                                   in the case of the Agent and the Security Trustee, an Authorised Officer of the Agent or Security Trustee, as the case may be, who is responsible for the administration of the transactions contemplated by the Finance Documents has actual knowledge of sufficient facts to ascertain that an Event of Default, Potential Event of Default or Review Event has occurred; or

(b)                                  in the case of the Agent, the Agent receives a notice regarding an Event of Default, Potential Event of Default or Review Event under clause 18.4(o)(iii) (“Reporting, information and access - Obligors and Tipperary Pastoral”).

27.4                         Assuming compliance

Until it becomes aware in accordance with clause 27.3 (“Awareness of certain events”), the Agent or Security Trustee may assume that no Event of Default, Potential Event of Default or Review Event has occurred and that the Project Party is observing all its obligations in connection with the Transaction Documents and need not inquire whether that is, in fact, the case.

27.5                         Limit on disclosure obligations

Despite anything else in the Finance Documents neither the Agent nor the Security Trustee is obliged to disclose information or provide documents relating to the Project Party or any other person if the Agent or Security Trustee, as the case may be, reasonably believes that to do so would constitute a breach of law or duty of confidentiality.

27.6                         No further obligations

The Finance Parties agree that none of the Agent, the Technical Bank or the Security Trustee has any obligations, other than those in clauses 27.1 (“Security Trustee’s obligations”) and 27.2 (“Agent’s obligations”) respectively, either initially or on a continuing basis:

(a)                                   to keep itself informed, or to inform a Finance Party about the performance by the Project Party of its obligations under the Transaction Documents; or

(b)                                  to investigate the financial condition and affairs of any Project Party or the Project; or

(c)                                   to provide a Finance Party with any information or documents with respect to the Project Party (whether coming into its possession before or after accommodation is provided under the Finance Documents).

28                                   Agent’s, Technical Bank’s and Security Trustee’s relationship with Finance Parties

28.1                         Individual responsibility of Financiers

Each Finance Party acknowledges for the benefit of the Agent, the Technical Bank, the Security Trustee and their respective Related Entities that it has:

(a)                                   entered into the Finance Documents; and

(b)                                  made and will continue to make its own independent investigation of the financial condition and affairs of each Project Party based on documents and information which it considers appropriate; and

(c)                                   made its own appraisal of the creditworthiness of each Project Party; and

(d)                                  made its own assessment and approval of the margin, fees and other return to be obtained under the Finance Documents,

without relying on the Agent, the Technical Bank or the Security Trustee (in whatever capacities) or any of their Related Entities or on any representation or investigation made by any of them.

28.2                         Exoneration

None of the Agent, the Technical Bank, the Security Trustee or any of their directors, officers, employees, agents, attorneys or Related Entities is responsible or liable to any other Finance Party or any Project Party:

(a)                                   because a Project Party does not perform its obligations under the Finance Documents; or

(b)                                  for the financial condition of a Project Party; or

(c)                                   because any statement, representation or warranty in a Finance Document or the Information Memorandum is incorrect or misleading; or

(d)                                  for the effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of the Finance Documents or any document signed or delivered in connection with the Finance Documents; or

(e)                                   for acting or not acting in accordance with the instructions of a Majority of Financiers or all the Financiers, or in accordance with the Agent’s directions, as the case may be.

Without limiting this clause 28.2, none of the Agent, the Technical Bank or the Security Trustee is responsible or liable to any Finance Party for anything done or not done in connection with the Finance Documents by the Agent, the Technical Bank, the Security Trustee or their directors, officers, employees, agents, attorneys or Related Entities except to the extent that the act or omission amounts to fraud, gross negligence or wilful misconduct by the Agent, the Technical Bank or Security Trustee, as the case may be, or a gross or wilful breach by them of their obligations in the capacity of agent of the Financiers or in the capacity of technical bank or in the capacity of security trustee, as the case may be.

28.3                         Agent or Security Trustee in other capacity

If the Agent or Security Trustee is also a Financier, the Working Capital Provider or a Hedge Provider, then in such capacity it:

(a)                                   has the same rights and obligations under the Finance Documents as the other Financiers, the Working Capital Provider and the Hedge Provider; and

(b)                                  may exercise those rights and agrees to comply with those obligations independently from its role as Agent or Security Trustee as if it were not the Agent or Security Trustee.

28.4                         Dealing in different capacities

The Agent or Security Trustee may:

(a)                                   engage in any kind of banking, trust or other business with a Project Party or the Financiers or any of their Related Entities; and

(b)                                  accept fees and other consideration from a Project Party or any of its Related Entities for services in connection with the Finance Documents or any other arrangement, as if it were not the Agent or Security Trustee and without having to account to the Financiers, the Working Capital Provider and the Hedge Providers for any income it derives in doing so.

The Financiers, the Working Capital Provider and the Hedge Providers release the Agent and Security Trustee from any obligation they might otherwise have to the Financiers, the Working Capital Provider and the Hedge Providers in relation to these matters.

In acting as agent for the Financiers, the Agent is to be regarded as acting through its agency division which is to be treated as a separate entity from any other of its divisions or departments.

If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent is not taken to have notice of it.

28.5                         Agent to act on Financier’s request

The Agent agrees to:

(a)                                   make a demand under clause 13 (“Increased costs”); or

(b)                                  give notices under clause 14 (“Illegality or impossibility”); or

(c)                                   require the Company to draw bills under clause 8 (“Reliquifying Bills”),

promptly on request from a Financier.  The other Financiers may not countermand such a request.

28.6                         Agent to act on Security Trustee’s request

The Agent agrees to make a demand:

(a)                                   under clause 29.1 (“Financiers to indemnify against non-payment”); or

(b)                                  under any other clause containing an indemnity or other obligation in favour of the Security Trustee where the purpose of the demand is to benefit the Security Trustee promptly on request from the Security Trustee.

28.7                         Restriction on Finance Party exercising rights

Subject to clauses 21.6, 21.7 and 21.8, a Finance Party (other than the Agent or the Security Trustee) may exercise a right (including enforcing rights) against a Project Party under any Finance Document independently of the Agent or Security Trustee only if:

(a)                                   the Agent has been instructed in accordance with clause 26 (“How and when the Agent acts”) to exercise the right and the Agent has not done so within a reasonable time, if relevant, after being put in funds under clause 29.3 (“Funds before acting”); or

(b)                                  the Security Trustee is not acting in accordance with the Agent’s directions within a reasonable time, if relevant, after being put in funds under clause 29.3 (“Funds before acting”).

28.8                         Notice of transfer

The Agent and Security Trustee may treat each Financier as the holder or obligor of the rights and obligations of that Financier for all purposes under the Finance Documents until a Substitution Agreement (or other notice of the assignment or transfer satisfactory to the Agent) signed by the substitute, assignee or transferee is given to the Agent.

29                                   Funding of Agent and Security Trustee

29.1                         Financiers to indemnify against non-payment

Each Financier individually, in accordance with its Proportion, indemnifies the Agent and the Security Trustee against the non-receipt of a payment from the

Company and the Costs incurred by the Agent or Security Trustee in funding the amount not paid, if the Agent or Security Trustee:

(a)                                   reasonably claims a payment from the Company under clause 22 (“Costs and indemnities”); and

(b)                                  does not receive it within 10 Business Days after the claim is made.

Each Financier agrees to pay amounts due under this indemnity to the Security Trustee (for its own account or for the account of the Agent, as the case may be) on demand from the Agent.

29.2                         The Company’s back-to-back indemnity

The Company indemnifies each Financier against any liability or loss arising from, and any Costs incurred in connection with, the Financier making a payment under clause 29.1 (“Financiers to indemnify against non-payment”).

The Company agrees to pay amounts due under this indemnity on demand from the Agent.

29.3                         Funds before acting

This clause applies if the Agent proposes to exercise a right arising in its capacity as agent of the Financiers or take any other action (whether or not at the instruction of a Majority of Financiers or all Financiers) or the Security Trustee is directed by the Agent to exercise a right or take any action in its capacity as security trustee in connection with the Finance Documents, and the Agent or Security Trustee reasonably considers this could result in the Company becoming obliged to pay an amount under clause 22 (“Costs and indemnities”).  In that case, the Agent:

(a)                                   may request the Financiers to pay to the Agent or Security Trustee, as the case may be, an amount at least equal to the amount the Agent or Security Trustee reasonably determines would be the Company’s liability; and

(b)                                  need not act until the Financiers do so.

Each Financier agrees to fund under this clause rateably in accordance with its Proportion.

29.4                         If a Financier does not fund

If a Financier does not fund the Agent or Security Trustee under clause 29.3 (“Funds before acting”) within a period determined by the Agent (or Security Trustee, as the case may be) to be reasonable, then the Agent (if relevant, at the request of the Security Trustee) agrees to promptly request each other Financier to fund the defaulting Financier’s share.  If one or more other Financiers agree to fund the defaulting Financier’s share, then the obligations of the Financiers under clause 29.3 (“Funds before acting”) are taken to be satisfied.  Each Financier agrees that:

(a)                                   a payment by a Financier to the Agent or Security Trustee under this clause 29.4 constitutes a loan by the Financier to the defaulting Financier; and

(b)                                  the loan accrues interest at the rate and in the manner notified by the paying Financier to the defaulting Financier and the Agent.

The defaulting Financier agrees to pay to the Security Trustee (for the account of each funding Financier) on demand from the Agent the loan principal and interest on each loan.

29.5                         Company’s costs obligation not affected

A payment by a Financier under this clause 29:

(a)                                   does not relieve the Company of its obligations under clause 22 (“Costs and indemnities”) or clause 23 (“Interest on overdue amounts”); and

(b)                                  does not impose a liability on the Company in respect of an amount not otherwise payable by the Company under clause 22 (“Costs and indemnities”) or clause 23 (“Interest on overdue amounts”).

30                                   Change of Agent or Security Trustee

30.1                         Retirement

The Agent may retire by giving the Company and each Financier at least 30 days’ notice of its intention to do so.  The Security Trustee may retire by giving the Agent and the Company at least 30 days’ notice of its intention to do so.

30.2                         Removal

If the Agent or Security Trustee breaches any material obligation under a Finance Document and does not correct the breach within a reasonable time, a Majority of Financiers may:

(a)                                   end the appointment of the Agent as agent of each Financier under this agreement; or

(b)                                  direct the Agent to remove the Security Trustee as trustee under the Security Trust Deed by giving the Agent at least 30 days’ notice.

30.3                         Permitted successors

The successor Agent or Security Trustee may be:

(a)                                   a Financier or a Related Entity of a Financier, nominated by a Majority of Financiers; or

(b)                                  in the absence of such a nomination, a reputable and experienced bank or financial institution (or a Related Entity of either of them) nominated (in the case of retirement) by the retiring Agent or Security Trustee or (in the case of removal) by a Majority of Financiers.

30.4                         When retirement or removal takes effect

The retirement or removal of the Agent or Security Trustee (as the case may be) takes effect:

(a)                                   in each case, when a successor has been appointed; and

(b)                                  in the case of the Security Trustee, only when the successor Security Trustee has obtained title to, or obtained the benefit of, the Securities in its capacity as security trustee; and

(c)                                   in each case, when the new Agent or Security Trustee and each other party to the Finance Documents have the same rights and obligations among themselves as they would have had if the new Agent or Security Trustee had been party to the Finance Documents at the dates of those documents.  The retiring or removed Agent or Security Trustee and each other party to the Finance Documents agrees to sign documents (including a deed of retirement and appointment) and do anything else necessary or appropriate to give effect to this.

If a successor Security Trustee is not appointed within 30 days after notice of retirement or removal is given, the retiring Security Trustee may appoint a successor.

Subject to clause 30.6, everything the retiring Agent or Security Trustee is required to do under this clause is at the Company’s expense.

30.5                         Discharge of further obligations

When a successor Agent or Security Trustee is appointed, the retiring Agent or Security Trustee is discharged from any further obligation under the Finance Documents.  (This discharge does not prejudice any accrued right or obligation.)

30.6                         Cost of appointment

The costs in connection with the appointment of a successor Agent or Security Trustee under this clause 30 will be borne:

(a)                                   where the Agent or Security Trustee has resigned, by the retiring Agent or Security Trustee in respect of its own costs and by the Financiers in respect of the successor Agent’s or Security Trustee’s costs (if any); and

(b)                                  where the Agent or Security Trustee has been removed by the Majority of Financiers, by that Majority of Financiers.

31                                   Miscellaneous provisions relating to agency and Security Trustee

31.1                         Security Trust Deed

The Security Trustee may act in relation to the Security Trust Deed as if it were beneficially entitled to the rights comprising the trust fund under the Security Trust Deed.  However, [(except when making a distribution under clause 2.3(e) of the Security Trust Deed)] it agrees to act only in accordance with the Agent’s directions.

31.2                         Delegation by Agent or Security Trustee

The Agent or Security Trustee may employ agents and attorneys and may delegate any of their rights or obligations in the capacity as agent of the Financiers or security trustee under the Security Trust Deed, as the case may be, without notifying any person of the delegation.

31.3                         Duties when delegating

Each of the Agent and the Security Trustee agree to exercise reasonable care in selecting delegates and to supervise their actions.

31.4                         Responsibility for delegates

The Agent or Security Trustee, as the case may be, is responsible for any loss arising due to the fraud, gross negligence or wilful misconduct of their delegate or gross or wilful breach by the delegate of their obligations.

31.5                         Agent and Security Trustee may rely on communications and opinions

In relation to the Facilities and any Finance Document, the Agent and Security Trustee may rely:

(a)                                   on any communication or document they believe to be genuine and correct and to have been signed or sent by the appropriate person; and

(b)                                  as to legal, accounting, taxation or other professional matters, on opinions and statements of any legal, accounting, taxation or professional advisers used by them.

31.6                         Force majeure

Despite any other provision of any Finance Document, none of the Agent, the Technical Bank or the Security Trustee need act (whether or not on instructions from one or more of the Finance Parties or as directed by the Agent) if it is impossible to act due to any cause beyond its control (including war, riot, natural disaster, labour dispute, or law taking effect after the date of this agreement).  The Agent agrees to notify each Financier promptly after it determines that it is unable to act.  The Technical Bank agrees to notify the Agent promptly after it determines that it is unable to act.  The Security Trustee agrees to notify the Agent promptly after it determines that it is unable to act.

31.7                         No responsibility for force majeure

The Agent or Security Trustee, as the case may be, has no responsibility or liability for any loss or expense suffered or incurred by any party as a result of its not acting for so long as the impossibility under clause 31.6 (“Force majeure”) continues.  However, the Agent or Security Trustee, as the case may be, agrees to make reasonable efforts to avoid or remove the causes of non-performance and agrees to continue performance under this agreement promptly when the causes are removed.

31.8                         Hedge Provider reporting obligations

If the Agent asks, each Hedge Provider agrees to give a written report outlining in reasonable detail all Transactions with the Company entered into by that Hedge Provider for which it has not previously provided details to the Agent.

31.9                         Hedge Agreements and netting

The Finance Parties acknowledge that the Security Trustee enters into the Security subject to the bilateral netting arrangements in the Hedge Agreements.

32                                   Entitlements to payments

Unless expressly stated otherwise, the Project Party agrees to pay all amounts due under the Finance Documents for the account of all Financiers except that an amount payable in connection with:

(a)                                   clause 7.4 (“Mandatory Prepayment - Review Event”) is to be paid for the account of the relevant Financier;

(b)                                  clause 11.2 (“Agent fees”) and clause 34.1 (“Procedure for substitution”) is to be paid for the account of the Agent; and

(c)                                   clause 11.3 (“Security Trustee fees”) is to be paid for the account of the Security Trustee; and

(d)                                  clause 11.4 (“Arranging fee”) and clause 11.5 (“Underwriting fee”) is to be paid for the account of the JLAs under the JLA Fee Letter;

(e)                                   clause 11.6 (“Technical Bank fees”) is to be paid for the account of the Technical Bank;

(f)                                     clause 12.2 (c) (“Payments by Agent to Financier”), clause 12.3(c) (“Payments by Security Trustee to Agent or Finance Party”), clause 13.1 (“Compensation”) or clause 14 (“Illegality or impossibility”) is to be paid for the account of the affected Financier or the Agent (as applicable); and

(g)                                  clause 12.2(d) (“Payments by Agent to Financier”) or clause 12.3(d) (“Payments by Security Trustee to Agent or Finance Party”) is to be paid for the account of the Agent or Security Trustee (as applicable); and

(h)                                  clause 22.1 (“What the Company agrees to pay”) is to be paid for the account of the party that incurs the Costs, or pays the Taxes or fees; and

(i)                                      clause 22.4 (“Payment of third party losses”) is to be paid for the account of the party whose employee, officer, agent or contractor suffers the liability, loss or Costs; and

(j)                                      clause 23 (“Interest on overdue amounts”) is to be paid for the account of the party entitled to the overdue amount; and

(k)                                   clause 34.1 (“Procedure for substitution”) is to be paid for the account of the Agent; and

(l)                                      an indemnity is to be paid for the account of the party entitled under the indemnity; and

(m)                                the Working Capital Facility is to be paid to the Working Capital Provider; and

(n)                                  a Hedge Agreement is to be paid to the applicable Hedge Provider.

If the Project Party is to pay an amount for the account of a particular party, the Project Party is taken to have satisfied its obligation to that party by paying the Security Trustee (or its nominee).

33                                   Distribution of payments

33.1                         How Agent is to distribute

The Agent agrees to distribute amounts paid to it under the Finance Documents as follows:

(a)                                   first, to the Security Trustee for all amounts due to it for its own account in connection with its role as security trustee under any Finance Document; and

(b)                                  secondly, to the Agent itself for all amounts due to it in its capacity as agent under any Finance Document; and

(c)                                   thirdly, to the Technical Bank itself for all amounts due to it in its capacity as technical bank under this agreement; and

(d)                                  fourthly, to each Financier in the proportion that the amount due for payment to it at that time bears to the total of the amounts due for payment to all Financiers at that time (proportions are to be expressed as percentages and rounded to the nearest four decimal places), or in such other manner as the Agent determines.

33.2                         How Security Trustee is to distribute

The Security Trustee agrees to distribute amounts distributed to it under clause 2.3(d) of the Security Trust Deed as follows:

(a)                                   first, to the Agent for all amounts due to it in its capacity as agent under any Finance Document; and

(b)                                  secondly, to the Technical Bank itself for all amounts due to it in its capacity as technical bank under this agreement; and

(c)                                   thirdly, to each Security Beneficiary in the proportion that the amount due for payment to it at that time bears to the total of the amounts due for payment to all Security Beneficiaries at that time (proportions are to be expressed as percentages and rounded to the nearest four decimal places), or in such other manner as the Security Trustee determines.

33.3                         Excess distributions - contingencies

If a Financier receives a distribution under clause 33.1 (“How Agent is to distribute”) or clause 33.2 (“How Security Trustee is to distribute”) on account of an amount which may become due for payment by the Financier to a third party and the right of the third party to claim on the Financier ends without a claim for the full distributed amount having been made, then the Financier agrees to promptly pay the Agent an amount equal to the unclaimed portion of the distributed amount.

33.4                         Postponement of non-funding Financiers

This clause applies despite anything in clause 33.1 (“How Agent is to distribute”) or clause 33.2 (“How Security Trustee is to distribute”) if the Agent recovers an amount through exercising the Agent’s rights in its capacity as agent of the Financiers or the Security Trustee recovers an amount through exercising its rights in its capacity as security trustee under the Security Trust Deed, in either case as a result of being placed in funds under clause 29.3 (“Funds before acting”).  In that case, any Financier who did not fund the Agent or Security Trustee is not entitled to receive any part of the recovered amount until each Financier who funded receives an amount equal to the total of:

(a)                                   the Amount Owing for that funding Financier; and

(b)                                  the amount of any loan principal and interest due to that funding Financier under clause 29.4 (“If a Financier does not fund”).

In giving effect to this clause 33.3, the Agent is to be taken to have made a determination under clause 33.1 (“How Agent is to distribute”) and the Security Trustee is to be taken to have made a determination under or clause 33.2 (“How Security Trustee is to distribute”) or under clause 2.3 of the Security Trust Deed under the direction of the Agent.  By signing this agreement or a Substitution Agreement, each Financier is taken to have instructed the Agent:

(c)                                   under clause 26.2(i) (“Matters requiring instructions from all Financiers”) to make the determination; or

(d)           under clause 26.2(k) to give the direction to the Security Trustee,

as the case requires.

33.5                         Manner of distribution

The Agent or Security Trustee, as the case may be, agrees to distribute amounts to each Financier, the Working Capital Provider and each the Hedge Providers promptly after receipt in immediately available funds to that Finance Party’s office identified in the Details or another office notified to the Agent by the Finance Party.

33.6                         Distributions relying on assumed receipt

If a payment is due to be made by a party (in this clause “party liable”) to the Agent or Security Trustee (in this clause “payer”), the payer:

(a)                                   may assume that the party liable will make the payment, unless the party liable notifies the payer at least one Business Day before the due date that the payment will not be made; and

(b)                                  in reliance on the assumption in this clause 33.5, may (but need not) make a corresponding payment on the due date to another party (in this clause the “recipient”).

If the payer makes the corresponding payment and does not actually receive the amount due to be paid to it, then:

(a)                                   the recipient agrees to refund it to the payer on demand; and

(b)                                  the party liable agrees to pay the payer on demand the amount and the payer’s Costs (including interest) in funding the corresponding payment from the date when it was made until the date the payer receives the refund.

This clause 33.6 does not affect any rights the payer and the recipient may have against the party liable.

33.7                         Finance Party to pay over amounts received directly

If a Finance Party (other than the Agent or the Security Trustee) receives or recovers an amount due to it under a Finance Document other than through distribution by the Agent or by direction of the Security Trustee under this agreement or by the Security Trustee under the Security Trust Deed or this agreement, then it agrees to:

(a)                                   notify the Agent promptly; and

(b)                                  pay an amount equal to that amount to the Security Trustee within two Business Days after receiving it.

If that Finance Party receives the amount by applying a set-off, the set-off occurs when the Finance Party records the set-off in its books of account.

The amount paid by the Finance Party to the Security Trustee under this clause is to be taken to have been received by the Security Trustee and not by the Finance Party who receives it (and the Amount Owing to the Financier or other amount owing to the other Finance Party is to continue to include that amount).

If a Finance Party is obliged to make a payment under this clause, the Company indemnifies the Finance Party against loss suffered by the Finance Party if the liability of the entity which makes a payment to the Finance Party is held to have been discharged despite the operation of this clause.

33.8                         Pro-rata refunds

If a Finance Party who receives an amount referred to in clause 33.7 (“Finance Party to pay over amounts received directly”) is obliged to refund any part of it under laws relating to Insolvency, then each Finance Party to which that amount was distributed under this clause 33 agrees to pay to the Security Trustee (for payment to the Finance Party who has to make the refund) its pro rata share of the amount required to be refunded.

33.9                         Proceeds of litigation

Despite clause 33.7 (“Finance Party to pay over amounts received directly”), where a Finance Party recovers an amount in legal proceedings it has brought as permitted by clause 28.7 (“Restriction on Finance Party exercising rights”), the Finance Party may retain the recovered amount and need not pay the recovered amount to the Security Trustee or share it with any other party who could have joined in the proceedings (or could have taken separate proceedings) but did not.

If more than one Finance Party takes proceedings, the recovered amount is to be shared by each of those Finance Parties in the proportion that the amount due for payment to it at that time bears to the total of the amounts at that time due for payment to all the Finance Parties who take proceedings.

In each case, any surplus is to be paid to the Security Trustee.

33.10                  Application of payments

Each Finance Party may apply amounts distributed to them for their own account towards satisfying obligations under the Finance Documents in the manner they see fit, unless the Finance Documents expressly provide otherwise.  This appropriation overrides any purported appropriation by a Project Party or any other person.

34                                   Substitution of Financiers

34.1                         Procedure for substitution

If a Financier wants to effect a novation of some or all of its obligations under the Finance Documents, then that Financier (“Retiring Financier”) (having first consulted the Company about the identity of the proposed substitute Financier or substitute Financiers) and the other person who proposes to assume the obligations (“Substitute Financier”) must enter into a Substitution Agreement.  Six counterparts of the Substitution Agreement must be signed by the Retiring Financier and the Substitute Financier and given to the Agent together with a fee of $3,000, on or before the sixth Business Day before the substitution is to take effect.

34.2                         Agent authorised to sign Substitution Agreement

The Agent is irrevocably authorised by all parties to this agreement other than the Retiring Financier to:

(a)                                   execute the Substitution Agreement on their behalf; and

(b)                                  do anything else the Agent considers appropriate to effect the substitution.

34.3                         Delivery of copies

When the Agent receives a Substitution Agreement under clause 34.1 (“Procedure for substitution”), it agrees to:

(a)                                   sign all the counterparts on behalf of all the parties to this agreement other than the Retiring Financier; and

(b)                                  retain one counterpart and deliver the other counterparts to the Company, the Recourse Guarantor, the Security Trustee, the Retiring Financier and the Substitute Financier; and

(c)                                   notify the other Financiers of the substitution.

34.4                         When a Substitution Agreement may not be given

A Retiring Financier may not give a Substitution Agreement during the period from when a Drawdown Notice has been given until the day after the Drawdown Date under that Drawdown Notice.

Part 8 General

35                                   Relationships between parties

35.1                         Project Party may assume parties have complied

In relation to any act of the Agent or Security Trustee, each Project Party need not enquire:

(a)                                   whether the Agent needed to consult or has consulted the Financiers; or

(b)                                  whether instructions have been given to the Agent by a Majority of Financiers or all Financiers; or

(c)                                   whether the Security Trustee has been directed by the Agent; or

(d)                                  about the terms of any instructions or directions.

As between:

(i)                                      the Agent or Security Trustee on the one hand, and each Project Party on the other hand; and

(ii)                                   the Agent and the Security Trustee,

all action taken by the Agent or Security Trustee under the Finance Documents is taken to be authorised under this agreement unless the Project Party (in the case of paragraph (i)) or the Security Trustee (in the case of paragraph (ii)) has actual notice to the contrary.

35.2                         Agent, Technical Bank and Security Trustee are not responsible for Financier’s breach

None of the Agent, the Technical Bank and the Security Trustee is responsible to the Project Party if another Finance Party does not comply with its obligations under the Finance Documents.

35.3                         No responsibility for other’s obligations

If a Finance Party does not comply with its obligations under a Finance Document, this does not relieve any other Finance Party or the Project Party of any of their respective obligations.  No party is responsible for the obligations of another party.

36                                   Dealing with interests

36.1                         No dealing by Project Party

A Project Party may not assign or otherwise deal with its rights under any Finance Document or allow any interest in them to arise or be varied, in each case, without the Agent’s consent.

36.2                         Dealings by Finance Party

Subject to clause 30 (“Change of Agent or Security Trustee”) or clause 34 (“Substitution of Financiers”), a Finance Party may deal with its rights under the Finance Documents (including by assignment or participation) without the consent of any other person.

36.3                         Dealings by Security Trustee, Technical Bank or Agent

The Security Trustee, Technical Bank or Agent may assign or otherwise deal with their rights under the Finance Documents to receive payments for their own account, without the consent of any person.  But they may not otherwise deal with their rights except in accordance with this agreement.

37                                   Notices

37.1                         Form

Unless expressly stated otherwise in the Finance Document, all notices, certificates, consents, requests, approvals, waivers and other communications in connection with that Finance Document must be in writing, signed by an Authorised Officer of the sender and marked for attention as set out or referred to in the Details or, if the recipient has notified otherwise, marked for attention in the way last notified.

37.2                         Delivery

They must be:

(a)                                   left at the address set out or referred to in the Details; or

(b)                                  sent by prepaid post (airmail, if appropriate) to the address set out or referred to in the Details; or

(c)                                   sent by fax to the fax number set out or referred to in the Details.

However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

37.3                         When effective

They take effect from the time they are received unless a later time is specified in them.

37.4                         Deemed receipt - postal

If sent by post, they are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

37.5                         Deemed receipt - fax

If sent by fax, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

37.6                         Deemed receipt - general

Despite clauses 37.4 and 37.5, if they are received after 5pm in the place of receipt or on a non-Business Day, they are taken to be received at 9am on the next Business Day.

37.7                         Waiver of notice period

The Agent may waive a period of notice required to be given by the Company under this agreement.

37.8                         Copy notices

A communication to the Company is to be copied to Tipperary in accordance with the provisions of this clause 37 applicable to notices to Tipperary.  The notice to the Company is effective upon receipt by it in accordance with this clause even if the copy is not received by Tipperary.

37.9                         Electronic delivery

Despite anything to the contrary in this clause 37, a communication to or by the Agent:

(a)                                   may be given by means of a secure website access to which is restricted to the parties to the Finance Documents (and, where applicable, their financial and legal advisers) established by the Agent or other electronic means in a manner and subject to rules established by the Agent (after having consulted with the Majority of Financiers) and agreed with the Company; and

(b)                                  if so given, will be taken to be given or made in accordance with this clause 37.

38                                   General

38.1                         Application to Finance Documents

If anything in this clause 38 (“General”) is inconsistent with a provision in another Finance Document, then the provision in the other Finance Document prevails for the purposes of that Finance Document.

38.2                         Prompt performance

Subject to clause 38.15 (“Time of the essence”):

(a)                                   if a Finance Document specifies when the Project Party agrees to perform an obligation, the Project Party agrees to perform it by the time specified; and

(b)                                  the Project Party agrees to perform all other obligations promptly.

38.3                         Consents

The Project Parties agree to comply with all conditions in any accepted or relied upon approval or consent a Finance Party gives in connection with a Finance Document.

38.4                         Certificates

A Finance Party may give a Project Party a certificate about an amount payable or other matter in connection with a Finance Document. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

38.5                         Set-off

At any time while an Event of Default subsists, a Finance Party may set off any amount due for payment by it to the Project Party against any amount due for payment by the Project Party to the Finance Party under the Finance Document.

38.6                         Discretion in exercising rights

Unless expressly stated to the contrary with respect to a particular right or remedy or consent in a Finance Document, a Finance Party may exercise a right or remedy or give or refuse its consent or make any determination under a Finance Document in any way it considers appropriate (including by imposing conditions).

38.7                         Partial exercising of rights

If a Finance Party does not exercise a right or remedy under a Finance Document fully or at a given time, the Finance Party may still exercise it later.

38.8                         No liability for loss

No Finance Party is liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy under a Finance Document.

38.9                         Conflict of interest

A Finance Party’s rights and remedies under any Finance Document may be exercised even if this involves a conflict of duty or the Finance Party has a personal interest in their exercise.

38.10                  Remedies cumulative

The rights and remedies of a Finance Party under any Finance Document are in addition to other rights and remedies given by law independently of the Finance Document.

38.11                  Indemnities

Any indemnity in a Finance Document is a continuing obligation, independent of the Project Party’s other obligations under that Finance Document and continues after the Finance Document ends.  It is not necessary for a Finance Party to incur expense or make payment before enforcing a right of indemnity under a Finance Document.

38.12                  Rights and obligations are unaffected

Rights given to the Security Trustee, the Agent, the Technical Bank or a Financier under a Finance Document and the Obligor’s liabilities under it are not affected by anything which might otherwise affect them at law.

38.13                  Inconsistent law

To the extent permitted by law, each Finance Document prevails to the extent it is inconsistent with any law.

38.14                  Supervening legislation

Any present or future legislation which operates to vary the obligations of the Obligor in connection with a Finance Document with the result that the Security Trustee’s, the Agent’s, the Technical Bank’s or a Financier’s rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

38.15                  Time of the essence

Time is of the essence in any Finance Document in respect of an obligation of an Obligor or the Recourse Guarantor to pay money.

38.16                  Variation and waiver

A provision of a Finance Document, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

For the avoidance of doubt, but without otherwise limiting this clause 38.16, an amendment to this agreement prior to the Recourse Guarantor Release Date which increases a Facility Limit set out in the Details requires the approval of the Recourse Guarantor.

38.17                  Confidentiality

Each party agrees not to disclose information provided by any other party that is not publicly available (including the existence of or contents of any Transaction Document) except:

(a)                                   to any person in connection with an exercise of rights or a dealing with rights or obligations under a Finance Document (including when the Agent or a Financier consults other Financiers after a Review Event or in connection with preparatory steps such as negotiating with any potential assignee or potential sub-participant or other person who is considering contracting with the Financier in connection with a Finance Document); or

(b)                                  to a person considering entering into (or who enters into) a credit swap with the Agent or a Financier involving credit events relating to the Obligor or any of its Related Entities; or

(c)                                   to officers, employees, legal and other advisers and auditors of the Obligor, Security Trustee, the Agent, the Technical Bank or a Financier; or

(d)                                  to any person to whom the disclosing party reasonably considers it is required to disclose that information; or

(e)                                   to any party to this agreement or any Related Entity of any party to this agreement, provided the recipient agrees to act consistently with this clause 38.17; or

(f)                                     with the consent of the party who provided the information (such consent not to be unreasonably withheld or delayed); or

(g)                                  as required by any law or stock exchange or requirement of any Governmental Agency.

Each party consents to disclosures made in accordance with this clause 38.17.

38.18                  Further steps

The Obligor agrees to do anything the Agent asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):

(a)                                   to bind the Obligor and any other person intended to be bound under the Finance Documents;

(b)                                  to enable the Agent to register any power of attorney in this agreement; or

(c)                                   to show whether the Obligor is complying with this agreement.

38.19                  Counterparts

This agreement may consist of a number of copies, each signed by one or more parties to the agreement.  If so, the signed copies are treated as making up the one document.

38.20                  Governing law

This agreement is governed by the law in force in the place specified in the Details and each party submits to the non-exclusive jurisdiction of the courts of that place.

38.21                  Serving documents

Without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at that party’s address for service of notices under clause 37 (“Notices”).

38.22                  Appointment of Process Agent

Each LR Guarantor (other than Tipperary Pastoral) and the Recourse Guarantor irrevocably appoints the Process Agent as its process agent to receive any document in an action in connection with the Finance Documents.

If for any reason the Process Agent ceases to be able to act as process agent, each LR Guarantor and the Recourse Guarantor must promptly appoint another person in the place specified for governing law in the Details as process agent.

Each LR Guarantor and the Recourse Guarantor agrees that the service of documents on the Process Agent or any other person appointed under this clause will be sufficient service on it.

38.23                  Code of Banking Practice

The parties to this agreement agree that the Code of Banking Practice 2003 does not apply to any Finance Document or any transaction or service under any Finance Document.

38.24                  Preservation

The parties agree that, for the avoidance of doubt, for the purposes of the Security Trust Deed clauses 22 and 25 to 33 inclusive survive payment and repayment of the Amount Owing until the trust in the Security Trust Deed terminates.

38.25                  No liability

Without limiting clause 28.2 and clause 38.8, none of the Agent, the Technical Bank or the Security Trustee is responsible or liable to any Project Party for anything done or not done in connection with the Finance Documents by the Agent, the Technical Bank, the Security Trustee or their directors, officers, employees, agents, attorneys or Related Entities except to the extent that the act or omission amounts to fraud, gross negligence or wilful misconduct by the Agent, the Technical Bank or Security Trustee, as the case may be.

39                                   Interpretation

39.1                         Definitions

These meanings apply unless the contrary intention appears:

Accepted Gas Sale Agreement means each agreement for the sale of gas:

(a)                                   with a counterparty and upon terms and conditions approved by the Agent; and

(b)                                  accepted by the Agent for the purposes of the calculation of the amount of the Limited Recourse Facility and of the Financial Ratios, to the extent and with Assumptions applicable thereto determined by the Agent; and

(c)                                   in respect of which:

(i)                                      a deed with the counterparty has been entered into by the Security Trustee and the counterparty on terms and conditions approved by the Agent; and

(ii)                                   transport and haulage arrangements have been entered into, where contemplated by, or necessary having regard to, the terms of the agreement for the sale of gas, upon terms and conditions approved by the Agent and, where required by the Agent, a deed with the counterparty has been entered into by the Security Trustee and the counterparty on terms and conditions approved by the Agent.

An increase in the daily or annual delivery volumes which are the subject of an Accepted Gas Sale Agreement, other than an increase arising as a consequence of nominations made within existing limits under the agreement, is taken to be a new contract to the extent of the increase and will be separately considered by the Agent.

Accountable Taxes means Taxes imposed by a Relevant Country other than those which would not be required to be deducted by the Project Party if the Security Trustee, Agent or relevant Financier provided the Project Party with any of its name, address, registration number or similar details or any relevant tax exemption or similar details.

Account Bank means Australia & New Zealand Banking Group Limited.

Agent means the person so described in the Details.

Agreed Development Plan means the plan developed by the Company in relation to the Project and the Other Interest and approved by the Agent after consultation with the Independent Technical Expert in relation to the development, procurement, operation and management of the Project and the Other Interest, initialled by the Company and the Agent not later than the date of this agreement for the purposes of identification, as that plan may be amended or updated from time to time:

(a)                                   in the case of variations and updatings that are material, or a series of variations and updatings that in aggregate are material, by the Company with the prior consent of the Agent (after consulting with the Independent Technical Expert); and

(b)           in any other case, by the Company.

AGT&E Consultant means Golder Associates Pty Ltd or any replacement independent above ground technical and environmental consultant selected by the Agent.

Allowable Reserves means, as at a Calculation Date, the amount determined by the Agent (after consultation with the Technical Bank and the Independent Reserves Engineer) as being the right, title and interest of the Obligors under the Project Documents in the aggregate of:

(a)                                   100% of the Proved Developed Producing Reserves;

(b)                                  the lesser of 100% of the Proved Developed Non-Producing Reserves and an amount equal to 150% of the Proved Developed Producing Reserves; and

(c)                                   the lesser of 100% of the Proved Undeveloped Reserves and a proportion thereof such that the Proved Undeveloped Reserves does not exceed 25% of the Allowable Reserves, after adjusting (to the extent not adjusted in the determinations for the purposes of paragraphs (a) to (c)) for:

(i)                                      the anticipated impact of Project Payout occurring;

(ii)                                   producing wells and anticipated producing wells in which less than all Parties participate under the Operating Agreement;

(iii)                                the entitlements of any underproduced Party under a Gas Balancing Agreement taken to be entered into under the Operating Agreement;

(iv)                               any banking of gas that occurs under any Gas Sale Agreement or gas transport or haulage arrangement, to the extent that the Obligor has been paid for that gas.

Amount Owing means, at any time for a Financier, the total of all amounts which are then due for payment, or which will or may become due for payment, in connection with any Finance Document (including transactions in connection with them) to that Financier or to the Agent for the account of that Financier or to the Security Trustee for the account of that Financier.

Assumptions in relation to the Base Case Financial Model or a calculation of a Financial Ratio, means the economic, financial and technical assumptions (including assumptions relating to development, production, account balances, escalation factors, discount rates, interest rates, inflation rates and Taxes) necessary to run the Base Case Financial Model or calculate that ratio.

Authorisation includes any consent, authorisation, registration, filing, lodgment, agreement, notarisation, certificate, permission, licence, approval, determination,

authority or exemption from, by or with a Governmental Agency, and in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Authorised Investments means deposits and other investments, of an appropriate tenor and liquidity having regard to the Company’s obligations (including their contingent obligations) under the Finance Documents, denominated in A$, with a bank or financial institution with:

(a)                                   a long term credit rating at the time of making the deposit or investment of A+ or higher by S&P and A1 or higher by Moody’s; or

(b)                                  a long term credit rating by one (but not both) of S&P and Moody’s, which credit rating is not less than that specified for that rating agency in paragraph (a).

Authorised Officer means:

(a)                                   in the case of a Finance Party, a director or secretary of the Finance Party, or an officer of that party whose title contains the word “director”, “chief”, “head”, “president”, “manager”, “lawyer” or “counsel” or a person performing the functions of any of them, or any other person appointed by that party as an Authorised Officer or attorney for the purposes of the Finance Documents; and

(b)                                  in the case of the Project Party, a director or a person appointed by that entity as an Authorised Officer for the purposes of the Finance Documents.

Bank Bill Rate means, for an Interest Period, the average bid rate for Bills having a tenor closest to the Interest Period as displayed on the “BBSY” page of the Reuters Monitor System on the first day of that Interest Period.  However, if the average bid rate is not displayed by 10:30am on that day, or if it is displayed but there is an obvious error in that rate, Bank Bill Rate means the rate set by the Agent in good faith at approximately 10:30am on that day, having regard, to the extent possible, to the rates otherwise bid for Bills of that tenor at or around that time (including any displayed on the “BBSW” page of the Reuters Monitor System).

The rate set by the Agent must be expressed as a percentage rate per annum and be rounded up to the nearest fourth decimal place.

Base Case Financial Model means the base case financial model agreed by the Company and the Agent prior to first Drawdown reflecting, amongst other things, the Agreed Development Plan (to the extent that that plan relates to Limited Recourse Facility), the Accepted Gas Sale Agreements and the agreed debt sizing parameters, as amended as required by the Agent prior to the First Recalculation Date (with the consent of the Company if the methodology of the model is to be varied, such consent not to be unreasonably withheld or delayed) having regard, amongst other things, to the audit contemplated by item 22 of schedule 1, and as updated by the Agent from time to time in accordance with clause 15.

Bill has the meaning it has in the Bills of Exchange Act 1909 (Cwlth) and a reference to the drawing, acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that Act.

Business Day means a day on which banks are open for general banking business in the place or places set out in the Details under “Business Day place(s)” (not being a Saturday, Sunday or public holiday in that place).

Calculation Date means the last day of each calendar half year, where that day falls before the Maturity Date of the Limited Recourse Facility.

Calculation End Date means, at any time, the earlier of:

(a)           31 March 2014; and

(b)                                  the last Calculation Date as at which the most recently calculated Reserve Tail at that time is 33% or greater.

Calculation Period means:

(a)                                   the period from the First Recalculation Date to the immediately following Calculation Date; and

(b)                                  each subsequent six month period ending on each Calculation Date.

Capex Reserve Account means the account established and maintained by the Company in accordance with clause 16.1(a)(iii) (“Establishment and operation of Project Accounts”).

Cash Available for Debt Service or CADS means, in respect of any Calculation Period, subject to clauses 15.1 and 15.2, the Revenue for that period less each of the following amounts paid or, as appropriate, projected to be paid, by or on behalf of the Company (in its capacity as Operator) and the Obligors (in their capacity as Parties), during that Calculation Period:

(a)                                   Operating Costs;

(b)                                  for the purposes only of calculating a Financial Ratio, those non-discretionary Corporate Costs projected to be incurred or paid in any current or future Calculation Period;

(c)                                   Project Costs, to the extent that the same is not or may not be funded by Drawings under the Recourse Facility;

(d)                                  any expenditure in or towards replacing, restoring or reinstating Project Assets as contemplated by clause 16.5(b), to the extent that the same is funded by Insurance Proceeds deposited to the credit of the Proceeds Account;

(e)                                   fees, Taxes or royalties in connection with the Project (whether currently payable or levied or imposed after the date of this agreement) paid by or on behalf of an Obligor to any Governmental Agency.

Casualty Occurrence means any event or series of related events which entitles an Obligor to claim under an Insurance Policy (other than under a Liability

Insurance Policy) or to claim other compensation or a payment from a Governmental Agency.

Commitment means, for a Financier and a Facility:

(a)                                   prior to when a new Commitment for that Facility first becomes effective in accordance with clause 2.7 (“Change in Facility Limits becomes effective) or 4.7 (“When Switch becomes effective”), the amount set out as such for that Financier in the Details as reduced by the total of all cancellations and repayments and, in the case of the Limited Recourse Facility, prepayments in respect of that Financier and that Facility; and

(b)                                  after the first new Commitment for that Financier and that Facility becomes effective in accordance with clause 2.7 (“When change in Facility Limits becomes effective) or 4.7 (“When Switch becomes effective”), it is each new Commitment for that Financier and that Facility as reduced by the total of all cancellations and repayments and, in the case of the Limited Recourse Facility, prepayments in respect of that Financier and that Facility after that new Commitment becomes effective until the next new Commitment for that Financier and that Facility becomes effective.

Company means the person so described in the Details.  If there are more than one, Company means each of them individually and every two or more of them jointly.

Compensation Agreement means:

(a)                                   the letter to be sent by the Company to Ken and Joan Newton;

(b)                                  the letter dated 30 June 2003 from RLMS Pty Ltd on behalf of the Company to B D Shelton;

(c)                                   the letter dated in or about 2002 from Driscoll Pastoral Company to Tri-Star Petroleum Company (as Operator) and filed by Tri-Star Petroleum Company with the Land and resources Tribunal of Queensland;

(d)                                  the three agreements dated 3 July 2002, 26 November 2003 and 24 February 2004 between the Company and Thomas Wagner and Elisabeth Wagner;

(e)                                   the agreement dated 10 September 2002 between the Company and Brian Bloxson as trustee of The Bloxson Family Trust No. 2;

(f)                                     the agreement dated 10 September 2002 between the Company and Walter Peart;

(g)                                  the agreement dated 29 May 2002 between the Company and John Moloney and Isabel Moloney;

(h)                                  the agreement dated 31 March 2003 between the Company and John Moloney, Isabel Moloney, Peter Moloney, Robert Moloney and Robynne Moloney

(i)                                      the three agreements dated 22 August 2002, 18 August 2003 and 11 September 2003 between the Company and James Peterson;

(j)                                      the agreement dated 26 November 2002 between the Company and Adrian Shand;

(k)                                   the five agreements dated 30 October 2002, 30 January 2003, 4 September 2003 and 11 September 2003 between the Company and Dennis Ward;

(l)                                      the agreement dated 23 March 2004 between the Company and Robert Warrian;

(m)                                the two agreements dated 11 April 2003 and 18 December 2003 between the Company and Arthur McIntyre, Cameron McIntyre and Malcolm McIntyre;

(n)                                  the agreement dated 11 April 2002 between the Company and Magowra Pastoral Company Pty Ltd;

(o)                                  the agreement dated 3 June 2001 between the Company and Allan Ward and Enid Ward;

(p)                                  the agreement dated 27 June 2003 between the Company and Kevin Garland and Reginald Garland;

(q)                                  the agreement dated 5 September 2003 between the Company and Cynthia Warrian;

(r)                                     the agreement dated 2 April 2004 between the Company and A W Price;

(s)                                   the agreement dated 2 January 2004 between the Company and N J and M E Bennett;

(t)                                     the agreement dated 3 March 2004 between the Company and M C and K C Groat;

(u)                                  the agreement dated 19 March 2004 between the Company and M J and Z M Bonisch;

(v)                                  the agreement dated 5 December 2003 between the Company and C D, M B and L E Hewitt;

(w)                                any other compensation agreement relating to the Project Licences entered into as contemplated by section 98 of the Petroleum Act.

Consolidated Cash and Cash Equivalents means, at any time:

(a)                                   cash in hand or on deposit with any acceptable bank;

(b)                                  certificates of deposit, maturing within one year after the relevant date of calculation, issued by an acceptable bank;

(c)                                   any investment in marketable obligations issued or guaranteed by the government of the United States of America or the United Kingdom or

by an instrumentality or agency of the government of the United States of America or the United Kingdom having an equivalent credit rating;

(d)                                  open market commercial paper:

(i)                                      for which a recognised trading market exists;

(ii)                                   issued in the United States of America or the United Kingdom;

(iii)                                which matures within one year after the relevant date of calculation; and

(iv)                               which has a credit rating of either A-1 by S&P or FitchIBCA or P-1 by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating;

(e)                                   Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an acceptable bank; or

(f)                                     any other instrument, security or investment approved by the Agent,

in each case, to which any member of the Group is beneficially entitled at that time and which is capable of being applied against Consolidated Total Borrowings.  An acceptable bank for this purpose is a commercial bank or trust company which has a rating of A or higher by S&P or FitchIBCA or A2 or higher by Moody’s or a comparable rating from a nationally recognised credit rating agency for its long-term debt obligations or has been approved by the Agent.

Consolidated Interest Payable means all interest and other financing charges (whether, in each case, paid, payable or capitalised), incurred by the Group during a Measurement Period.

Consolidated Interest Receivable means all interest and other financing charges received or receivable by the Group during a Measurement Period.

Consolidated Rental and Utilities Income means the operating consolidated pre-taxation income of the Group for a financial year of the Group in respect of:

(a)                                   rents and rent charges received by any member of the Group in respect of the property investment activities of the Group, less ground rents payable by and other property outgoings of any member of the Group in respect of those activities; and

(b)                                  sales by any member of the Group in respect of the utilities activities of the Group, less the cost of sales and depreciation incurred by any member of the Group in respect of those activities, but, for the avoidance of doubt, excluding:

(i)                                      interest;

(ii)                                   any exceptional item;

(iii)                                any operating profit or loss arising from the property trading activities of the Group; and

(iv)                               any book profit or loss generated by any property or investment disposal or revaluation by any member of the Group.

Consolidated Tangible Net Worth means at any time the aggregate (without double counting) of:

(a)                                   the amount paid up or credited as paid up on the issued share capital of the Recourse Guarantor; and

(b)                                  the amount standing to the credit of the consolidated capital and revenue reserves of the Group (including, for the avoidance of doubt, the amount standing to the credit of the share premium account), based on the latest published audited consolidated balance sheet of the Recourse Guarantor (“latest balance sheet”) but adjusted by:

(i)                                      adding any amount standing to the credit of the profit and loss account of the Group for the period ending on the date of the latest balance sheet to the extent not included in paragraph (b);

(ii)                                   deducting any dividend or other distribution declared, recommended or made by any member of the Group to a person who is not a member of the Group;

(iii)                                deducting any amount standing to the debit of the profit and loss account of the Group for the period ending on the date of the latest balance sheet;

(iv)                               deducting any amount attributable to goodwill or any other intangible asset;

(v)                                  adding the amount of any upward revaluation of assets undertaken by an independent professional valuer since the date of the latest balance sheet;

(vi)                               deducting the amount of any devaluation of assets since the date of the latest balance sheet;

(vii)                            reflecting any variation in the amount of the issued share capital of the Recourse Guarantor and the consolidated capital and revenue reserves of the Group after the date of the latest balance sheet;

(viii)                         reflecting any variation in the interest of the Recourse Guarantor in any other member of the Group since the date of the latest balance sheet;

(ix)                                 excluding any amount attributable to deferred taxation;

(x)                                    excluding any amount attributable to minority interests; and

(xi)                                 eliminating inconsistencies between the account principles applied in connection with the latest balance sheet and those applied in connection with the Original Financial Statements.

Consolidated Total Borrowings means, in respect of the Group, at any time the aggregate (without double counting) of the following:

(a)           the outstanding principal amount of any moneys borrowed;

(b)                                  the outstanding principal amount of any acceptance under any acceptance credit;

(c)                                   the outstanding principal amount of any bond, note, debenture, loan stock or other similar instrument (excluding, for the avoidance of doubt, the cumulative redeemable convertible preference shares issued on 6 June 1991 or any future similar issues of equity) of any member of the Group;

(d)                                  the capitalised element of indebtedness under a finance or capital lease;

(e)                                   the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

(f)                                     the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

(g)                                  any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (c);

(h)                                  the outstanding principal amount of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; and

(i)                                      the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a) to (h) which is the subject of a guarantee, indemnity or similar assurance against financial loss given by a member of the Group.

Consolidated Total Net Borrowings means at any time Consolidated Total Borrowings less Consolidated Cash and Cash Equivalents.

Contaminants means any:

(a)                                   waste; or

(b)                                  solid, liquid or gaseous substance having toxic, corrosive, flammable, explosive, infectious, carcinogenic or other dangerous or harmful characteristics; or

(c)                                   constituent of any such waste, pollutant or substance.

Contested Tax means a Tax payable by a person where the person:

(a)                                   is contesting in good faith its liability to pay that Tax;

(b)                                  is not required by applicable law to pay that Tax prior to contesting its liability to pay that Tax; and

(c)                                   has set aside sufficient reserves for that Tax in accordance with approved accounting standards and, if not inconsistent with those approved accounting standards, generally accepted principles and practices in Australia consistently applied by a body corporate or as between bodies corporate and over time.

Control of a corporation includes the direct or indirect power to directly or indirectly:

(a)                                   direct the management or policies of the corporation; or

(b)                                  control the membership of the board of directors,

whether or not the power has statutory, legal or equitable force or is based on statutory, legal or equitable rights and whether or not it arises by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the corporation or otherwise.

Controller has the meaning in the Corporations Act.

Corporate Costs means:

(a)                                   any costs and expenses incurred and paid by the Company and Tipperary CSG in the ordinary course of business, including:

(i)                                      costs and expenses incurred in connection with the Tri-Star Litigation;

(ii)                                   costs and expenses incurred with respect to the Other Interest;

(iii)                                the costs of carrying out exploration on a Project Petroleum Interest to the extent that those costs exceed the costs necessary to comply with mandatory minimum work conditions imposed under the Petroleum Act as a condition of that Project Petroleum Interest;

(iv)                               payments to Tipperary Pastoral in an aggregate amount not exceeding A$200,000 in each financial year; and

(v)                                  all other costs and expenses incurred in connection with the Project; and

(b)                                  any costs and expenses incurred and paid by Tipperary in the ordinary course of business in connection with:

(i)                                      the Tri-Star Litigation;

(ii)                                   carrying out exploration on a Project Petroleum Interest to the extent that those costs exceed the costs necessary to comply with mandatory minimum work conditions imposed under the Petroleum Act as a condition of that Project Petroleum Interest;

(iii)                                the Project,

but excluding all Project Costs, Operating Costs and Financing Costs.

Costs includes costs, charges and expenses, including those costs reasonably incurred in connection with advisers.

Current Australian Dollar Amount means, in respect of a day, the equivalent in Australian Dollars on a sum expressed in another currency converted at the spot rate (based on the market rate then prevailing) for the purchase of Australian Dollars with that currency which is quoted to the Agent by a Financier at or about 11am on that day for value on the second Business Day after that day.

Debt Service Cover Ratio or DSCR means, subject to clauses 15.1, 15.2 and 15.3, in respect of a Calculation Date, the ratio of:

(a)                                   the aggregate Cash Available for Debt Service for the Calculation Period ending on that Calculation Date and the Calculation Period commencing on that Calculation Date to:

(b)                                  the aggregate Debt Service Obligations for those Calculation Periods.

Debt Service Obligation means, in respect of a Calculation Period, means the aggregate of:

(a)                                   Financing Costs paid or projected to be payable by the Company under clauses 16.4(d) and 16.5(d) during that period; and

(b)                                  the scheduled repayment instalment under the Limited Recourse Facility paid or projected to be payable on the Repayment Date falling immediately after that period.

Debt Service Reserve Account means the account established and maintained by the Company in accordance with clause 16.1(a)(ii) (“Establishment and operation of Project Accounts”).

Debt Service Reserve Amount means:

(a)                                   on a Calculation Date occurring prior to the Maturity Date of the Recourse Facility, the amount of Debt Service Obligations estimated by the Agent to be payable by the Company during the three month period occurring immediately after that Calculation Date.

However, if the Company wishes to make a distribution under clause 16.5(k) (“Proceeds Account - Withdrawals”) or clause 16.6 (“Proceeds Account - Distributions”) on a Repayment Date, then the applicable period is six months, not three months; and

(b)                                  on a Calculation Date occurring after the Maturity Date of the Recourse Facility, the Debt Service Reserve Threshold Amount.

Debt Service Reserve Threshold Amount means, on a Calculation Date, the amount of Debt Service Obligations in respect of the Calculation Period commencing on that Calculation Date.

Deed of Assignment means the documents set out in schedule 9.

Deed of Confirmation means each deed entered into or to be entered into in accordance with Article XV, paragraph I of the Operating Agreement.

Deeds of Security mean:

(a)                                   the deed entitled “TOGA/TCSG Deed of Security” dated on or about the date of this agreement between the Company, Tipperary CSG and the Security Trustee;

(b)                                  the deed entitled “TC Deed of Security” dated on or about the date of this agreement between Tipperary and the Security Trustee;

(c)                                   the deed entitled “Shareholder Deed of Security” dated on or about the date of this agreement between Slough USA, TOGC and the Security Trustee.

Default Rate means:

(a)                                   where the overdue amount relates to a particular Facility, the Interest Rate for that Facility plus 2% per annum; and

(b)                                  in any other case, the Interest Rate for the Limited Recourse Facility plus 2% per annum.

For the purpose of this definition, the Interest Rate is calculated as if the overdue amount is a Drawing with Interest Periods of 90 days (or another period chosen from time to time by the Agent) with the first Interest Period starting on and including the due date.

Default Ratios means:

(a)                                   for the Debt Service Cover Ratio - 1.10:1;

(b)                                  for the Project Life Cover Ratio - 1.45:1;

(c)                                   for the Loan Life Cover Ratio - 1.30:1.

Derivative Transaction means any swap, forward agreement, option or other transaction the value of which depends on, or is derived from, the value of assets, liabilities, indices, rates, commodities or other variables, any combination of those transactions or any other similar arrangements.

Details means the section of this agreement headed “Details”.

Directive means:

(a)                                   a law; or

(b)                                  a treaty, an official directive, request, guideline or policy (whether or not having the force of law) with which responsible financiers comply in carrying on their business.

Drawdown Date means the date on which a drawdown is or is to be made.

Drawdown Notice means a completed notice containing the information and representations and warranties set out in schedule 2 (“Drawdown Notice (clause 3)”).

Drawing means the outstanding principal amount of a drawdown made under a Facility (as may be revised from time to time in accordance with clause 2 (“Facility Limit - Limited Recourse Facility”) and clause 4 (“Switching”).

Drawn Commitment means, for a Financier, that Financier’s Proportion of the total of Drawings for that Facility.

Drilling Contract means the agreement dated 15 April 2003 between the Operator and Mitchell Drilling Contractors Pty Ltd.

Encumbrance means any:

(a)                                   security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement; or

(b)                                  right, interest or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any right of set-off; or

(c)                                   right that a person (other than the owner) has to remove something from land (known as a profit à prendre), easement, public right of way, restrictive or positive covenant, lease, or licence to use or occupy; or

(d)                                  third party right or interest or any right arising as a consequence of the enforcement of a judgment,

or any agreement to create any of them or allow them to exist.

Enforcement Date means the day by which the Agent determines that a Majority of Financiers have instructed it to give a notice under clause 21.2 (“Consequences of default”).

Environment means all aspects of the surroundings of human beings including:

(a)                                   the physical characteristics of those surroundings such as the land, the waters and the atmosphere; and

(b)                                  the biological characteristics of those surroundings such as the animals, plants and other forms of life; and

(c)                                   the aesthetic characteristics of those surroundings such as their appearance, sounds, smells, tastes and textures.

Environmental Approval means any Authorisation of any kind relating to the Environment required by any Governmental Agency or under any Environmental Law.

Environmental Law means a law relating to the Environment, including a law relating to water; water catchment; pollution of air, soil, ground water or water; noise; soil chemicals; pesticides; hazardous substances; Contaminants; the ozone layer; waste; dangerous goods; public health; occupational health and safety; environmental hazards; any aspect of protection of the Environment, or the enforcement or administration of any such law (whether that law arises under statute or common law or pursuant to any permit, licence, approval, notice, decree, order or directive of any Governmental Agency or otherwise).

Environmental Liability means any of the following liabilities which arise, directly or indirectly, from or in relation to the Project:

(a)                                   all costs and expenses associated with complying with the requirements of any Governmental Agency under an Environmental Law or in connection with an Environmental Approval; and

(b)                                  any compensation or other moneys that a Governmental Agency requires to be paid to any person under an Environmental Law or an Environmental Approval; and

(c)                                   any fines or penalties incurred under an Environmental Law or Environmental Approval; and

(d)                                  all costs and expenses incurred in complying with or avoiding a contravention of an Environmental Law or Environmental Approval; and

(e)                                   all losses, costs and expenses (including all legal and consultancy costs) which are incurred as a result of any contravention or alleged contravention of an Environmental Law or Environmental Approval; and

(f)                                     all other claims, demands, suits, proceedings, causes of action, losses (including consequential losses) damages, costs and expenses arising under an Environmental Law or Environmental Approval and legal or consulting fees and interest.

Event of Default means an event so described in clause 21 (“Default”).

Excess Capital Expenditure means, for a Major Expenditure Year, any Project Costs and Operating Costs identified at any time in the two year period prior to the commencement of that Major Capital Expenditure Year which are in addition to those Project Costs and Operating Costs which comprise the Required Capital Retention for that Major Capital Expenditure Year.

Exhaustion Date means the date determined by the Agent (after consultation with the Technical Bank and the Independent Technical Expert) upon which Allowable Reserves will first become zero.

Facility means each or both of the facilities made available under this agreement, as the context requires.

Facility Limit has, for a Facility, the meaning it has in the Details.

Finance Debt means any actual or contingent liability in connection with any financial accommodation.  It includes any actual or contingent liability in connection with any:

(a)                                   negotiable or financial instrument;

(b)                                  instrument which is a “debt interest” under the Income Tax Assessment Act 1997 (Cwlth);

(c)                                   Guarantee Instrument;

(d)                                  Derivative Transaction;

(e)                                   redeemable share;

(f)                                     receivables sold or discounted;

(g)                                  hire purchase, finance lease, capital lease or Lease which has the same economic effect as a finance lease or capital lease;

(h)                                  deferred purchase price (for more than 90 days) for an asset or service; or

(i)                                      other transaction which has the commercial effect of providing financial accommodation.

It also includes an obligation to deliver property or provide services paid for in advance by a financier or which is connected with a financing transaction.

Finance Documents means:

(a)                                   this agreement;

(b)                                  any Drawdown Notice;

(c)                                   any Substitution Agreement;

(d)                                  the Security Trust Deed;

(e)                                   the Security;

(f)                                     the Slough Indemnity;

(g)                                  the Subordination Deed;

(h)                                  the Working Capital Facility Agreement and each Transaction Document as defined therein;

(i)                                      each deed with a counterparty entered into as contemplated by paragraphs (c)(i) and (c)(ii) of the definition of Accepted Gas Sale Agreement;

(j)                                      each consent deed, notice of charge, notice of assignment or similar document entered into between an Obligor, the Security Trustee and a counterparty to a Project Document;

(k)                                   each Hedge Agreement;

(l)                                      the JLA Fee Letter and each other letter referred to in the “Fees” section of the Details;

(m)                                any other document the Agent agrees with the Company is a Finance Document;

(n)                                  each document provided or entered into under or which amends, replaces, supplements or novates any of them; and

(o)                                  each document, other than a Project Document, connected with any of them.

Finance Party means each of the Security Trustee, the Agent, the Technical Bank, each Financier, each Hedge Provider and the Working Capital Provider.

Financial Close means the date on which the Agent gives notice under clause 3.4(c) (“Conditions to first drawdown”).

Financial Indebtedness means:

(a)                                   moneys borrowed;

(b)                                  any acceptance credit;

(c)                                   any bond, note, debenture, loan stock, or other similar instrument;

(d)                                  any finance or capital lease;

(e)                                   receivables sold or discounted (otherwise than on a non recourse basis);

(f)                                     the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(g)                                  any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

(h)                                  any other transaction (including forward sale or purchase agreement or sale and leaseback arrangement) which has the commercial effect of a borrowing;

(i)                                      any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(j)                                      any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (i).

Financial Ratios means the Debt Service Cover Ratio, the Project Life Cover Ratio and the Loan Life Cover Ratio.

Financial Statements means:

(a)                                   a profit and loss statement (a statement of financial performance); and

(b)                                  a balance sheet (a statement of financial position); and

(c)                                   a statement of cash flows,

together with any notes to those documents and a directors’ declaration (to the extent relevant in each case) as required under the applicable legislation in the jurisdiction of incorporation of the company preparing the Financial Statements and any other information necessary to give a true and fair view.

Financier means each person so described in the Details (including, if applicable, the Agent in its role as a Financier) and any person who is named as a “Substitute Financier” under a Substitution Agreement.

Financing Costs means:

(a)                                   interest;

(b)                                  commitment and other fees payable under clause 11;

(c)                                   amounts payable by the Company under clause 13;

(d)                                  net payments under Interest Transactions; and

(e)                                   fees and expenses and other amounts payable in respect of the Facilities under clause 22.

First Recalculation Date means the date the first recalculation of the Facility Limit for the Limited Recourse Facility becomes effective under clause 2.7 (“When change in Facility Limits becomes effective”).

First Repayment Date means 14 August 2007 or such earlier 14 February or 14 August as may be requested by the Company prior to the First Recalculation Date and agreed by the Agent.

FitchIBCA means Fitch, Inc.

Fixed Repayment Schedule means the schedule contained in the page of the Base Case Financial Model headed “Fixed Repayment Schedule”, as revised or recalculated:

(a)                                   under clauses 2.5 (“Notice of change in Facility Limits”) and 2.6 (“When change in Facility Limits becomes effective”); and

(b)                                  in accordance with clause 15 (“Base Case Financial Model”).

FX Hedging Policy means the foreign exchange hedging policy set out in part 2 of schedule 11.

FX Transactions means Transactions that hedge the Company against changes in exchange rates.

Gas Balancing Agreement means Exhibit E of the Operating Agreement.

Gas Sale Agreement means:

(a)                                   the agreement to be entered into between the Company and Origin Energy Retail Limited in accordance with the Term Sheet dated 12 December 2002;

(b)                                  the agreement dated 28 September 2003 between the Company and Queensland Fertiliser Assets Limited;

(c)                                   the agreement dated 23 June 2000 between the Company and Energex Retail Pty Ltd;

(d)                                  each other contract, agreement or arrangement for the sale or disposal by an Obligor of gas produced by the Project; and

(e)                                   each Accepted Gas Sale Agreement.

Good Operating Practice means the exercise of that degree of skill, prudence and operating practice which would reasonably and ordinarily be expected from a skilled and experienced owner and operator engaged in the same business as the Company in Australia under the same or similar circumstances.

Governmental Agency means any central bank or any government or any governmental, semi-governmental, fiscal, monetary, supervisory, judicial or other governmental department, board, bureau, instrumentality, entity or governmental authority.

Group means the Recourse Guarantor and its Subsidiaries.

GSA Completion means, with respect to an Accepted Gas Sale Agreement, the date upon which the Agent provides the Company with a notice confirming that it is satisfied that all of the conditions set out in Schedule 10 (“GSA Completion”) are satisfied with respect to that Accepted Gas Sale Agreement.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cwlth).

Guarantee means the guarantees and indemnities in clause 24 (“Guarantee and indemnity”) (including both the LR Guarantee and the Recourse Guarantee).

Guarantee Instrument means any guarantee, indemnity, letter of credit, legally binding letter of comfort, or any other obligation or offer under which the obligor or offeror is or may be responsible for any other person’s solvency, financial condition, liabilities or obligations or is or may be required to provide funds (including by subscription) or to purchase any asset, obligation or liability of any other person.  It includes any obligation to indemnify in connection with any of these things.

Guarantor means the LR Guarantor and the Recourse Guarantor.

Hedge Agreement means any agreement or arrangement entered into by the Company with a Hedge Provider, substantially in the form as is reasonably approved by the Agent (including confirmations).

Hedge Providers means

(a)                                   each person named as a Hedge Provider in the Details; and

(b)                                  any other Financier or Related Entity of a Financier who is a party to a Hedge Agreement with the Company and with whom the Company hedges its interest rate and currency exposure relating to the Facilities, Project Costs, Revenue, Corporate Costs and Operating Costs.

Independent Reserves Engineer means Netherland Sewell & Associates, Inc. or any replacement independent reserves engineer selected by the Agent.

Independent Technical Expert means each of the AGT&E Consultant, the Independent Reserves Engineer and such other technical and other consultants as may be engaged from time to time by the Agent (after consultation with the Company where the Agent considers it appropriate so to do) in connection with the Facilities or the Project.

Information Memorandum means the memorandum dated 7 October 2003 entitled “Financing Memorandum - Comet Ridge A$137 million Project”.

A person is Insolvent if:

(a)                                   it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(b)                                  it has a Controller appointed, is in liquidation, in provisional liquidation, under administration or wound up or has had a Receiver appointed to any part of its property; or

(c)                                   it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Agent); or

(d)                                  an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above; or

(e)                                   it is taken (under section 459(F)(1) of the Corporations Act) to have failed to comply with a statutory demand; or

(f)                                     it is the subject of an event described in section 459(C)(2)(b) or section 585 of the Corporations Act (or it makes a statement from which the Agent reasonably deduces it is so subject); or

(g)                                  it is otherwise unable to pay its debts when they fall due or in the case of any entity registered under the Companies Act, that company is unable to pay its debts within section 123 of the Insolvency Act 1986 (UK); or

(h)                                    it suffers the entry against it of a judgment, decree or order for proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code of the United States of America, or has any such proceeding commenced against it which is not dismissed within a period of 30 days; or

(i)                                      it commences a voluntary case under any applicable bankruptcy, insolvency or similar law, including the federal Bankruptcy Code of the United States of America, or applies for or consents to the entry of an order for relief in an involuntary case under any such law;

(j)                                      it makes a general assignment for the benefit of creditors or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due or takes corporate or other action to authorise any of the foregoing; or

(k)                                   something having a substantially similar effect to (a) to (j) happens in connection with that person under the law of any jurisdiction.

Insurance Account means the account established and maintained by the Company in accordance with clause 16.1(a)(iv) (“Establishment and operation of Project Accounts”).

Insurance Policy means each policy of insurance effected and maintained in accordance with clause 19.1 (“General obligation”).

Insurance Proceeds means the proceeds received under any Insurance Policy.

Instalment Amount means on each Repayment Date, the lesser of:

(a)                                    CADS (after deduction of that part of Debt Service Obligations as comprises Financing Costs) for the preceding Calculation Period; and

(b)           the greater of:

(i)                                      without limiting paragraph (ii), the amount required so that all Financial Ratios as at the most recent Calculation Date are equal to or higher than their corresponding Lock-Up Ratios; and

(ii)                                   if a Price Adjustment has occurred, the amount required so that the Loan Life Cover Ratio as at the most recent Calculation Date is equal to or higher than the lesser of:

(A)         1.70:1; and

(B)           the ratio that the Loan Life Cover Ratio would have been as at that Calculation Date but for the Price Adjustment occurring; and

(iii)                                the Instalment Amount set out next to that Repayment Date in the Fixed Repayment Schedule less any Overpayment Amount for the immediately preceding Repayment Date.

Paragraph (ii) ceases to apply with respect to a Price Adjustment as and from the first Calculation Date as at which the Loan Life Cover Ratio is equal to or higher than the lesser of:

(aa)         1.70:1; and

(bb)                             the ratio that the Loan Life Cover Ratio would have been as at that Calculation Date but for the Price Adjustment occurring.

Intellectual Property means any registered and unregistered name, trade mark, trade secret, know-how, patent, patent application, discovery, invention, design, copyright, circuit layouts, plant breeding rights or any similar or analogous right.

Interest Payment Date means the last day of an Interest Period.

Interest Period means each period selected in accordance with clause 5.2 (“Notification of Interest Period”).

Interest Period Selection Notice means a notice containing the information and representations and warranties set out in schedule 4 (“Interest Period Selection Notice”) (completed in accordance with the instructions in that schedule).

Interest Rate means, for a Facility, the interest rate for that Facility set out in the Details.

Interest Rate Hedging Policy means the interest rate hedging policy set out in part 3 of schedule 11.

Interest Transactions means Transactions that are interest rate swaps or other hedges against changes in interest rates.

Issuer has the meaning in any Security.

JLAs and Joint Lead Arrangers means BOS International (Australia) Limited and ANZ Investment Bank.

JLA Fee Letter means the letter named “Comet Ridge Project Financing - Revised Mandate Letter” dated 11 December 2003 between the Company, the JLAs and National Australia Bank Limited, as supplemented by a letter dated 30 March 2004 between the Company and the JLAs, and as further amended by a letter between the Company and the JLAs dated on or about the date of this agreement.

Joint Account has the meaning in the Operating Agreement.

Joint Property has the meaning in the Operating Agreement.

Junior Creditor means the Company, TOGC, Tipperary, Tipperary CSG, Tipperary Pastoral and each other intra-group provider of debt to the Company, Tipperary CSG or Tipperary Pastoral.

Land Mortgage means the mortgage of the Shelton land granted by Tipperary Pastoral in favour of the Security Trustee under clause 18.9(n).

Lease means any lease, licence, charter, hire purchase, franchise or any other agreement or arrangement under which any property (including Intellectual Property) is or may be used, operated or managed by a person other than the owner.

Liability Insurance Policy means any policy of Insurance in respect of public liability, directors’ and officers’ liability, motor vehicle, personal injury or workers’ compensation.

Limited Recourse Facility means the cash advance facility described as the Limited Recourse Facility in the Details.

Loan Life Cover Ratio or LLCR means, subject to clause 15.3, in respect of a Calculation Date, the ratio of:

(a)                                   the aggregate of the balance standing to the credit of the Debt Service Reserve Account on that Calculation Date and the present value of future Cash Available for Debt Service for the period from the Calculation Date to the Calculation End Date, discounted semi-annually on a continuous basis at the Interest Rate (determined on the basis of an Interest Period of 180 days) applicable to the Limited Recourse Facility (taking into account the effect of any interest rate hedging), to:

(b)                                  the Facility Limit of the Limited Recourse Facility on that Calculation Date (whether drawn or not).

Lock Up Ratios means:

(a)                                   for the Debt Service Cover Ratio - 1.30:1;

(b)                                  for the Project Life Cover Ratio - 1.80:1; and

(c)                                   for the Loan Life Cover Ratio - 1.50:1.

LR Guarantee means the “LR Guarantee” and indemnity in clause 24 (“Guarantee and Indemnity”).

LR Guaranteed Money means, at any time, all amounts then due for payment or which will or may become due for payment or which remain unpaid by the Company to:

(a)                                   the Security Trustee (for its own account or for the account of a Finance Party); or

(b)                                  the Agent (for its own account or for the account of a Financier); or

(c)                                   the Technical Bank; or

(d)                                  a Financier; or

(e)                                   the Working Capital Provider; or

(f)                                     a Hedge Provider,

in connection with the Finance Documents (including transactions in connection with them).

Without limiting this definition, it includes amounts then due for payment or which will or may become due for payment or which remain unpaid to the Finance Party in its capacity as an assignee because it has taken an assignment of a Finance Document, and whether or not:

(g)                                  the Guarantor (or any other Project Party) was aware of the assignment or consented to it; or

(h)                                  the assigned obligation was secured before the assignment; or

(i)                                      the assignment takes place before, at the same time as or after the Finance Document is executed.

References in this definition to a Financier are to it in all of its present and future capacities.

LR Guarantor means each person so described in the Details and, if there are more than one, the LR Guarantor means each of them individually and every two or more of them jointly.  In the description of LR Guaranteed Money it also refers to the LR Guarantor so defined, whether the LR Guarantor is liable alone or together with another person, and whether as principal or as surety.

Major Expenditure Year means a financial year in which there is a Required Capital Retention, not being a financial year ending prior to the Maturity Date of the Recourse Facility.

Majority of Financiers means Financiers the total of whose Commitments is not less than 66 2/3% of the total of all Financiers’ Commitments.

Material Adverse Effect means a material and adverse effect on:

(a)                                   a Project Party’s ability to comply with its obligations under any Transaction Document; or

(b)                                  the value of the property secured by a Security; or

(c)                                   the rights of a Finance Party under a Finance Document; or

(d)                                  the enforceability of a Transaction Document; or

(e)                                   the business, assets (in the case of Tipperary, Project Assets only), operations, financial condition or projected cashflows of an Obligor, Tipperary Pastoral or the Project; or

(f)                                     prior to the Recourse Guarantor Release Date, the business, assets, operations or financial condition of the Recourse Guarantor.

Material Project Document means:

(a)                                   the Operating Agreement;

(b)                                  the Project Support Deed;

(c)                                   each Deed of Confirmation;

(d)                                  each Gas Sale Agreement;

(e)                                   each material document connected with the Project determined by the Agent; and

(f)                                     each document provided or entered into under or which amends, replaces, supplements or novates any of them.

Maturity Date means, for a Facility, the maturity date set out in the Details for that Facility, but if that is not a Business Day, then the preceding Business Day.

Measurement Period means a period of 12 months ending on the last day of a financial year or financial half-year of the Recourse Guarantor.

Moody’s means Moody’s Investors Services Inc.

Mortgaged Document has the meaning in any Security.

Mortgaged Property has the meaning in any Security.

New Rights has the meaning in any Security.

Obligor means each person described as “Obligor” in the Details, and if there are more than one of them, the Obligor means each of them individually and every two or more of them jointly.

Operating Agreement means:

(a)                                   the agreement entitled “Operating Agreement” dated 15 May 1992, or a replacement thereof approved by the Agent (“1992 Operating Agreement”);

(b)                                  the agreement entitled “Operating Agreement” dated 17 December 2002 in respect of ATP 653P, or a replacement thereof approved by the Agent;

(c)                                   the Operating Agreement to be entered into in respect of ATP745P, or a replacement thereof approved by the Agent; and

(d)                                  any other operating agreement or joint venture agreement relating to a Project Licence approved by the Agent.

Operating Account means the accounts maintained by the Company in accordance with clause 16.1(b) (“Establishment and operation of Project Accounts”).

Operating Costs means, subject to clause 15.1 and 15.3, any costs and expenses incurred and paid by the Company (in its capacity as Operator for and on behalf of the Parties) and the Obligors (in their capacity as Parties) in the ordinary course of business in connection with the day-to-day activities of the Project, including:

(a)                                   expenses incurred in connection with operations on the Project Production Leases under an Operating Agreement to produce and sell gas, to the extent the same is not a Project Cost or other capital expenditure;

(b)                                  provisions for abandonment;

(c)                                   moneys paid under Hedge Agreements;

(d)                                  insurance premiums and deductibles under the Insurance Policies;

(e)                                   costs and fees of engineers, consultants and other advisers, including legal and financial advisors, to the extent not capitalised;

(f)                                     royalties payable under applicable law to the State of Queensland or under and in accordance with the Royalty Agreements;

(g)                                  payments to suppliers of goods and services to the Operator to the extent not capitalised;

(h)                                  payments under leases referred to in paragraphs (d) and (e) of the definition of Permitted Finance Debt;

(i)                                      any other operating costs and expenses, including general and administrative expenses (including salaries, consulting fees, office costs and reimbursable charges payable to Tipperary) in connection with the Project;

(j)                                      other payments due by the Company to any Related Entity in connection with the Project,

but excluding:

(k)                                   Project Costs and Corporate Costs;

(l)                                      Financing Costs or other debt service costs or payments in connection with any Finance Debt of an Obligor;

(m)                                any expenditure in or towards replacing, restoring or reinstating Project Assets to the extent the same is funded by Insurance Proceeds;

(n)                                  all exploration costs;

(o)                                  intra-group payments to an Obligor (other than the Company) or any Related Entity to the extent that they exceed, subject to clause 39.8, A$400,000 in aggregate in any Calculation Period;

(p)                                  Taxes;

(q)                                  any payments to third parties in respect of liabilities to them covered under Liability Insurance Policies;

Operator has the meaning in the Operating Agreement.

Original Financial Statements means the Financial Statements of the Recourse Guarantor as at and for the period ending on 31 December 2003.

Other Interest means:

(a)                                   Authority to Prospect 655P;

(b)                                  any other authority to prospect or petroleum lease or other lease or licence issued under the Petroleum Act in respect of the area the subject of that Authority to Prospect; and

(c)                                   any lease or licence issued in renewal or replacement of any of them or upon subdivision or variation of any of them.

Other Parties means the Parties other than the Obligors and being, insofar as regards the 1992 Operating Agreement as at the date of this agreement:

(a)                                   Origin Energy and Subsidiaries of Origin Energy;

(b)                                  Craig, Ltd;

(c)                                   the Estate of W D Kennedy;

(d)                                  Tri-Star Petroleum Company; and

(e)                                   Wilbanks Pecos Co. Prod. Co. Inc..

Overpayment Amount for a Repayment Date means the amount (if any) by which the Instalment Amount for that Repayment Date determined under a Base Case Financial Model updated under clause 15.13 exceeds the Instalment Amount paid by the Company on that Repayment Date following the application of clause 15.15 to that Repayment Date.

Parties in respect of an Operating Agreement, has the meaning in that Operating Agreement.

Permitted Encumbrance means:

(a)                                   an Encumbrance created or existing with the consent of the Agent; or

(b)                                  an Encumbrance granted under a Finance Document; or

(c)                                   a lien arising by operation of law securing money owing in respect of goods or services provided in the ordinary course of business where the total amount secured under all such liens immediately after such a lien arises is less than A$250,000 (or its equivalent) and the money owing is paid on time or within any permitted payment terms; or

(d)                                  a right of title retention in connection with the acquisition of any assets in the ordinary course of the ordinary business of the acquirer on normal commercial terms where there is no default in connection with the acquisition; or

(e)                                   a right of set-off arising in the ordinary course of business over an amount not exceeding A$1,000,000 deposited with Australia & New Zealand Banking Group Limited in connection with operating leases of vehicles; or

(f)                                     a security over cash in an amount not exceeding A$1,000,000 deposited to secure rehabilitation obligations on the Production Lease or the Authority to Prospect; or

(g)                                  a lien arising under Article VII.B of the Operating Agreement in favour of, or granted by, the Company.

Permitted Finance Debt means:

(a)                                   performance bonds issued to secure obligations under the Production Leases;

(b)                                  Finance Debt (including under the TOGA Subordinated Loan) owing to a Junior Creditor in an aggregate amount of A$50,000,000 which is not repayable until after the Maturity Date of the Limited Recourse Facility (except out of moneys otherwise distributable to equity) and which is subordinated to the obligations to the Finance Parties under the Subordination Deed;

(c)                                   trade credit incurred by the Operator in the ordinary course of day-to-day trading where that trade credit is discharged within 60 days;

(d)                                  operating leases with an aggregate cost of equipment the subject of them from time to time (in aggregate amongst all Obligors) not exceeding A$2,000,000;

(e)                                   the Universal Compressor Lease; and

(f)                                     financial accommodation made available under the Finance Documents.

Petroleum Act means the Petroleum Act 1923 (Qld).

Potential Event of Default means an event which, with the giving of notice, lapse of time or fulfilment of any condition, would become an Event of Default.

Price Adjustment means a review or adjustment of any amount payable under a Gas Sale Agreement where the result of that review or adjustment is that:

(a)                                   a decreased amount is receivable by the Obligors or an increased amount is payable by the Obligors compared with the amounts receivable or payable respectively prior to the review or adjustment; and

(b)                                  the amount receivable or payable is respectively less than or greater than the corresponding amounts assumed in the Base Case Financial Model, as in force immediately prior to the review or adjustment, for any relevant period.

Price Event means the exercise by any counterparty to a Gas Sale Agreement of a right or entitlement to have any amount payable under that Gas Sale Agreement reviewed or adjusted where the result of that review or adjustment may under the agreement result in a decreased amount receivable by the Obligors or an increased amount payable by the Obligors compared with the amounts receivable or payable respectively prior to the review or adjustment.

Priority Debt means the total (without double counting) of:

(a)                                   Financial Indebtedness incurred by all Subsidiaries of the Recourse Guarantor; and

(b)                                  Financial Indebtedness secured by any Encumbrance created or allowed to exist by any member of the Group.

For the avoidance of doubt, Priority Debt shall include any Financial Indebtedness of a member of the Group incurred in connection with any securitisation undertaken by any member of the Group.

Proceeds Account means the account established and maintained by the Company in accordance with clause 16.1(a)(i) (“Establishment and operation of Project Accounts”).

Process Agent means Allens Arthur Robinson, Riverside Centre, 123 Eagle Street, Brisbane

Project means the Comet Ridge coal seam gas project in the Bowen Basin, Queensland, conducted by the Parties under the Operating Agreement.

Project Accounts means the Proceeds Account, the Debt Service Reserve Account, the Capex Reserve Account, the Operating Account and the Insurance Account.

Project Area means:

(a)                                   the Shelton Land;

(b)                                  the other areas where the Obligors are entitled to conduct exploration, production and transport operations in accordance with the Project Petroleum Interests; and

(c)                                   any freehold, leasehold and other land in respect of which an Obligor or Tipperary Pastoral has:

(i)                                      an interest;

(ii)                                   an easement; or

(iii)                                a right of entry or access upon,

for the purposes of the development and operation of the Project.

Project Assets means all the right, title and interest both present and future of the Obligors in property which is attributable to, arises from or is connected with the Project and includes all the right, title and interest both present and future of the Company (including in its capacity as Operator) and the Obligors (including in their capacity as Parties) in, to, under or derived from:

(a)                                   the Project Production Leases, the Project ATPs and the Project Pipeline Licence, including any right, title to or interest therein now or at a later time held by the Operator; and

(b)                                  gas extracted from the Project Area; and

(c)                                   all pipelines, buildings, improvements, structures, systems, fixtures, plant, machinery, tools and other personal property at any time acquired, leased or held and used or intended for use in connection with or incidental to the extraction and treating of gas, and all associated facilities and infrastructure; and

(d)                                  the Project Area, including any title to or interest in the land included in the Project Area now or at a later time held by Tipperary Pastoral or the Operator; and

(e)                                   the Project Documents; and

(f)                                     every contract for the use by any third party of any of the assets and property included in the Project; and

(g)                                  Authorisations in relation to the Project; and

(h)                                  any other contract, agreement, permit, lease, licence, consent, easement, right of way and other rights or interests in land, which relates to the construction, operation or maintenance of the Project, or to the extraction, transportation, treatment or marketing of gas; and

(i)                                      all exploration and production information, documents, maps, reports, records, studies and other written data, including all data stored on magnetic tapes, disks or diskettes or any other computer storage media, relating to geological and geophysical work, feasibility studies and other operations conducted with respect to the Project Area; and

(j)                                      all shares in the capital of Tipperary Pastoral.

Project ATP means:

(a)                                   ATP526P, ATP745P and ATP653P;

(b)                                  any authority to prospect issued under the Petroleum Act in respect of all or any part of the Contract Area (as defined in an Operating Agreement);

(c)                                   any other authority to prospect issued under the Petroleum Act agreed by the Agent and the Company; and

(d)                                  any authority to prospect issued in renewal or replacement of any of them or upon subdivision or variation of any of them.

Project Costs means, subject to clauses 15.1 and 15.3, any costs of the Company (in its capacity as Operator for an on behalf of the Parties) and the Obligors (in their capacity as Parties) to the extent that it represents:

(a)                                   the costs of development and commissioning of the Project in anticipation of achieving one or more GSA Completions; or

(b)                                  the capital costs of maintaining Gas Sale Agreements; or

(c)                                   the costs of carrying out exploration in order to comply with mandatory minimum work conditions imposed under the Petroleum Act as a condition of any Production Lease or Authority to Prospect, including:

(d)                                  progress payments to drilling and piping contractors and consultants engaged by the Operator to develop the Project including under Drilling Contracts;

(e)                                   payments to suppliers of goods or services to the Project, to the extent capitalised;

(f)                                     costs and fees of engineers, consultants and other advisers, including legal and financial advisors, to the extent capitalised,

but excluding Operating Costs and Financing Costs.

Project Document means:

(a)                                   the Operating Agreement;

(b)                                  the Deeds of Assignment;

(c)                                   the Project Support Deed;

(d)                                  each Deed of Confirmation;

(e)                                   each Gas Sale Agreement;

(f)                                     each Drilling Contract;

(g)                                  each Compensation Agreement;

(h)                                  the Royalty Agreements;

(i)                                      each document connected with the Project, unless the Agent determines otherwise;

(j)                                      each document the Company and the Agent agree is a Project Document; and

(k)                                   each document provided or entered into under or which amends, replaces, supplements or novates, or is connected with, any of them.

Project Life Cover Ratio means, subject to clause 15.3, in respect of a Calculation Date, the ratio of:

(a)                                   the aggregate of the balance standing to the credit of the Debt Service Reserve Account on that Calculation Date and the present value of future Cash Available for Debt Service for the period from the Calculation Date to the Exhaustion Date, discounted on a continuous basis with semi-annual rests by the Interest Rate (determined on the basis of an Interest Period of 180 days) applicable to the Limited Recourse Facility (taking into account the effect of any interest rate hedging), to:

(b)                                  the Facility Limit of the Limited Recourse Facility on that Calculation Date (whether drawn or not).

Project Party means each of the Obligors, Tipperary Pastoral, the Recourse Guarantor and the Security Providers.

Project Payout has the meaning in the Operating Agreement.

Project Petroleum Interests means the Project ATPs, the Project Production Leases and the Project Pipeline Licences.

Project Pipeline Licence means:

(a)                                   PPL 76;

(b)                                  PPL 92, once issued; and

(c)                                   each other pipeline licence issued to an Obligor under the Petroleum Act in respect of the Project.

Project Production Lease means:

(a)                                   PLs 90, 91, 92, 99 and 100; and

(b)                                  any petroleum lease issued under the Petroleum Act in respect of a Project ATP; and

(c)                                   any petroleum lease issued in renewal or replacement of any of them or upon subdivision or variation of any of them.

Project Support Deed means the deed entitled # dated # 2004 between TOGC and the Obligors.

Proportion means, for a Financier, at any time the proportion which the total of its Commitments bears to the total of the Facility Limits.

Proved Developed Producing Reserves means the quantity of gas determined by the Agent (after consultation with the Technical Bank and the Independent Reserves Engineer) as being the proved developed producing reserves of the Project in accordance with the SPE Definitions and the methodology of the Independent Reserves Engineer for coal seam methane set out in its report to the Joint Lead Arrangers as at 15 October 2003, and dated 19 March 2004, taking into account any constraints or limitations under the Operating Agreement on the Obligors implementing the Agreed Development Plan under the Operating Agreement.

Proved Developed Non-Producing Reserves means the quantity of gas determined by the Agent (after consultation with the Technical Bank and the Independent Reserves Engineer) as being the proved developed non-producing reserves of the Project in accordance with the SPE Definitions and the methodology of the Independent Reserves Engineer for coal seam methane set out in its report to the Joint Lead Arrangers as at 15 October 2003, and dated 19 March 2004, taking into account any constraints or limitations under the Operating Agreement on the Obligors implementing the Agreed Development Plan under the Operating Agreement.

Proved Reserves means the quantity of gas determined by the Agent (after consultation with the Technical Bank and the Independent Reserves Engineer) as

being the proved reserves of the Project in accordance with the SPE Definitions and the methodology of the Independent Reserves Engineer for coal seam methane set out in its report to the Joint Lead Arrangers as at 15 October 2003, and dated 19 March 2004, taking into account any constraints or limitations under the Operating Agreement on the Obligors implementing the Agreed Development Plan under the Operating Agreement.

Proved Undeveloped Reserves means the quantity of gas determined by the Agent (after consultation with the Technical Bank and the Independent Reserves Engineer) as being the proved undeveloped reserves of the Project in accordance with the SPE Definitions and the methodology of the Independent Reserves Engineer for coal seam methane set out in its report to the Joint Lead Arrangers as at 15 October 2003, and dated 19 March 2004, taking into account any constraints or limitations under the Operating Agreement on the Obligors implementing the Agreed Development Plan under the Operating Agreement.

Quarter means each three calendar month period, commencing at the beginning of each of January, April, July and October.

Recalculation Condition means:

(a)                                   a Gas Sale Agreement:

(i)            has been entered into; and

(ii)           has become an Accepted Gas Sale Agreement; and

(b)           GSA Completion has occurred in respect of it.

Receiver includes a receiver or receiver and manager.

Recourse Facility means the cash advance facility described as the Recourse Facility in the Details.

Recourse Guarantee means the “Recourse Guarantee” and indemnity in clause 24 (“Guarantee and Indemnity”).

Recourse Guaranteed Money means, at any time, all amounts then due for payment or which will or may become due for payment or which remain unpaid by the Company to:

(a)                                   the Security Trustee (for its own account or for the account of a Finance Party); or

(b)                                  the Technical Bank; or

(c)                                   the Agent (for its own account or for the account of a Finance Party); or

(d)                                  a Financier; or

(e)                                   the Working Capital Provider,

in connection with the Recourse Facility and the Working Capital Facility, including:

•                                           transactions in connection with those facilities; and

•                                           fees under clause 11.1 (“Commitment fee”) in respect of the Recourse Facility; and

•                                           interest on Drawings under the Recourse Facility; and

•                                           any other amount (not being an amount due under clause 6 (“Amortisation of Limited Recourse Facility”) or clause 7 (“Repaying and prepaying”)) (except insofar as clause 7.1 requires payment of the Drawings under the Recourse Facility) or clause 16.5(d)(iii) (“Proceeds Account - Withdrawals”)) payable under this agreement.

Without limiting this definition, it includes amounts then due for payment or which will or may become due for payment or which remain unpaid to the Finance Party in its capacity as an assignee because it has taken an assignment of a Finance Document, and whether or not:

(a)                                   the Recourse Guarantor (or any other Project Party) was aware of the assignment or consented to it; or

(b)                                  the assigned obligation was secured before the assignment; or

(c)                                   the assignment takes place before, at the same time as or after the Finance Document is executed.

References in this definition to a Financier are to it in all of its present and future capacities.

Recourse Guarantor means each person so described in the Details and, if there are more than one, the Recourse Guarantor means each of them individually and every two or more of them jointly.  In the description of Recourse Guaranteed Money it also refers to the Recourse Guarantor as so defined, whether the Recourse Guarantor is liable alone, or together with another person, and whether as principal or surety.

Recourse Guarantor Release Date means the earliest date as at which:

(a)                                   the Recourse Guaranteed Money has been fully and finally repaid (and the Financiers and the Working Capital Provider have ceased to have any commitments under the Recourse Facility and the Working Capital Facility); and

(b)                                  no transaction (including any payment) in connection with this agreement, the Recourse Guaranteed Money is capable of being avoided, restored or adjusted in a liquidation, compulsory or official management or similar process or under any law relating to Insolvency; and

(c)                                   the Slough Indemnity has ended under clause 2.1 thereof.

Related Entity has the meaning it has in the Corporations Act.

Relevant Country means any country, or political sub-division of one or more countries, or any federation or association of countries in which the Obligor is either incorporated or is resident or domiciled for any tax purpose or in which the Obligor carries on business or owns or leases property or from which, or through which, any payment under a Finance Document is made.

Repayment Date means:

(a)                                   the First Repayment Date; and

(b)                                  each date falling 45 days after each Calculation Date which falls after the First Repayment Date; and

(c)                                   the Maturity Date of the Limited Recourse Facility.

Required Capital Retention means, for a financial year, two thirds of the amount by which the anticipated total Project Costs and Operating Costs payable for that year exceeds the anticipated or actual total Project Costs and Operating Costs payable for the immediately preceding financial year.  However, if the Required Capital Retention for a financial year is less than A$5,000,000, then it is taken to be zero for that year.

Reserve Tail means, as at a Calculation Date, the proportion of Allowable Reserves (expressed as a percentage, and as determined by the Agent after consultation with the Technical Bank and the Independent Reserves Engineer) which are estimated to be still recoverable from the Project after the Calculation End Date using the production profile for all then existing Gas Sale Agreements.

Retiring Financier means a Financier that proposes to effect a novation of some or all of its obligations under the Finance Documents (see clause 34 “Substitution of Financiers”).

Revenue means, in respect of a period, subject to clauses 15.1, 15.3 and 39.7, the aggregate of the following amounts actually received (or, where not actually received at the date of any calculation (in the case of any current or future period), projected or estimated as likely to be actually received) by the Company and the other Obligors, in connection with the Project, during that period:

(a)                                   money received under a Project Document or otherwise from the sale of gas, including joint interest billings and other amounts paid by the Other Parties under an Operating Agreement;

(b)                                  interest credited to the Project Accounts (other than the Operating Account) and earnings on Authorised Investments in respect of those accounts;

(c)                                   moneys credited to the Proceeds Account under clause 16.3(b)(ii) (“Proceeds Account and Project Account - Deposits”);

(d)                                  moneys withdrawn from the Capex Reserve Account under clause 16.11(a) (“Capex Reserve Account - withdrawals”);

(e)                                   liquidated damages and other amounts received under any Project Document;

(f)                                     the proceeds of business interruption, advance loss of profit and similar Insurance Policies;

(g)                                  diesel fuel rebate and money received under the GST Act including by way of payments on account of input tax credits and adjustments of the Parties and of any GST joint venture or GST group of which an Obligor is a member (expressions used in this paragraph and which are defined in the GST Act have the same meaning as in the GST Act);

(h)                                  any other money received in connection with the Project (including proceeds of the sale of assets, dividends received from Tipperary Pastoral and money received under the Hedge Agreements) and for any purpose whatsoever, which money is not subject to any escrow or like conditions, but excluding:

(i)                                      the proceeds of any equity contribution or loan or other financial accommodation provided to the Company or another Obligor by a Junior Creditor or any other person;

(j)                                      moneys received under or in respect of any Interest Transaction;

(k)                                   Insurance Proceeds required to be deposited to the credit of the Insurance Account or received under Liability Insurance Policies.

Review Date means the first Business Day of each year, commencing with 2005.

Review Event has the meaning given to it in clause 20 (“Review Event”).

Royalty Agreement means:

(a)                                   the Assignment, Bill of Sale and Conveyance and dated 1 January 1997 between TOGC and Amerind Oil Company; and

(b)                                  the Assignment, Bill of Sale and Conveyance and dated 1 January 1997 between TOGC and Nationsbank of Texas, NA, trustee for trusts #1190 and #1191.

S&P means Standard & Poors.

Secured Indebtedness means the total of Financial Indebtedness secured by any Encumbrance created or allowed to exist by any member of the Group on any of its assets.

Secured Property means the property mortgaged or charged by the Security.

Security means each security described as such in the Details and any other document or Encumbrance collateral to any of them or which secures the Obligor’s obligations under a Finance Document.

Security Beneficiaries has the meaning in the Security Trust Deed.

Security Provider means each person so described in the Details.  If there are more than one, Security Provider means each of them individually and every two or more of them jointly.

Security Trustee means the person so described in the Details.

Security Trust Deed means the security trust deed executed by the Security Trustee before this agreement was signed and which relates to the Securities.

Shares has the meaning in any Security.

Shelton Land means:

(a)                                   Lot A on CP AB117, County of Aberdeen, Parish of Hallett, Title Reference 17587157;

(b)                                  Lot 8 on CP AB200, County of Aberdeen, Parish of Stephenton, Title Reference 17631057;

(c)                                   Lot 9 on CP AB202, County of Aberdeen, Parish of Stephenton, Title Reference 17587150; and

(d)                                  Lot C on CP AB203, County of Aberdeen, Parish of Stephenton, Title Reference 17587149.

Slough Indemnity means the deed poll so named given by the Recourse Guarantor.

Slough Loan means the loans made to the Company prior to Financial Close by Slough Trading Estate Limited under:

(a)                                   the Credit Facility Agreement dated 21 March 2003 between Slough Trading Estate Limited, the Company and Tipperary, as amended by letters of variation between those parties; and

(b)                                  the Credit Facility Agreement dated 8 August 2003 between Slough Trading Estate Limited, the Company and Tipperary.

Slough USA means the person so described in the Details.

Specified Interests means:

(a)                                   in respect of the Project (other than the ATP653P):

	Before Project Payout		After Project Payout
	Of capital costs and compression expenses	Of revenues (pre- royalty) and other operating expenses	Of revenues (pre- royalty) and all costs
Company	65.0%	61.90625%	55.1%
Tipperary CSG	5.0%	4.6875%	4.0%
Tipperary	3.0%	2.9296875%	2.775%

(b)                                in respect of ATP653P:

	Before Project Payout		After Project Payout
	Of capital costs and compression expenses	Of revenues (pre- royalty) and other operating expenses	Of revenues (pre- royalty) and all costs
Company	65.07008048%	61.97147498%	55.15515516%
Tipperary CSG	5.00539081%	4.69243879%	4.004004%
Tipperary	3.00323448%	2.93277424%	2.77777778%

SPE Definitions means the 1997 Definitions for Oil and Gas Reserves adopted by the Society of Petroleum Engineers and the World Petroleum Congress.

Subordination Deed means the deed so entitled dated on or about the date of this deed between the Company, the Security Trustee and the Junior Creditors.

Subsidiary of an entity (other than the Recourse Guarantor) means another entity which is a subsidiary of the first within the meaning of part 1.2 division 6 of the Corporations Act or is a subsidiary of or otherwise controlled by the first within the meaning of any approved accounting standard and, in relation to the Recourse Guarantor means an entity which is a subsidiary of the Recourse Guarantor within the meaning of section 736 of the Companies Act or is a subsidiary of or otherwise controlled by the first within the meaning of any approved accounting standard.

Substitute Financier means a person who is to assume some or all of the obligations of a Retiring Financier under the Finance Documents (see clause 34 (“Substitution of Financiers”)).

Substitution Agreement means an agreement substantially in the form of schedule 8 (“Form of Substitution Agreement (clause 34)”), completed as stated in that schedule and executed by each person expressed to be a party to it, or another document approved by the Agent for the purpose of clause 34 (“Substitution of Financiers”).

Switch means recharacterising all or part of:

(a)                                   a Drawing under the Recourse Facility as a Drawing under the Limited Recourse Facility; or

(b)                                  a Drawing under the Limited Recourse Facility as a Drawing under the Recourse Facility,

as the context requires.

Switch Certificate means a completed notice containing the information set out in schedule 6 (“Switch Certificate”).

Switch Notice means a completed notice containing the information set out in schedule 5 (“Switch Notice”).

Taxes means taxes, rates, levies, imposts, charges and duties (including stamp and transaction duties) imposed by any authority together with any related interest, penalties, fines and expenses in connection with them except if imposed on, or calculated having regard to, the net income of the Security Trustee, the Agent or relevant Financier.

Technical Bank means the party so described in the Details.

Tipperary means the person so described in the Details.

Tipperary CSG means the person so described in the Details.

Tipperary CSG Assignment means the Agreement and Assignment, Conveyance and Bill of Sale executed 29 April 2004 and effective 1 April 2004 between TOGC and Tipperary CSG.

Tipperary Pastoral means the person so described in the Details.

TOGA Subordinated Loan means the loans to fund Corporate Costs to be made by a Junior Creditor to the Company under the agreement so entitled to be entered into between the Company and that Junior Creditor in form and substance approved by the Agent.

Total Amount Owing means, at any time:

(a)                                   the total of all Amounts Owing, plus

(b)                                  all amounts which are then due for payment, or which will or may become due for payment, to the Agent for its own account, plus

(c)                                   all amounts which are then due for payment, or which will or may become due for payment, to the Security Trustee for its own account, plus

(d)                                  all amounts which are then due for payment, or which will or may become due for payment, to the Technical Bank for its own account,

in connection with any Finance Document (including transactions in connection with them).

Transactions has the meaning in an ISDA Master Agreement.

Transaction Documents means the documents described as such in the Details.

Tri-Star Litigation means the proceedings in Tipperary Corporation & Anor. v. Tri-Star petroleum Company and Ors., Cause CV42, 265 in the District Court of Midland County, Texas, and any interlocutory proceedings or appeals (including further appeals) in respect of those proceedings.

Undrawn Facility Limit means, for a Facility, the Facility Limit less the total of the Drawings for that Facility.

Universal Compressor Lease means:

(a)                                   the lease to be entered into between the Company and Universal Compression (Australia) Pty Ltd on terms approved by the Agent, and each schedule of equipment thereunder approved by the Agent; or

(b)                                  any replacement thereof approved by the Agent.

US Security means:

(a)                                   the agreement entitled “Security Agreement” dated on or about the date of this agreement by the Company and Tipperary CSG in favour of the Security Trustee;

(b)                                  the agreement entitled “Security Agreement” dated on or about the date of this agreement by TOGC and Tipperary in favour of the Security Trustee;

(c)                                   the agreement entitled “Stock Pledge Agreement” dated on or about the date of this agreement by the Company, Slough USA and TOGC in favour of the Security Trustee; and

(d)                                  the agreement entitled “Guaranty” dated on or about the date of this agreement by Slough USA, Tipperary, TOGC and Tipperary CSG in favour of the Security Trustee and each Security Beneficiary (as therein defined).

Warranty Notice means a notice by the Company to the Agent nominating a date for the purposes of the preamble to clauses 17.2 and 17.5.

Wholly Owned Subsidiary of an entity means another entity which is:

(a)                                   a wholly owned subsidiary of the first within the meaning of that term in section 9 of the Corporations Act; or

(b)                                  a wholly owned subsidiary of another entity within the meaning of that term in section 9 of the Corporations Act, which entity itself is a wholly owned subsidiary of the first mentioned entity by virtue of another application or applications of this definition.

Working Capital Facility means the revolving cash advance and bank guarantee facility of A$5,000,000 made available to the Company by the Working Capital Provider under the Working Capital Facility Agreement.

Working Capital Facility Agreement means the agreement entitled “Comet Ridge Project Working Capital Facility Agreement” dated on or about the date of this agreement between the Company and the Working Capital Provider.

Working Capital Provider means the person so described in the Details.

Works means building work, excavation or earthworks on the Secured Property, work demolishing, removing or altering any part of the Secured Property, or any building or development work required by an authority in connection with the Secured Property.

39.2                         References to certain general terms

Unless the contrary intention appears, a reference in a Finance Document to:

(a)                                   a group of persons is a reference to any two or more of them jointly and to each of them individually;

(b)                                  an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(c)                                   an agreement, representation or warranty by two or more persons binds them jointly and each of them individually, but an agreement, representation or warranty by a Finance Party binds the Finance Party, individually only;

(d)                                  anything (including an amount) is a reference to the whole and each part of it;

(e)                                   a document (including this agreement) includes any variation or replacement of it;

(f)                                     law means common law, principles of equity, and laws made by parliament (and laws made by parliament include foreign, State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(g)                                  an accounting term is a reference to that term as it is used in accounting standards under the Corporations Act, or, if not inconsistent with those standards, in accounting principles and practices generally accepted in Australia;

(h)                                  Australian dollars, dollars, $ or A$ is a reference to the lawful currency of Australia;

(i)                                      Sterling or £ is a reference to the lawful currency of England;

(j)                                      a time of day is a reference to Sydney time;

(k)                                   the word “person” includes an individual, a firm, a body corporate, an unincorporated association and an authority;

(l)                                      a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(m)                                the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(n)                                  the Corporations Act is a reference to the Corporations Act 2001 (Cwlth)

(o)                                  the Companies Act is a reference to the Companies Act 1985 (UK).

39.3                         Number

In a Finance Document, the singular includes the plural and vice versa.

39.4                         Headings

In a Finance Document, headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of the Finance Document.

39.5                         Meaning of subsists

An Event of Default, Potential Event of Default or Review Event “subsists” until waived in writing by the Agent or cured to the satisfaction of the Agent.

A Price Event “subsists” at a Repayment Date if the relevant review or adjustment has not been finally agreed or effected under the terms of the relevant Gas Sale Agreement as at that Repayment Date and the review or adjustment relates in whole or in part to a period prior to the Calculation Date occurring immediately prior to that Repayment Date.

39.6                         Interpretation of clause 18.10

(a)                                   For the purposes of the definitions of Priority Debt and Secured Indebtedness only:

(i)                                      Encumbrances will not include:

(A)                                any Encumbrance comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances; and

(B)                                  any lien arising by operation of law and in the ordinary course of trading;

(ii)                                   Finance Debt will not include any Finance Debt where the creditor of such Finance Debt is the Recourse Guarantor or another Subsidiary of the Guarantor.

(b)                                  An accounting term used in clause 18.10 or any definition used in that clause is for the purposes of that clause to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(c)                                   For the purposes of clause 18.10, any amount in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of:

(i)                                      the Agent’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with euro at or about 11am on the day the relevant amount falls to be calculated; or

(ii)                                   if the amount is to be calculated on the last day of a financial period of the Recourse Guarantor, the relevant rates of exchange used by the Recourse Guarantor in, or in connection with, its financial statements for that period.

(d)                                  No item must be credited or deducted more than once in any calculation under clause 18.10.

39.7                         Calculation of Revenue

Revenue for any future Calculation Period is to be based on the lesser of:

(a)                                   firm sales of gas the subject of Accepted Gas Sale Agreements in respect of which GSA Completion has occurred; and

(b)                                  sales of potential production of gas from the Proved Reserves as determined by the Agent (after consultation with the Technical Bank and the Independent Reserves Engineer),

in each case after adjusting (to the extent not adjusted in the determinations for the purposes of paragraph (b) for:

(i)                                      the anticipated impact of Project Payout occurring;

(ii)                                   producing wells and anticipated producing wells in which less than all Parties participate under the Operating Agreement;

(iii)                                the entitlements of any underproduced party under a Gas Balancing Agreement taken to be entered into under the Operating Agreement;

(iv)                               any banking of gas that occurs under any Gas Sale Agreement or gas transport or haulage arrangement, other than where the Obligor has not been paid for in whole or in part for that amount of gas.

39.8                         Operating Costs

The amount referred to in paragraph (o) of the definition of Operating Costs is to be reviewed and adjusted on each Review Date in accordance with the following formula:

Where

A =                             the amount referred to in paragraph (o) of the definition of Operating Costs from and including the relevant Review Date;

B =                               the amount referred to in paragraph (o) of the definition of Operating Costs immediately before the relevant Review Date;

C =                               the Consumer Price Index All Groups (weighted average for the 8 capital cities) last published before the relevant Review Date; and

D =                              the Consumer Price Index All Groups (weighted average for the 8 capital cities) last published before the Review Date preceding the relevant Review Date except that in the case of the first Review Date, D = the Consumer Price Index All Groups (weighted average for the 8 capital cities) at the date of this agreement.

39.9                         Amendment to Consumer Price Index formula

If either:

(a)                                   the Consumer Price Index All Groups (weighted average for the 8 capital cities) ceases to be published quarterly; or

(b)                                  the method of calculation of the Consumer Price Index All Groups (weighted average for the 8 capital cities) substantially alters,

then the Consumer Price Index All Groups (weighted average for the 8 capital cities) is to be replaced by the nearest equivalent index and any necessary consequential amendments are to be made.  That index and those amendments are to be determined as follows:

(c)                                   by agreement between the parties; or

(d)                                  if the parties do not agree, by the Australian Statistician or his nominee (acting as an expert and not as an arbitrator), whose decision is binding and conclusive.

39.10                  Expedition National Park

For the avoidance of doubt, any notice received by the Company from the State of Queensland (or any Queensland Governmental Agency) prior to the date of this agreement concerning the Expedition National Park and requiring the Company to cease carrying out operations thereon is not a contravention notice under clause 17.4(k).

39.11                  Termination of Project Documents

An event will not comprise an Event of Default under clause 21.1(l) if:

(a)                                   the relevant Project Document is not a Material Project Document;

(b)                                  the event occurs prior to the First Recalculation Date; and

(c)                                   the event does not have a Material Adverse Effect.

EXECUTED as an agreement.

Comet Ridge Project Facilities Agreement

Schedule 1 - Conditions Precedent (clauses 2.8 and 3.5)

•                                Each item must be in form and substance satisfactory to the Agent.

•                                The Agent may also require other documents and information (see clauses 2.8(a) and 3.5(g)).

•                                Certification is to be by a director or secretary or other officer of the relevant Obligor that the item is true and complete as to the date no earlier than the date of this agreement.

Part 1 - Conditions to first drawdown of Recourse Facility

Item		Form	Required for

1

Verification certificates attaching copies of certificates of registration, certificates of incorporation on change of name (if any), constitutions, requisite corporate authorisations, share registers (where required by this schedule 1), powers of attorney (where used by a Project Party to execute any relevant document) and specimen signatures of Authorised Officers.

		Schedule 2	Company Each LR Guarantor The Recourse Guarantor Each Security Provider

2	All Finance Documents	Original

(a) fully signed;

(b) evidence of:

(i) stamping; or

(ii)                                  the payment to Mallesons Stephen Jaques’ Trust Account of moneys sufficient to pay all stamp duty due or to become due on the Finance Documents, together with all information and documents necessary to enable stamping of those documents;

(c) evidence of:

(i) registration in Australia under the Corporations Act, or of the Finance Documents being in registrable form and provision of appropriate Australian Securities & Investments Commission forms; and

Item		Form	Required for

(ii)                                  lodgement of the Security granted by the Company with the Department of Natural Resources and Mines with, where required by the Petroleum Act, a request for approval and registration under the Petroleum Act; and

(iii) the filing of a financing statement in Delaware naming Slough USA as debtor; and

(iv) the filing of a financing statement in Texas naming TOGC and Tipperary as debtors; and

(v) the filing of a financing statement in the District of Columbia naming the Company as debtor; and

(vi) the filing of a financing statement in Colorado naming Tipperary CSG as debtor.

3	A legal opinion from Mallesons Stephen Jaques in relation to the Finance Documents as to the laws of Australia.	Original

4	A legal opinion from Mallesons Stephen Jaques in relation to the Finance Documents as to the laws of England.	Original

5

Legal opinions from Jones & Keller and Bell Boyd & Lloyd LLC in relation to the Finance Documents, the Tipperary CSG Assignment and the Project Support Deed as to the laws of Delaware, Texas and Colorado.

Original

6	The following due diligence reports:	Original

(a) a report from the AGT&E Consultant;

(b) a report from the Independent Reserves Engineer;

(c) a report from Aon in relation to the insurance coverage, plan and programme for the Project; and

(d) a report by ACIL Tasman Pty Ltd as to the gas market in Queensland and as to the Company’s gas supply arrangements;

(e) a legal due diligence and Australian

Item		Form	Required for

litigation report from Allens Arthur Robinson;

(f) a legal due diligence report from Thompson Knight LLP.

7	Evidence that the Project Accounts (other than the Capex Reserve Account and the Proceeds Account) have been opened.

8	Evidence that the Company and Tipperary Pastoral have amended their constitutions in such manner as the Agent requires.	Certified copy

9	The initial Agreed Development Plan..	Original

10	The initial Base Case Financial Model.	Original

11	Evidence that each power of attorney under which a person signs and delivers a Finance Document has, if required by the Agent, been stamped and registered.		Project Party

12	Evidence that the Secured Property is subject to no Encumbrance other than a Permitted Encumbrance.		Obligors Security Providers

13	Evidence that the Security Trustee has received transfers in blank and original share certificates for all the shares in the Company and Tipperary Pastoral.	Original

14	Evidence that the Security Trustee has received transfers in blank and original stock certificates for all of the issued stock in Tipperary CSG.	Original

15

Evidence that Mitchell Drilling Contractors Pty Ltd, Energex Retail Pty Ltd, Origin Energy Retail Limited, Universal Compression (Australia) Pty Ltd and Queensland Fertiliser Assets Limited have consented to the entry into the Security by the Company.

		Original	Company

16	Evidence that Slough Trading Estate Limited has consented to the entry into the Security by the Company.	Original	Company

17	The Financial Statements for the Recourse Guarantor as at and for the period ending 31 December 2003.	Certified copy	Recourse Guarantor

18	Evidence that ATP675P and ATP554P have been transferred or relinquished in accordance with the		Company

Item		Form	Required for

Petroleum Act and no Obligor has any continuing liability or interest in relation thereto.

19	Evidence that the Company has ratified the execution of each Compensation Agreement executed by Richard Barber.	Certified copy	Company

20	The Tipperary CSG Assignment and the Project Support Deed:	Original

(a) fully signed by all relevant parties;

(b) evidence of enforceability;

(c) evidence of stamping.

21	A report from William Mercer on the initial Base Case Financial Model.	Original

22	The Insurance Policies then required to be effected by the Company and the other Obligors under the Finance Documents and certificates of currency of those policies.	Certified copy

23	Evidence that the amount owing to Slough Trading Estate Limited does not exceed A$100,000,000.

24	Evidence that Tipperary Pastoral is a Wholly Owned Subsidiary of the Company.

Part 2 - Conditions to first recalculation of the Facility Limit of the Limited Recourse Facility

25	The Operating Agreement:	Original

(a) fully signed by all relevant parties;

(b) evidence of enforceability;

(c) evidence of stamping;

(d)                                 evidence of registration in Australia under the Corporations Act and in such places or places in the United States as may be necessary in order to protect or preserve the lien contained in Article VII.B of the Operating Agreement;

(e) evidence of all relevant prior approvals by the Minister under the Petroleum Act and registration under that Act;

(f) evidence of sanction by the Minister under the Petroleum Act.

26

A Deed of Confirmation or Deeds of Confirmation in favour of the Obligors executed by the Operator with respect to all producing units (as defined in the Operating Agreement) as at the date of satisfaction of item 33:

Original

(a) fully signed by all relevant parties;

(b) evidence of enforceability;

(c) evidence of stamping;

(d) evidence of all relevant prior approvals by the Minister under the Petroleum Act and registration under that Act,

or other evidence that the Obligors beneficially hold not less than their respective Specified Interest in each such producing unit.

27	Each Project Document (other than the Operating Agreement):	Original (for Mortgaged Documents)

(a) fully signed by all relevant parties;

(b)                                 evidence of enforceability (other than, in respect of a Deed of Assignment where such deed does not comprise part of the chain of title for the purposes of item 34, insofar as that deed purports to assign or deal with an interest in the Project Production Leases, the Project ATPs and the Project Pipeline Licence);

Certified copy (otherwise)

(c) evidence of stamping;

(d)                                 insofar as that Project Document comprises part of the chain of title for the purposes of item 34, evidence of all relevant prior approvals by the Minister under the Petroleum Act and registration under that Act.

28	Evidence of approval of the Deed of Security by the Minister under the Petroleum Act and registration under that Act.	Certified copy

29	A legal opinion from Allens Arthur Robinson and Jones Keller in relation to the Project Documents and the title of the Operator and the Obligors for the purposes of items 33 and 34.	Original

30	A legal opinion from Mallesons Stephen Jaques in relation to the Finance Documents.	Original

31	The following due diligence reports:	Original

(a) an audit of the initial Base Case Financial

Model by William M. Mercer Pty Ltd, including as to the Project Payout;

(b)                                 an updated legal due diligence and Australian litigation report from Allens Arthur Robinson (including results of searches and requisitions on title and searches of all properties in relation to which a Compensation Agreement has been entered into);

(c) an updated legal due diligence report from Thompson Knight LLP;

(d) a litigation report from Glast, Philips and Murray; and

(e) an environmental review of the Project.

32	Each Authorisation for the Project and for the entry into and observance of the Transaction Documents.	Certified copy

33

Evidence that the Company is the Operator and the Company is registered under the Petroleum Act as the holder of the Project Production Leases, the Project ATPs and the Project Pipeline Licence in its capacity as Operator.

34	Evidence that the Company and each other Obligor beneficially hold the Specified Interests in the Project.

35	All documents and evidence of title to the material assets of the Company, in the name of the Company, and Project Assets of the other Obligors, in the name of the respective Obligor.	Original

36	An original or, where agreed by the Agent, a copy certified by an officer of the relevant Obligor, of each Project Document has been delivered to the Agent.

37

Evidence that the coal that hosts Proved Reserves from time to time will not be mined prior to the Calculation End Date and that there will be no mining of any description prior to that date in or on all or any part of the Project Area which will or may have a Material Adverse Effect.

38

Evidence that TOGC is a Wholly Owned Subsidiary of Tipperary Corporation, that Tipperary CSG is a Wholly Owned Subsidiary of TOGC and that 90% of the voting shares of the Company are beneficially held by TOGC and that 10% of the voting shares of the Company are beneficially held by Slough USA.

39

An updated Agreed Development Plan (which amongst other things demonstrates to the Agent’s reasonable satisfaction that the excision of the Expedition National Park will have no material and adverse effect on the economics of the Project) and Base Case Financial Model.

Original

40	Evidence that the Proceeds Account has been opened.

41

Evidence that the Operator and the Parties have rights of access to and entry upon the Project Area and all other relevant freehold, leasehold and other land and rights to carry out all activities required for the purposes of the Project upon that land (in each case upon terms and conditions acceptable to the Agent) so as to enable the Project to be developed and operated in accordance with the Agreed Development Plan.

42

Evidence that notices of assignment or tripartite deeds under each Security have been delivered to counterparties to those Project Documents determined by the Agent and returned properly executed to the Security Trustee.

Original

43	If required by the Agent, a deed of consent between the Security Trustee and Mitchell Drilling Contractors Pty Ltd.	Original

44	A deed of consent between the Security Trustee and Universal Compression (Australia) Pty Ltd.	Original

45	Evidence that there is no funding gap in the updated Agreed Development Plan delivered as contemplated by item 39.

Comet Ridge Project Facilities Agreement

Schedule 2 - Form of verification certificate

To:	[Name and address of Agent]
Attention:	[Insert]

Date:	[Insert date]

VERIFICATION CERTIFICATE

[NAME OF COMPANY] (ABN ** *** *** ***) (“Company”)

COMET RIDGE PROJECT FACILITIES AGREEMENT DATED                         2004 (“Facilities Agreement”)

I,                                                                                 , being a [director/secretary] of the Company, hereby certify as follows:

1                                         Certificate of registration and Constitution

A copy of the certificate of [registration/incorporation], certificate of incorporation on change of name(if any) and constitution of the Company is attached and marked A.  The copy is true, complete and up-to-date and there have been no amendments or variations since the date of the copy.

2                                         Extract of Minutes of Meeting of Directors

A true and correct Extract of Minutes of Meeting of Directors of the Company duly convened and held on                                 2004 is attached and marked B.  The resolutions set out in the extract were duly approved, remain in full force and effect and have not been rescinded, amended, modified or revoked.

3                                         Officers

A true and correct list of the directors and secretaries of the *Company as at the date of execution of the Power of Attorney referred to below is attached and marked [*].

*References to Company in this item 3 are only to the Obligor.

4                                         Share register

A copy of the share register of the *Company is attached and marked [*].  The copy is true, complete and up-to-date as at the date of this certificate.

*References to Company in this item 4 are only to the Obligor.

5                                         Power of attorney

An original Power of Attorney of the Company dated                                2004 appointing attorneys in respect of the Finance Documents is attached and marked [*].  This Power of Attorney remains in full force and effect and has not been revoked.

6                                         Consent to Security

It consents to the Security and the entry into of and giving of effect to the transactions contemplated by each Finance Document by any person in whom, directly or indirectly it holds any units, shares or other interest.

Specimen signatures

The following are the signatures of the persons appointed as Authorised Officers of the Company for the purposes of the Finance Documents or who are otherwise authorised to sign a Finance Document on behalf of the Company.  This does not include specimen signatures of any partner or solicitor of a law firm to the extent any of those persons are appointed as attorneys.

Authorised Officers

Signature of Authorised Officer	Signature of Authorised Officer
Name:	Name:
Title:	Title:

Attorneys

Signature of Attorney	Signature of Attorney
Name:	Name:
Title:	Title:

Interpretation

The “Interpretation” clause of the Facilities Agreement applies to this certificate as if it was fully set out in this certificate.

Signature

[Insert name of director/secretary

Schedule 3 - Drawdown Notice (clause 3)

To:	[Name and address of Agent]

Attention:	[Insert]

[Date]

Drawdown Notice - Comet Ridge Project Facilities Agreement between Tipperary Oil & Gas Australia Pty Limited, [Security Trustee], [Agent] and others dated [                  ] (“Project Facilities Agreement”)

Under clause 3.2 (“Requesting a drawdown”) of the Project Facilities Agreement, the Company gives notice as follows.(1)

Drawdown under Recourse Facility(2)

The Company wants to borrow under the Recourse Facility(2).

•                                           The requested Drawdown Date is [             ](3).

•                                           The amount of the proposed drawdown is A$[          ](4).

•                                           The requested first Interest Period is [             ](5).

•                                           The proposed drawdown is to be paid to:

Account number:	[ ]
Account name:	[ ]
Bank:	[ ]
Branch:	[ ]
BSB:	[ ]

Drawdown under Limited Recourse Facility

The Company wants to borrow under the Limited Recourse Facility(2).

•                                           The requested Drawdown Date is [             ](3).

•                                           The amount of the proposed drawdown is A$[          ](4).

•                                           The requested first Interest Period is [             ](5).

•                                           The proposed drawdown is to be paid to:

Account number:	[ ]
Account name:	[ ]
Bank:	[ ]
Branch:	[ ]
BSB:	[ ]

All Facilities

The Company represents and warrants that the representations and warranties in the Project Facilities Agreement are correct and not misleading on the date of this notice and that each will be correct and not misleading on the Drawdown Date.

The “Interpretation” clause of the Project Facilities Agreement applies to this notice as if it was fully set out in this notice.

[Name of person] being
an Authorised Officer of
Tipperary Oil & Gas Australia Pty Limited

Instructions for completion

(1)              All items must be completed for the relevant Facility.  Delete sections relating to any Facility which is not relevant to the requested drawdown.

(2)              Here clearly identify the relevant Facility.

(3)              Must be a Business Day within the availability period.

(4)              Must be A$1,000,000 or a whole multiple of A$1,000,000.

(5)              Must be an Interest Period set out in the Details.

Schedule 4 - Interest Period Selection Notice (clause 5)

To:	[Name and address of Agent]

Attention:	[Insert]

[Date]

Interest Period Selection Notice - Comet Ridge Project Facilities Agreement between Tipperary Oil & Gas Australia Pty Limited, [Security Trustee], [Agent] and others dated [                  ] (“Project Facilities Agreement”)

Under clause 5.2 (“Notification of Interest Period”) of the Project Facilities Agreement, the Company gives notice as follows.(1)

The Company wants to notify an Interest Period as follows:

•                                           The Drawing is A$[          ] under the [             ](2) Facility.

•                                           The last day of the current Interest Period of that Drawing is [             ].

•                                           The requested Interest Period is [             ](3).

The Company represents and warrants that the representations and warranties in the Project Facilities Agreement are correct and not misleading on the date of this notice and that each will be correct and not misleading on the Drawdown Date.

The “Interpretation” clause of the Project Facilities Agreement applies to this notice as if it was fully set out in this notice.

[Name of person] being
an Authorised Officer of
Tipperary Oil & Gas Australia Pty Limited

Instructions for completion

(1)              All items must be completed.

(2)              Here clearly identify the relevant Facility.

(3)              Must be an Interest Period set out in the Details.

Schedule 5 - Switch Notice

To:	[Name and address of Agent]

Attention:	[Insert]

[Date]

Switch Notice - Comet Ridge Project Facilities Agreement between Tipperary Oil & Gas Australia Pty Limited, [Security Trustee], [Agent] and others dated [                  ] (“Project Facilities Agreement”)

Under clause 4.2 (“Requesting a Switch”) of the Project Facilities Agreement, the Company gives notice as follows.(1)

Switch from Recourse Facility

The Company wants to Switch from the Recourse Facility to the Limited Recourse Facility.

•                                           The requested date for the Switch to be effective is [             ](2).

•                                           The amount of the Drawing to be Switched is A$[          ].

Switch from Limited Recourse Facility

The Company wants to Switch from the Limited Recourse Facility to the Recourse Facility.

•                                           The requested date for the Switch to be effective is [          ](2).

•                                           The amount of the Drawing to be Switched is A$[             ].

All Facilities

The Company [and the Recourse Guarantor] (3) represent[s] and warrant[s] that the representations and warranties in the Project Facilities Agreement are correct and not misleading on the date of this notice and that each will be correct and not misleading on the date the Switch takes effect.

The “Interpretation” clause of the Project Facilities Agreement applies to this notice as if it was fully set out in this notice.

[Name of person] being
an Authorised Officer of
Tipperary Oil & Gas Australia Pty Limited

[
[Name of person] being
an Authorised Officer of
Slough Estates plc] (3)

Instructions for completion

(1)              All items must be completed for the relevant Facility.  Delete sections which are not relevant to the requested Switch.

(2)              Must be a Business Day that is an Interest Payment Date of the relevant Drawing prior to the Maturity Date of the Recourse Facility.

(3)              A Switch from the Limited Recourse Facility to the Recourse Facility requires signing on behalf of Slough Estates plc.

Schedule 6 - Switch Certificate

To:	[Name and Address of Company]
Attention:

To:	[Name and Address of Parent Company]
Attention:

To:	[Name and Address of each Financier]
Attention:

Date	[Insert date]

Switch Certificate

We refer to the Switch Notice dated [       ] requesting a Switch of $[         ] from the [insert name of relevant Facility] to the [insert name of relevant Facility] in accordance with clause 4 of the Comet Ridge Project Facilities Agreement dated [            ] (“Facility Agreement”).

We confirm that:

(a)                                   the conditions precedent for the Switch have been met; and

(b)                                  the Switch will become effective as at [insert date] (“Effective Date”); and

(c)                                   the revised Commitments and Drawn Commitments for each Financier for each Facility and total Drawings under each Facility are set out in the following table:

	Limited Recourse Facility	Recourse Facility

Commitments	[ ]	[ ]
	[ ]	[ ]
	[ ]	[ ]

Drawn Commitments	[ ]	[ ]
	[ ]	[ ]
	[ ]	[ ]

Total Drawings	[ ]	[ ]

Expressions defined in the Facility Agreement have the same meaning in this Switch Certificate.

For and on behalf of

[insert name of Agent]
as Agent for the Financiers

Schedule 7 - Insurance required (clause 19)

Policy 1 - Employer’s Liability Insurance

Cover:

Employer’s liability for the Company and Operator

Minimum Insured Amount:

A$750,000 (or its equivalent) any one occurrence (or such other amount as the Agent may from time to time reasonably require)

Maximum Deductible:

A$30,000 (or its equivalent) per occurrence

Policy 2 - General Liability Insurance

Cover:

The Obligor’s legal liability for personal injury (including bodily injury and death) and property damage, including coverage for products-completed operations, blanket contractual, broad form property damage, personal injury insurance, and sudden and accidental pollution liability.

Minimum Insured Amount:

A$1,500,000 (or its equivalent) per occurrence for combined bodily injury and property damage provided that policy aggregates (other than aggregates applying to products, completed operations, underground resources or pollution liability), if any, shall apply separately to claims occurring with respect to the Project.

Additional Terms:

Without limiting clause 19, the insurance:

(i)                                    must include a severability of interests and cross liability clause;

(ii)                                   must provide that the insurance is primary and not excess to or contributing with any insurance or self-insurance maintained by any Finance Party.

Maximum Deductible

A$30,000 (or its equivalent) per occurrence

Policy 3 - Automobile Liability Insurance

Cover:

The Obligor’s legal liability for personal injury (including bodily injury and death) and property damage covering all owned, leased and hired motor vehicles, including during loading and unloading.

Minimum Insured Amount:

A$1,500,000 (or its equivalent) per occurrence (or such other amount as the Agent may from time to time reasonably require).

Maximum Deductible:

A$30,000 (or its equivalent) per occurrence

Policy 4 - Excess Insurance

Cover:

The Obligor’s legal liability on an occurrence basis (with coverage at least as broad as the coverage under all primary policies) covering claims in excess of the underlying insurance described in Policies 1, 2 and 3.

Minimum Insured Amount:

A$27,000,000 (or its equivalent) per occurrence (or such other amount as the Agent may from time to time reasonably require), provided that aggregate limits of liability (other than aggregates applying to produces, completed operations, underground resources or pollution liability), if any, shall apply separately to claims occurring with respect to the Project.

The amounts of insurance required under Policies 1, 2, 3 and 4 may be satisfied by the Company purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements.

Policy 5 - Aircraft Liability Insurance

Cover:

The Obligor’s legal liability arising out of the use by the Company of an aircraft (fixed wing or helicopter) that is owned, operated or chartered by the Company.

Minimum Insured Amount:

A combined single limit not less than A$20,000,000 (or its equivalent) per occurrence (or such other amount as the Agent may from time to time reasonably require).

Additional Terms:

Without limiting clause 19, the insurance must:

(i)                                      name the Security Trustee for and on behalf of the Security Beneficiaries as additional insureds;

(ii)                                   include an insurer’s waiver of subrogation in favour of the additional insureds;

(iii)                                state that it is primary insurance as regards the additional insureds; and

(iv)                               contain a cross-liability or severability of interest clause.

In the event the aircraft hull is insured such insurance shall provide for an insurer’s waiver of subrogation rights in favour of the Company.

In the event the Company charters aircraft, the insurance and evidence of insurance may be furnished by the owner of the aircraft.

Policy 6 - Property Damage Insurance

Cover:

Physical loss, damage or destruction on an “all risks” basis, including coverage against damage or loss caused by earth movement (including earthquake, landslide, subsidence and volcanic eruption), fire, flood, storm, rain, water, lightning, theft, computer breakdown, boiler and machinery accidents, strike, riot and civil commotion sabotage.

(ii)                                   Property Insured:  The property damage insurance shall provide coverage for the buildings, structures, machinery, equipment, facilities, fixtures, supplies and other insurable Project Assets including property in the course of construction.

(iii)                                Additional Coverages:  The property damage shall insure:

•                                           insured property prior to its being moved to or from the Project Area and while located away from the Project Area, including ocean marine and air transit coverage (if applicable) with limits sufficient to insure the full replacement value of the property or equipment; and

•                                           removal of debris and professional fees; and

•                                           expediting expenses (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the business interruption even if such expense does not reduce the business interruption loss) in an amount not less than A$2,700,000.

Additional Terms:

Without limiting clause 19, the insurance:

(i)                                    must include a 72 hour clause for flood, windstorm and earthquakes;

(ii)                                   must include an other insurance clause making this insurance primary over any other insurance;

(iii)                                must not include any annual or term aggregate limits of liability except for the perils of flood, earth movement, sabotage and terrorism;

(iv)                               must have any aggregate limits of liability apply separately with respect to the Project;

(v)                                  must not include a provision requiring the payment of an additional premium to reinstate the limits after loss except for the perils of flood, earth movement, sabotage and terrorism;

(vi)                               must include a provision requiring the insurer to make final payment of any claim within 30 days after submission to it of proof of loss and its acceptance by the insurer

(vii)                            must include an acknowledgment by the insurer that the policy has been assigned to the Security Trustee.

Minimum Insured Amount:

The insurance must:

(i)                                      value losses at their repair or replacement cost, without deduction for physical depreciation or obsolescence, including custom duties, taxes and fees;

(ii)                                   insure for an amount not less than the “Full Insurable Value” (for the purposes of this schedule 7, “Full Insurable Value” shall mean the full replacement value of the Project’s insurable Project Assets, including any improvements, equipment, spare parts and supplies, without deduction for physical depreciation and/or obsolescence); and

(iii)                                insure earth movement and flood coverage with a sub-limit not less than 50% of the Full Insurable Value plus 50% of the business income amount required by Policy 7.

Maximum Deductible:

A$50,000 (or its equivalent) per occurrence.

Prohibited Exclusions:

Without limiting clause 19, the insurance must not contain any:

(i)                                      coinsurance provisions;

(ii)                                   exclusion for loss or damage resulting from freezing or mechanical breakdown,

(iii)                                exclusion for loss or damage covered under any guarantee or warranty arising out of an insured peril; or

(iv)                               exclusion for resultant damage caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling cracking, expansion or contraction, faulty workmanship, design or materials.

Policy 7 - Business Interruption Insurance

Cover:

Financial loss to the Obligors, including the Company in its capacity as Operator, as a result of interruption or delay to their business caused by any damage or loss required to be covered by Policy 6 and including provision of loss consequent upon:

(i)                                      prevention of access, loss or damage to [suppliers, customers] and the Project Area and any other contributing property;

(ii)                                   contamination and disease; and

(iii)                                closure by any Governmental Agency.

Minimum Insured Amount:

100% of continuing normal operating expenses including payroll of the Project, and all payments due under the Finance Documents, for a period of 12 months.

Additional Terms:

Without limiting clause 19, the insurance:

(i)                                      must not include any annual or term aggregate limits of liability except for the perils of flood, earth movement, sabotage and terrorism;

(ii)                                   must have any aggregate limits of liability apply separately with respect to the Project;

(iii)                                must not include a provision requiring the payment of an additional premium to reinstate the limits after loss except for the perils of flood, earth movement, sabotage and terrorism;

(iv)                               must include a provision requiring the insurer to make final payment of any claim within 30 days after submission to it of proof of loss and its acceptance by the insurer

(v)                                  must include an acknowledgment by the insurer that the policy has been assigned to the Security Trustee.

Maximum Deductible:

15 days per occurrence.

Policy 8 - Operators Extra Expense Insurance

Cover:

The extra expenses of the Operator, including coverage for:

(i)                                    control of wells;

(ii)                                 re-drill/extra expense;

(iii)                              pollution clean up;

(iv)                             care, custody and control;

(v)                                underground control of wells;

(vi)                             debris removal;

(vii)                          deliberate well firing;

(viii)                         unintentional errors and omission reporting and the turnkey credit endorsement.

Minimum Insured Amount:

A$750,000 (or its equivalent) per occurrence (or such other amount as the Agent may from time to time reasonably require) with respect to care, custody and control coverage

A$3,000,000 (or its equivalent) per occurrence (or such other amount as the Agent may from time to time reasonably require) for all other coverage.

Additional Terms:

Without limiting clause 19, the insurance:

(i)                                      must not include any annual or term aggregate limits of liability except for the perils of flood, earth movement, sabotage and terrorism;

(ii)                                   must have any aggregate limits of liability apply separately with respect to the Project;

(iii)                                must not include a provision requiring the payment of an additional premium to reinstate the limits after loss except for the perils of flood, earth movement, sabotage and terrorism;

(iv)                               must include a provision requiring the insurer to make final payment of any claim within 30 days after submission to it of proof of loss and its acceptance by the insurer

(v)                                  must include an acknowledgment by the insurer that the policy has been assigned to the Security Trustee.

Maximum Deductible:

A$200,000 (or its equivalent) per occurrence.

Schedule 8 - Form of Substitution Agreement (clause 34)

Substitution Agreement

Details

Interpretation - Definitions are at the end of this agreement.

Parties

Company, Financiers, Security Provider, LR Guarantor, Recourse Guarantor, Security Trustee, Agent, Technical Bank, Working Capital Provider, Hedge Providers, Retiring Financier and Substitute Financier, as described below or in the Project Facilities Agreement described above.

Company	Name: Tipperary Oil & Gas Australia Pty Limited ABN: 46 077 536 871

Retiring Financier	Name: ABN/ACN/ARBN:

Substitute Financier	Name: ABN/ACN/ARBN: Fax: Telephone:	Address: Attention:

Security Trustee	Name: ABN/ACN/ARBN:

Agent	Name: ABN/ACN/ARBN:

Project Facilities Agreement	Comet Ridge Project Facilities Agreement between the Company, Security Trustee, Agent and others dated [ ].

Substituted Commitment	Facility name	Retiring Financier’s Commitment	Retiring Financier’s Drawn Commitment	Substitute Financier’s Substitution Commitment(1)	Substitute Financier’s Substitution Amount

	Recourse Facility	$	$	$	$

	Limited Recourse Facility	$	$	$	$

Substitution Date(2)

Governing law

Date of Substitution Agreement	See Signing page

Instructions for completion

(1)              Must not be less than $5,000,000 unless all of the Retiring Financier’s Commitment is being substituted, or unless the Agent agrees otherwise.  [The same Proportion must be maintained for all Facilities]

(2)              If the Facility has been drawn, this must be an Interest Payment Date unless the Agent otherwise agrees.

General terms

Interpretation - Definitions are at the end of this agreement.

1                                          Substitution

1.1                                Payments to be made

The Substitute Financier agrees to pay to the Agent (for the account of the Company) the total of the Substitution Amount for the Recourse Facility and the Limited Recourse Facility.  The Company agrees to pay to the Agent (for the account of the Retiring Financier) the same amount.

These payments are to be made on the Substitution Date.

1.2                                Direction to pay

The Company and the Agent irrevocably direct the Substitute Financier to pay the amount referred to in clause 1.1 (“Payments to be made”) directly to the Retiring Financier.  All parties acknowledge that this satisfies the Company’s and Agent’s respective obligations under clause 1.1 (“Payments to be made”).

1.3                                Substitution effected

A substitution in respect of the Recourse Facility and the Limited Recourse Facility takes effect when the Substitute Financier pays the Retiring Financier the Substitution Amount for each Facility.

By paying the Retiring Financier, the Substitute Financier is taken to have advanced the Substitution Amount for each Facility to the Company on the terms of the Project Facilities Agreement.

2                                          Rights and obligations of parties

2.1                                Novation

With effect on and from the time the substitution takes effect:

(a)                                   no party to the Finance Documents has any further obligation to the Retiring Financier in relation to each Substituted Commitment;

(b)                                  the Retiring Financier has no further obligations to any other party to the Finance Documents in relation to each Substituted Commitment;

(c)                                   the Substitute Financier has rights which are identical to the rights which the Retiring Financier had in respect of each Substituted Commitment; and

(d)                                  the Substitute Financier assumes obligations towards each of the parties to the Finance Documents which are identical to the obligations which the Retiring Financier had in respect of each Substituted Commitment; and

(e)                                   the Substitute Financier is taken to be a party to the Project Facilities Agreement and is bound by its terms; and

(f)                                     a reference in the Project Facilities Agreement to “Financier” includes a reference to the Substitute Financier; and

(g)                                  the Substitute Financier is taken to have a Commitment for each Facility equal to its Substitution Commitment for that Facility; and

(h)                                  the Substitute Financier is taken to have had, at the time the substitution takes effect, a Drawn Commitment for each Facility equal to its Substitution Amount for that Facility; and

<Choice:  Use paragraphs (i) and (j) if only part of the obligations of the Retiring Financier are to be substituted.  If these are not used, end (h) with a full stop not “; and”>

(i)                                      the Retiring Financier is taken to have a Commitment for each Facility equal to its Residual Commitment for that Facility; and

(j)                                      the Retiring Financier is taken to have had, at the time the substitution takes effect, a Drawn Commitment for each Facility equal to its Residual Drawn Commitment for that Facility. <End choice>

In paragraphs (c) and (d) a reference to “identical” rights or obligations is a reference to rights or obligations substantially identical in character to those rights or obligations rather than identical as to the person entitled to them or obliged to perform them.

2.2                                Other rights and obligations not affected

Despite anything contained in this agreement, the Agent, the Retiring Financier and all other parties to the Project Facilities Agreement remain entitled to their rights and bound by their obligations in respect of each Substituted Commitment which have accrued up to and including when the substitution takes effect.  This includes accrued interest and amounts in the nature of interest and fees due in respect of each Substituted Commitment up to that time.  The expression “Financier” in the Finance Documents includes a Retiring Financier who remains entitled to any amount under this clause 2.2.

3                                          Acknowledgments

The Substitute Financier acknowledges that it has received a copy of the Finance Documents together with the other information which it has required in connection with this agreement.

4                                          Representations and warranties

Each Project Party repeats each representation and warranty in the Finance Documents on the date of this agreement and on the Substitution Date.

5                                          Payments

From when a substitution takes effect, the Agent agrees to make all payments due under the Finance Documents in connection with each Substituted Commitment to the Substitute Financier without having any further responsibility to the Retiring Financier in respect of it.

The Retiring Financier and the Substitute Financier agree to make between themselves the payments and adjustments which they agree with respect to accrued interest and amounts in the nature of interest, fees, Costs and other amounts attributable to each Substituted Commitment which accrue before the substitution.

6                                          Notices

The address particulars of the Substitute Financier for the purpose of the “Details” section of the Project Facilities Agreement are set out in the Details.

7                                          General

The “Interpretation” clause of the Project Facilities Agreement applies to this agreement as if it was fully set out in this agreement.

8                                          Definitions

These meanings apply unless the contrary intention appears:

Details means the section of this agreement headed “Details”.

Facility means a facility referred to in the “Substituted Commitment” item of the Details.

Project Facilities Agreement means the agreement so described in the Details.

Residual Commitment for a Facility means the Retiring Financier’s Commitment immediately before the substitution takes effect, less the Substitution Commitment for that Facility.

Residual Drawn Commitment for a Facility means the Retiring Financier’s Drawn Commitment immediately before the substitution takes effect, less the Substitution Amount for that Facility.

Retiring Financier means the person so described in the Details.

Substituted Commitment for a Facility means that part of the Retiring Financier’s Commitment and Drawn Commitment for that Facility equal to the Substitution Commitment and Substitution Amount for that Facility.

Substitution Amount for a Facility and a Substitute Financier means the amount so described in the Details under “Substituted Commitment”.

Substitution Commitment for a Facility and a Substitute Financier means the amount so described in the Details under “Substituted Commitment”.

Substitution Date is set out in the Details.

Substitute Financier means the person so described in the Details.

EXECUTED as an agreement

Signed by the Agent on behalf of all parties to this agreement other than the Substitute Financier and the Retiring Financier.

[Insert execution clauses for Agent, Retiring Financier and Substitute Financier]

Schedule 9 - Deeds of Assignment (clause 39)

1                                           Assignment, Bill of Sale and Conveyance and dated 1 July 1996 between TOGC and Clovelly Oil Co., Inc.

2                                           Assignment, Bill of Sale and Conveyance and dated 1 January 1997 between TOGC and Nationsbank of Texas, NA, trustee for trusts #1190 and #1191.

3                                           Assignment, Bill of Sale and Conveyance and dated 1 January 1997 between TOGC and Nationsbank of Texas, NA, trustee for trusts #1362, #1363 and #1364.

4                                           Assignment, Bill of Sale and Conveyance and dated 1 January 1997 between TOGC and Amerind Oil Company.

5                                           Agreement and Assignment, Conveyance and Bill of Sale dated 1 October 1997 between TOGC and the Company.

6                                           Assignment, Bill of Sale and Conveyance and dated 1 January 2000 between Tipperary and Ray W. Williams.

7                                           Assignment, Bill of Sale and Conveyance and dated 1 January 2000 between Tipperary and William I. Isaac.

8                                           Assignment, Bill of Sale and Conveyance and dated 1 January 2000 between Tipperary and William D. Kennedy.

9                                           Agreement and Assignment, Conveyance and Bill of Sale dated 1 January 2000 between TOGC and Tipperary.

10                                     Agreement and Assignment, Conveyance and Bill of Sale dated 1 January 2000 between TOGC and the Company.

11                                     Assignment, Bill of Sale and Conveyance and dated 1 June 2000 between Tipperary and Elisa A. Stoner.

12                                     Agreement and Assignment, Conveyance and Bill of Sale dated 1 June 2000 between TOGC and Tipperary.

13                                     Agreement and Assignment, Conveyance and Bill of Sale dated 1 June 2000 between TOGC and the Company.

14                                     Assignment, Bill of Sale and Conveyance and dated 1 March 2001 between TOGC and Deane H. Stoltz.

15                                     Assignment, Bill of Sale and Conveyance and dated 1 March 2001 between the Company and Alexander Kaspar.

16                                     Agreement and Assignment, Conveyance and Bill of Sale dated 1 March 2001 between TOGC and the Company.

17                                     Assignment, Bill of Sale and Conveyance and dated 1 January 2002 between Tipperary and The Byron L. Keil and Mary Ann Keil Revocable Trust.

18                                     Assignment, Bill of Sale and Conveyance and dated 1 January 2002 between Tipperary and The Kristinell Keil Young 1992 Irrevocable Trust.

19                                     Assignment, Bill of Sale and Conveyance and dated 1 January 2002 between Tipperary and The Byron L. Keil, II 1992 Irrevocable Trust.

20                                     Assignment, Bill of Sale and Conveyance and dated 1 January 2002 between Tipperary and The Karen Keil Senter 1992 Irrevocable Trust.

21                                     Assignment, Bill of Sale and Conveyance and dated 1 April 2002 between TOGC and Delta Petroleum Corporation.

22                                     Tipperary CSG Assignment.

Schedule 10 - GSA Completion conditions

1                                          Completion of physical facilities

The physical facilities required for commencement and continuation of commercial production of gas and delivery of it under the applicable Accepted Gas Sale Agreement have been installed, completed and commissioned in accordance with the Agreed Development Plan.

2                                          Capacity to produce

Over a continuous period of not less than 90 days (or such lesser number of days as is determined by the Agent) (“Test Period”), all elements of the Project’s facilities (including the pipeline facilities for transmission of gas from the Project to the delivery point under that Accepted Gas Sale Agreement) simultaneously demonstrate, by physical delivery of Fairview gas, the capacity in aggregate to produce and deliver gas in compliance with that Accepted Gas Sale Agreement in addition to the requirements of all then co-existing Gas Sales Agreements (after taking into account, to the extent determined by the Agent, any Other Factors).

During the Test Period, no 10 wells may contribute more than 2,000% of the Average Project Well Production.

A test protocol will be agreed between the Company and the Agent (having consulted with the Technical Bank and the Independent Technical Expert), acting reasonably, prior to the Test Period being commenced.

The determination of Average Project Well Production for the field will be as set out in that test protocol.  The Agent may (having consulted with the Technical Bank and the Independent Technical Expert) exclude early pumping wells from the calculation of the Average Project Well Production.

3                                          Export Quality Gas - MDQ

During the Test Period referred to in clause 2 (“Capacity to produce”) of this schedule, the Company demonstrates that, in aggregate, export quality gas can be produced at a rate not less than the cumulative maximum daily quantity (“MDQ”) required by all then co-existing Gas Sale Agreements (after taking into account, to the extent determined by the Agent, any Other Factors) for a continuous period of 72 hours.  (For the purposes of this element of the test, there is no restriction on the contributions from any single well.)

The Company must use its best endeavours to conduct this MDQ test in a single 72 hour period.  However:

(a)                                   if the Company is unable to arrange the required simultaneous maximum nominations from all Gas Sale Agreements; and

(b)                                  there are no alternative opportunities for sale of the gas,

the Financiers will accept the opinion of the independent technical consultant that a combination of not more than two separate test periods is an equivalent demonstration of the Project’s ability to meet this test requirement.  These periods must include the collection of sufficient data to permit the consultant to opine fully.  During these two 72 hour periods, the wells supplying the gas must be located in geographically well separated (in terms of their possible draw zones) areas of the field.

4                                          Environmental performance

Environmental performance tests satisfactory to the Agent have been passed in relation to the water collection, treatment and disposal capacity of the Project and other associated environmental performance issues of the Project (including flaring).

5                                          Authorisations

All necessary Authorisations to enable the delivery of gas under the applicable Accepted Gas Sale Agreement are in place.

6                                          Information provided to Agent

The Agent has received:

(a)                                   a report from the Independent Reserves Engineer acceptable to the Agent confirming that:

(i)                                      there are sufficient Allowable Reserves for sales of gas through to 31 December 2014 (or such later date as may from time to time be necessary to ensure that the Project Life Ratio is not less than its applicable Lock Up Ratio) under the applicable Accepted Gas Sale Agreement and all then existing Gas Sale Agreements;

(ii)                                   the Agreed Development Plan will provide sufficient deliverability to meet the requirements of all then existing Gas Sale Agreements; and

(iii)                                for the purpose of determining the ability of the Project to deliver gas, no 10 wells contributed more than 2,000% of the Average Project Well Production; and

(b)                                  a satisfactory report by the independent technical expert.

7                                          Delayed Start Contracts

Where an Acceptable Gas Contract requires that deliveries commence after the Maturity Date of the Recourse Facility (“Delayed Start Contract”), the Agent may treat the test set out in clause 2 (“Capacity to produce”) of this schedule as being satisfied for that Delayed Start Contract if, during the year before the Maturity Date of the Recourse Facility:

(a)                                   the Company has demonstrated during the Test Period delivery of the aggregate ACQ quantity of gas for all projected co-existing Gas Sales Agreements at the time of the start of the Delayed Start Contract (after taking into account, to the extent determined by the Agent, any Other Factors).

The test protocol will be agreed between the Company, the Technical Bank, the Independent Technical Expert and the Facility Agent, acting reasonably, prior to that test being commenced; and

(b)                                  the Company has demonstrated to the satisfaction of the Agent that production will be sustained at the ACQ level (based on all then co-existing Gas Sales Contracts and, to the extent determined by the Agent, other offtake arrangements and supported by the Project production forecasts as set out in the Agreed Development Plan) from the date of the demonstration to the date of the start of that Gas Sale Agreement;

OR

(c)                                   in the event the Company is unable, having used its best endeavours, to arrange sufficient nominations to achieve paragraph (a) above and the Delayed Start Contract in question requires that deliveries commence during the first year after the Maturity Date of the Recourse Facility:

(i)                                      the Company has, by two separate Test Periods in series, demonstrated the Project’s ability to satisfy paragraph (a) in aggregate, having taken account of the Other Factors.  During each such period, the wells supplying the gas must be so geographically located that they do not draw from the same draw zones, utilise different processing and compression, and field transport systems.

The test protocol will be agreed between the Company and the Agent (having consulted the Technical Bank and the Independent Technical Expert), acting reasonably, prior to that test being commenced;

(ii)                                   the Company has collected and provided sufficient information, and enabled appropriate onsite inspection during the Test Periods of paragraph (c)(i) above, to enable the Independent Technical Expert to issue a satisfactory report;

(iii)                                the Independent Technical Expert provides a report that indicates that the aggregate production demonstrated during the two Test Periods will enable the Project to deliver the ACQ quantity for a period of 90 days and that there are no technical risks, and that report is satisfactory to the Agent; and

(iv)                               either:

(A)                                the Company has demonstrated to the satisfaction of the Agent that production will be sustained at the ACQ level (based on all then co-existing Gas Sales Contracts and, to the extent determined by the Agent, other offtake arrangements and supported by the Project production forecasts as set out in the Agreed Development Plan) from the date of the demonstration to the date of the start of that Delayed Start Contract; or

(B)                                  the Company proposes a forward program that, to the reasonable satisfaction of the Financiers (having taken advice from the Independent Reserves Engineer), demonstrates the Project’s future ability to meet the requirements of the Delayed Start Contract and all then co-existing Gas Sales Agreements, having regard to:

(aa)                             good gas-field practice, and

(ab)                            the likelihood of it causing a detrimental deterioration in the Project’s future ability to deliver gas (other than through a diminution of Proved Reserves).

During the Test Period or Test Periods, no 10 wells may contribute more than 2,000% of the Average Project Well Production, determined under the test protocol agreed between the Company and the Agent (having consulted the Technical Bank and the Independent Technical Expert), acting reasonably, prior to that test being commenced.

8                                          Definitions

In this schedule 4, the terms:

Other Factors means interruptible contracts, alternative supply arrangements, early terminations and incremental increases in quantity; and

Average Project Well Production is the average production of the wells in the Project producing gas for sale for delivery into the gathering system, as determined by the Independent Technical Expert.

Schedule 11 - Hedging Policies

1                                          General provisions

1.1                                Counterparties

The Company agrees that to the extent this hedging policy requires or permits hedging, the Company will enter into Transactions to satisfy those requirements only with entities that are Hedge Providers at the relevant trade date and only under Hedge Agreements substantially in the form of those entered into on or about the date of this agreement by the Company or in any other form approved by the Agent.

1.2                                Capacity and speculation

The Company agrees to enter into each Transaction as principal and for its ordinary business activities, and that it will not speculate.

1.3                                Maximum hedging limits

The Company agrees to ensure that, subject to the provisions of this hedging policy, if the maximum hedging limits set out in this hedging policy are exceeded, it will cause Transactions to be entered into or closed out within 10 Business Days so that the maximum hedging limits are no longer exceeded.

2                                          FX Hedging Policy

2.1                                Post-First Recalculation Date hedging

The Company agrees to enter into FX Transactions to ensure that a minimum level of coverage of 90% of Projected US$ Costs is met, and a maximum level of coverage of 100% of Projected US$ Costs is not exceeded, at all times in respect of each Calculation Period in each of the first three years from the First Recalculation Date and on a rolling three year basis semi annually thereafter.

For the purposes of this paragraph, Projected US$ Costs is the aggregate of forecast United States Dollar denominated Project Costs and Operating Costs as projected in the then current Base Case Financial Model for the relevant Calculation Period.

2.2                                Implementation

The Company agrees to ensure that FX Transactions are entered into with any one or more of the Hedge Providers.

3                                          Interest Hedging Policy

3.1                                Post-First Recalculation Date hedging

The Company agrees to enter into Interest Transactions to ensure that the minimum levels of coverage of 75%, and a maximum level of coverage of 100% is not exceeded, for interest to be paid by the Company on the Limited Recourse Facility, as projected from time to time in the most recent Base Case Financial Model, for the year period from the First Recalculation Date to the Maturity Date of the Limited Recourse Facility.

3.2                                Implementation

The Company agrees to ensure that Interest Transactions in respect of the minimum required coverage levels are entered into with the Hedge Providers on a pro rata basis.

Signing page

DATED:                9 June 2004

Company

EXECUTED by TIPPERARY OIL & GAS (AUSTRALIA) PTY LIMITED in accordance with section 127(1) of the Corporations Act by authority of its directors:	) ) ) ) )
)
/s/ DAVID L. BRADSHAW	)	/s/ RICHARD A. BARBER
Signature of director	) )	Signature of director

DAVID BRADSHAW	)	RICHARD BARBER
Name of director (block letters)	) )	Name of director (block letters)

LR Guarantors

SIGNED by DAVID BRADSHAW	)
)
as attorney for TIPPERARY CORPORATION under power of attorney dated 1 June 2004 in the presence of:	) ) ) ) )
)
/s/ D PADMORE	)	/s/ DAVID L. BRADSHAW
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
DEANNE ELIZABETH PADMORE	)	received no notice of revocation
Name of witness (block letters)		of the power of attorney

EXECUTED by TIPPERARY PASTORAL COMPANY PTY LTD in accordance with section 127(1) of the Corporations Act by authority of its directors:	) ) ) ) ) )
/s/ NEAL AMBROSE	)	/s/ RICHARD A. BARBER
Signature of director	) )	Signature of director

)
NEAL AMBROSE	)	RICHARD BARBER
Name of director (block letters)	) )	Name of director (block letters)

SIGNED by DAVID BRADSHAW as attorney for TIPPERARY CSG INC. under power of attorney dated 1 June 2004 in the presence of:	) ) ) ) ) )
)
/s/ D PADMORE	)	/s/ DAVID L. BRADSHAW
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
DEANNE ELIZABETH PADMORE	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney

Recourse Guarantor

SIGNED by SLOUGH ESTATES PLC acting by two directors:	) ) )

)
/s/ RICHARD KINGSTON	)
Signature of director	)	/s/ JOHN HEAWOOD
RICHARD DAVID KINGSTON	) )	Signature of director
Name of director (block letters))
)
	)	JOHN ANTHONY NICHOLAS HEAWOOD
	) )	Name of director (block letters)

Security Providers

SIGNED by DAVID BRADSHAW as attorney for TIPPERARY OIL & GAS CORPORATION under power of attorney dated 1 June 2004	) ) ) ) )
)
in the presence of:	)
)
/s/ D. PADMORE	)	/s/ DAVID L. BRADSHAW
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
DEANNE ELIZABETH PADMORE	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney

SIGNED by SLOUGH ESTATES USA INC. by Marshall D. Lees, President and attested by Randall Rohner	) ) ) )
)
/s/ R W ROHNER	)
Randall Rohner	)	/s/ MARSHALL LEES
	)	Signature of Marshall D Lees
)

Agent

SIGNED by LEE SUTTON as attorney for AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED under power of attorney dated 13 September 1999 (Head power 9 October 1992) in the presence of:	) ) ) ) ) ) ) )
)
/s/ D. MACFARLANE	)	/s/ LEE SUTTON
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
DUNCAN MACFARLANE	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney

Security Trustee

SIGNED by LEE SUTTON as attorney for ANZ FIDUCIARY SERVICES PTY LIMITED under power of attorney dated in the presence of:	) ) ) ) ) ) )
)
/s/ D. MACFARLANE	)	/s/ LEE SUTTON
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
DUNCAN MACFARLANE	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney

Financiers

SIGNED by LEE SUTTON as attorney for AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED under power of attorney dated 13 September 1999 (Head power 9 October 1992) in the presence of:	) ) ) ) ) ) )
)
/s/ D MACFARLANE	)	/s/ LEE SUTTON
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
DUNCAN MACFARLANE	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney

SIGNED by MICHAEL THORPE as attorney for BOS INTERNATIONAL (AUSTRALIA) LIMITED under power of attorney dated 31 MAY 2004 in the presence of:	) ) ) ) ) ) )
)
/s/ D MACFARLANE	)	/s/ MICHAEL THORPE
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
DUNCAN MACFARLANE	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney

Working Capital Provider

SIGNED by LEE SUTTON as attorney for AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED under power of attorney dated 13 September 1999 (Head power 9 October 1992) in the presence of:	) ) ) ) ) ) ) )
)
/s/ D. MACFARLANE	)	/s/ LEE SUTTON
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
DUNCAN MACFARLANE	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney

Technical Bank

SIGNED by MICHAEL THORPE as attorney for BOS INTERNATIONAL (AUSTRALIA) LIMITED under power of attorney dated 31 MAY 2004 in the presence of:	) ) ) ) ) ) )
)
/s/ D MACFARLANE	)	/s/ MICHAEL THORPE
Signature of witness	)	By executing this agreement the
	)	attorney states that the attorney has
DUNCAN MACFARLANE	)	received no notice of revocation of
Name of witness (block letters))		the power of attorney